CONFIDENTIAL EXECUTION VERSION ASSET PURCHASE AGREEMENT BY AND AMONG LOUISIANA-PACIFIC CORPORATION, LOUISIANA-PACIFIC CANADA LTD., PACIFIC WOODTECH CORPORATION, and PACIFIC WOODTECH CANADA HOLDINGS LIMITED Dated as of June 21, 2022

TABLE OF CONTENTS

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ARTICLE I DEFINITIONS		1
Section 1.1	AAC.	1
Section 1.2	Aboriginal Claims.	1
Section 1.3	Aboriginal Contract.	1
Section 1.4	Aboriginal Group.	2
Section 1.5	Acquisition.	2
Section 1.6	Action.	2
Section 1.7	Affiliate.	2
Section 1.8	Agreement.	2
Section 1.9	Antitrust Law.	2
Section 1.10	ARC.	2
Section 1.11	Assumed Fiber Liabilities.	2
Section 1.12	Assumed Liabilities.	3
Section 1.13	Assumed Tenures.	3
Section 1.14	Balance Sheet Date.	3
Section 1.15	Baseline Net Working Capital.	3
Section 1.16	Baseline Silviculture Liability.	3
Section 1.17	Business.	3
Section 1.18	Business Contracts.	3
Section 1.19	Business Day.	3
Section 1.20	Business Employee.	3
Section 1.21	Business IT Assets.	4
Section 1.22	Business Products.	4
Section 1.23	Canadian Closing Date Employees.	4
Section 1.24	Canadian Multi-Employer Plan.	4
Section 1.25	Canadian Non-Union Transferred Employees.	4
Section 1.26	Canadian Purchaser.	4
Section 1.27	CFIUS.	4
Section 1.28	CFIUS Approval.	4
Section 1.29	CFIUS Notice.	5
Section 1.30	Claim Notice.	5
Section 1.31	Closing.	5
Section 1.32	Closing Assets.	5
Section 1.33	Closing Date.	5
Section 1.34	Closing Date Allocation Schedule.	5
Section 1.35	Closing Date Effective Time.	5
Section 1.36	Closing Date Employees.	5
Section 1.37	Closing Date Payment.	5
Section 1.38	Code.	5
Section 1.39	Commissioner.	6
Section 1.40	Competition Act.	6
Section 1.41	Competition Act Approval.	6
Section 1.42	Confidential Information.	6

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Section 1.43	Confidentiality Agreement.	6
Section 1.44	Confidential Information Memorandum.	6
Section 1.45	Confidential Management Presentation.	6
Section 1.46	Contract.	6
Section 1.47	Contributor.	7
Section 1.48	control.	7
Section 1.49	Conveyance Documents.	7
Section 1.50	Covered Employee.	7
Section 1.51	COVID Actions	7
Section 1.52	Current Employee.	7
Section 1.53	Data Privacy and Security Laws.	8
Section 1.54	Dispute Notice.	8
Section 1.55	Disputed Items.	8
Section 1.56	DPA.	8
Section 1.57	Employee Records.	8
Section 1.58	Encumbrance.	8
Section 1.59	Environmental Law.	9
Section 1.60	Environmental Losses.	9
Section 1.61	Environmental Permit.	9
Section 1.62	Equipment.	9
Section 1.63	ERISA.	9
Section 1.64	Estimated Purchase Price Statement.	9
Section 1.65	Excluded Assets.	9
Section 1.66	Excluded Claim.	9
Section 1.67	Excluded Liabilities.	9
Section 1.68	Excluded Taxes.	10
Section 1.69	Existing Stock.	10
Section 1.70	Fiber Assets.	10
Section 1.71	Fiber Conveyance Documents.	10
Section 1.72	Fiber Shortfall.	10
Section 1.73	Fiber Shortfall Adjustment Amount.	10
Section 1.74	Fiber Transfer.	10
Section 1.75	Fiber Transfer Date.	11
Section 1.76	Fiber Transfer Date Effective Time.	11
Section 1.77	Final Allocation Schedule.	11
Section 1.78	Final Net Working Capital.	11
Section 1.79	Final Silviculture Liability.	11
Section 1.80	Financial Statements.	11
Section 1.81	Forest Legislation.	11
Section 1.82	Fraud.	11
Section 1.83	FRPA.	11
Section 1.84	GAAP.	12
Section 1.85	Goodwill.	12

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Section 1.86	Governmental Authority.	12
Section 1.87	Governmental Order.	12
Section 1.88	Governmental Research Entity.	12
Section 1.89	GST.	12
Section 1.90	Hazardous Material.	12
Section 1.91	HSR Act.	12
Section 1.92	In-Licensed Intellectual Property.	13
Section 1.93	Indebtedness.	13
Section 1.94	Indemnified Party.	13
Section 1.95	Indemnifying Party.	13
Section 1.96	Independent Accountant.	13
Section 1.97	Initial Allocation Schedule.	14
Section 1.98	Intellectual Property.	14
Section 1.99	Intellectual Property Assignment Agreement.	14
Section 1.100	Intentional Breach.	15
Section 1.101	Interest Rate.	15
Section 1.102	IRS.	15
Section 1.103	Key Customer.	15
Section 1.104	Key Supplier.	15
Section 1.105	Known Liabilities.	15
Section 1.106	Labor Agreement.	15
Section 1.107	Law.	15
Section 1.108	Leased Real Property.	16
Section 1.109	Leave Employees.	16
Section 1.110	Legacy Properties.	16
Section 1.111	Liabilities.	16
Section 1.112	Local Conveyance Documents.	16
Section 1.113	Loss.	16
Section 1.114	LP Canada.	16
Section 1.115	LP Counsel.	16
Section 1.116	Manufacturing Facilities.	17
Section 1.117	Material Adverse Effect.	17
Section 1.118	Material Contracts.	18
Section 1.119	Minister.	18
Section 1.120	Most Cost-Effective Manner.	18
Section 1.121	Net Working Capital.	18
Section 1.122	No Action Letter.	18
Section 1.123	Nominated Security Bonds.	18
Section 1.124	Non-Income Taxes.	18
Section 1.125	Non-Recourse Persons.	19
Section 1.126	Non-Union Business Employees.	19
Section 1.127	Non-Union Transferred Employees.	19
Section 1.128	North Carolina Deed of Trust.	19

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Section 1.129	Open Source Software.	19
Section 1.130	OSB Supply Agreement.	19
Section 1.131	Other Fiber Assets	19
Section 1.132	Owned Real Property.	20
Section 1.133	Parent.	20
Section 1.134	Payment.	20
Section 1.135	PEFC Certificates.	20
Section 1.136	Permits.	20
Section 1.137	Permitted Encumbrances.	20
Section 1.138	Person.	21
Section 1.139	Personal Information.	21
Section 1.140	Plan.	21
Section 1.141	Post-Closing Adjustment.	22
Section 1.142	Post-Closing Allocation Schedule.	22
Section 1.143	Post-Closing Tax Period.	22
Section 1.144	Pre-Closing Tax Period.	22
Section 1.145	Preliminary Net Working Capital.	22
Section 1.146	Preliminary Silviculture Liability.	22
Section 1.147	Privacy Requirements.	22
Section 1.148	Processing.	22
Section 1.149	Protected Communications.	22
Section 1.150	PST.	23
Section 1.151	PTO Balance.	23
Section 1.152	Purchase Price.	23
Section 1.153	Purchaser.	23
Section 1.154	Purchaser 401(k) Plan.	23
Section 1.155	Purchaser Benefit Plan.	23
Section 1.156	Purchaser Environmental Liabilities.	23
Section 1.157	Purchaser Indemnified Party.	24
Section 1.158	Purchasers.	24
Section 1.159	Registered Intellectual Property.	24
Section 1.160	Regulations.	24
Section 1.161	Related Party	24
Section 1.162	Release.	24
Section 1.163	Remedial Action.	24
Section 1.164	Representatives.	25
Section 1.165	Represented Employee.	25
Section 1.166	Restricted Area.	25
Section 1.167	Retained Names and Marks.	25
Section 1.168	RWI Policy.	25
Section 1.169	Sales Taxes.	25
Section 1.170	Sanctions	25
Section 1.171	Sanctioned Person.	25

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Section 1.172	Security Bonds.	25
Section 1.173	Seller.	25
Section 1.174	Seller 401(k) Plan.	25
Section 1.175	Seller Benefit Plan.	26
Section 1.176	Sellers Disclosure Schedule.	26
Section 1.177	Seller Environmental Liabilities.	26
Section 1.178	Seller Indemnified Party.	26
Section 1.179	Seller's Annual Incentive Programs.	26
Section 1.180	Sellers' Knowledge; Knowledge of the Sellers.	27
Section 1.181	Seller Reduction Compensation Payment.	27
Section 1.182	SFI Certificates.	27
Section 1.183	Shared Contracts.	27
Section 1.184	Silviculture Adjustment.	27
Section 1.185	Silviculture Liability.	27
Section 1.186	Silviculture Statement.	27
Section 1.187	Straddle Period.	28
Section 1.188	Subsidiary.	28
Section 1.189	Tax; Taxes.	28
Section 1.190	Tax Act.	28
Section 1.191	Tax Contest.	28
Section 1.192	Tax Returns.	28
Section 1.193	Tenure Deposits.	29
Section 1.194	Tenure Management and Fiber Supply Agreement.	29
Section 1.195	Termination Date.	29
Section 1.196	Third-Party Claim.	29
Section 1.197	Third-Party Payment.	29
Section 1.198	Timber Harvesting Contracts.	29
Section 1.199	Title Company.	29
Section 1.200	Transaction Documents.	29
Section 1.201	Transfer Date.	29
Section 1.202	Transfer Taxes.	30
Section 1.203	Transferred Accounts Receivable.	30
Section 1.204	Transferred Assets.	30
Section 1.205	Transferred Contracts.	30
Section 1.206	Transferred Employees.	30
Section 1.207	Transferred Equipment.	30
Section 1.208	Transferred Deferred Assets.	30
Section 1.209	Transferred Information.	31
Section 1.210	Transferred Intellectual Property.	31
Section 1.211	Transferred Inventory.	31
Section 1.212	Transferred IP Agreements.	31
Section 1.213	Transferred IT Assets.	31
Section 1.214	Transferred Permits.	31

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Section 1.215	Transferred Real Property Leases.	31
Section 1.216	Transferred Records.	32
Section 1.217	Transferred Software.	32
Section 1.218	Transition Services Agreement.	32
Section 1.219	Union Benefit Plan.	32
Section 1.220	US Leave Employees.	32
Section 1.221	US Non-Union Transferred Employees.	32
Section 1.222	WARN Act.	33
ARTICLE II SALE AND PURCHASE AT THE CLOSING		33
Section 2.1	Sale and Purchase of Assets at the Closing.	33
Section 2.2	Assumption and Exclusion of Liabilities at the Closing.	36
Section 2.3	Procedures for the Transfer of Closing Assets.	37
Section 2.4	Shared Contracts; Assignment of Contracts and Rights.	38
Section 2.5	Purchase Price; Allocation of Purchase Price.	39
Section 2.6	Closing.	40
Section 2.7	Closing Deliveries by the Sellers.	41
Section 2.8	Closing Deliveries by the Purchaser.	41
Section 2.9	Preliminary Adjustment of Purchase Price.	42
Section 2.10	Final Net Working Capital; Adjustment of Purchase Price.	43
Section 2.11	Designated Transferees.	45
ARTICLE III TRANSFER OF FIBER ASSETS AT THE FIBER TRANSFER		46
Section 3.1	Transfer of Fiber Assets at the Fiber Transfer.	46
Section 3.2	Assumption of Fiber Liabilities.	46
Section 3.3	Procedures for the Transfer of Fiber Assets.	47
Section 3.4	Fiber Transfer.	47
Section 3.5	Deliveries by LP Canada at the Fiber Transfer.	47
Section 3.6	Deliveries by the Canadian Purchaser at the Fiber Transfer.	47
Section 3.7	Adjustment of the Purchase Price for a Fiber Shortfall.	48
Section 3.8	Silviculture Adjustment of Purchase Price.	50
Section 3.9	Final Silviculture Liability; Adjustment of Purchase Price; Allocation of Purchase Price.	51
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS		53
Section 4.1	Organization, Authority and Qualification of the Sellers.	53
Section 4.2	No Conflict.	54
Section 4.3	Governmental Consents and Approvals.	54
Section 4.4	Financial Information.	55
Section 4.5	No Material Adverse Effect; Absence of Certain Developments.	56
Section 4.6	Litigation.	56
Section 4.7	Compliance with Laws; Governmental Orders.	56

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Section 4.8	Intellectual Property.	57
Section 4.9	Real Property.	60
Section 4.10	Employee Benefit Matters.	61
Section 4.11	Labor Matters.	63
Section 4.12	Taxes.	65
Section 4.13	Material Contracts.	66
Section 4.14	Environmental Matters.	69
Section 4.15	Aboriginal Groups.	69
Section 4.16	Customers and Suppliers.	70
Section 4.17	Inventory.	70
Section 4.18	Title to Assets; Sufficiency of Assets.	70
Section 4.19	Brokers.	71
Section 4.20	Transferred Permits.	71
Section 4.21	Product Liability; Product Warranties.	72
Section 4.22	Transferred Accounts Receivable.	72
Section 4.23	Forestry Matters.	73
Section 4.24	Related Party Transactions	73
Section 4.25	Solvency.	74
Section 4.26	Disclaimer of the Sellers.	74
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		75
Section 5.1	Organization, Authority and Qualification of the Purchaser.	75
Section 5.2	No Conflict.	75
Section 5.3	Governmental Consents and Approvals.	76
Section 5.4	Litigation.	76
Section 5.5	Brokers.	76
Section 5.6	Financial Ability.	77
Section 5.7	Solvency.	77
Section 5.8	Independent Investigation.	77
Section 5.9	Trade Agreement Investor.	78
ARTICLE VI ADDITIONAL AGREEMENTS		79
Section 6.1	Conduct of Business Prior to the Closing.	79
Section 6.2	Access to Information and Manufacturing Facilities.	81
Section 6.3	Confidentiality.	83
Section 6.4	Third-Party Consents.	84
Section 6.5	Regulatory and Other Authorizations; Notices and Consents.	84
Section 6.6	Retained Names and Marks.	87
Section 6.7	Other Intellectual Property Matters.	88
Section 6.8	Insurance.	89
Section 6.9	Employees.	90
Section 6.10	Privileged Matters.	95
Section 6.11	Further Action.	96

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TABLE OF CONTENTS (continued) Page -viii- Misdirected Payments; Wrong Pockets. ............................................ 96 RWI Policy......................................................................................... 96 Replacement of Security. ................................................................... 97 Notification of Certain Matters. ......................................................... 98 Forest Certifications. .......................................................................... 98 Negotiation of Other Documentation ................................................. 99 Notice of Known Liabilities as of the Closing Date. ......................... 99 ARTICLE VII TAX MATTERS ............................................................................................... 100 Sales Taxes and Non-Income Taxes. ............................................... 100 Cooperation ...................................................................................... 100 Tax Contests..................................................................................... 101 Transfer Taxes. ................................................................................ 101 Bulk Sales. ....................................................................................... 103 Canadian Income Tax Elections ...................................................... 103 ARTICLE VIII CONDITIONS TO CLOSING ......................................................................... 104 Conditions to Obligations of the Sellers. ......................................... 104 Conditions to Obligations of the Purchaser. .................................... 105 ARTICLE IX CONDITIONS TO FIBER TRANSFER ............................................................ 106 Conditions to Obligations of the Sellers. ......................................... 106 Conditions to Obligations of the Purchaser. .................................... 106 ARTICLE X INDEMNIFICATION .......................................................................................... 107 Survival of Representations, Warranties and Covenants. ................ 107 Indemnification by the Sellers. ........................................................ 107 Indemnification by the Purchaser. ................................................... 107 Limitations on Indemnification. ....................................................... 108 Notice of Loss; Third-Party Claims. ................................................ 109 Exclusive Remedy. .......................................................................... 110 Further Environmental Provisions. .................................................. 111 Canadian Sales Taxes. ..................................................................... 114 Adjustment to Purchase Price. ......................................................... 114 ARTICLE XI TERMINATION ................................................................................................. 114 Termination. ..................................................................................... 114 Effect of Termination. ...................................................................... 115 ARTICLE XII RESTRICTIVE COVENANTS ........................................................................ 115 Non-Competition. ............................................................................ 115 Non-Solicitation of Employees. ....................................................... 116 Acknowledgments; Enforcement. .................................................... 116

TABLE OF CONTENTS (continued) Page -ix- ARTICLE XIII GENERAL PROVISIONS............................................................................... 117 Expenses. ......................................................................................... 117 Sellers Disclosure Schedule. ............................................................ 117 Notices. ............................................................................................ 118 Public Announcements. ................................................................... 119 Severability. ..................................................................................... 120 Entire Agreement. ............................................................................ 120 No Setoff. ......................................................................................... 120 Assignment. ..................................................................................... 120 Amendment. ..................................................................................... 120 Waiver. ............................................................................................. 121 No Third-Party Beneficiaries. .......................................................... 121 Remedies. ......................................................................................... 121 Governing Law. ............................................................................... 122 Waiver of Jury Trial. ........................................................................ 122 Counterparts. .................................................................................... 123 Mutual Drafting. .............................................................................. 123 Interpretation and Rules of Construction. ........................................ 123 Nonrecourse ..................................................................................... 124

-x- EXHIBIT Exhibit A Form of Tenure Management and Fiber Supply Agreement SELLERS DISCLOSURE SCHEDULE Section 1.13 Assumed Tenures Section 1.20(a) Included Employees Section 1.20(b) Excluded Employees Section 1.80 Financial Statements Section 1.131 Other Fiber Assets Section 1.132 Owned Real Property Section 1.180 Sellers’ Knowledge; Knowledge of the Sellers Section 1.183 Shared Contracts Section 1.193 Tenure Deposits Section 1.198 Timber Harvesting Contracts Section 1.205 Transferred Contracts Section 1.207 Retained Equipment Section 1.210 Transferred Intellectual Property Section 1.212 Transferred IP Agreements Section 1.213 Transferred IT Assets Section 1.214 Transferred Permits Section 1.215 Transferred Real Property Leases Section 1.217 Transferred Software Section 2.1(c)(xxi) Certain Excluded Assets Section 2.5(b) Initial Allocation Schedule Section 2.9 Net Working Capital Section 3.7(a) Fiber Shortfall Adjustment Amount Section 3.8 Silviculture Liability Section 4.2 No Conflict Section 4.3 Governmental Consents and Approvals Section 4.6 Litigation Section 4.7(b) Governmental Orders Section 4.8 Intellectual Property Section 4.10 Seller Benefit Plans; Union Benefit Plans Section 4.11 Labor Matters Section 4.12 Taxes Section 4.13 Material Contracts Section 4.14 Environmental Matters Section 4.15 Aboriginal Contracts Section 4.16 Customers and Suppliers Section 4.18 Title to Assets; Sufficiency of Assets Section 4.22(c) Transferred Accounts Receivable Section 4.23(c) Forestry Matters; Assumed Tenures Section 4.23(e) Forestry Matters; Notices Section 6.1 Conduct of Business Prior to the Closing

-xi- Section 6.6 Retained Names and Marks Section 6.9(d) Severance Benefits Section 6.14 Replacement of Security Section 8.1(b) Governmental Approvals

-1- ASSET PURCHASE AGREEMENT This ASSET PURCHASE AGREEMENT is made as of June 21, 2022, by and among Louisiana-Pacific Corporation, a Delaware corporation (“Parent”), Louisiana-Pacific Canada Ltd., a British Columbia corporation (“LP Canada” and together with Parent, the “Sellers” and each individually, a “Seller”), Pacific Woodtech Corporation, a Washington corporation (the “Purchaser”), and Pacific Woodtech Canada Holdings Limited, a British Columbia limited company (the “Canadian Purchaser” and together with the Purchaser, the “Purchasers”). WHEREAS, the Sellers are engaged in, among other businesses, the Business (as hereinafter defined); and WHEREAS, the Sellers wish to sell to the Purchaser and the Canadian Purchaser, and the Purchaser and Canadian Purchaser wish to purchase from the Sellers, the Transferred Assets (as hereinafter defined), and in connection therewith the Purchaser and Canadian Purchaser are willing to assume from the Sellers the Assumed Liabilities (as hereinafter defined), upon the terms and subject to the conditions set forth herein (such transaction, the “Acquisition”). NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Sellers and the Purchaser hereby agree as follows: ARTICLE I DEFINITIONS When used in this Agreement, the following terms shall have the meanings specified: AAC. “AAC” means allowable annual cut, as defined in section 1(1) of the Forest Act (British Columbia), and expressed in terms of cubic meters. Aboriginal Claims. “Aboriginal Claims” means, in respect of the Transferred Assets, any and all claims to aboriginal rights or title or interest or treaty rights, and any and all legal proceedings and Liabilities, arising or incurred as a result of, or in relation to: (a) claims of aboriginal rights or title or interest or treaty rights, made by or on behalf of any Aboriginal Group whether or not they are: (i) made before, on or after the Closing Date; (ii) proven in a court of law; or (iii) made in legal proceedings; and (b) any duty or obligation to share information with, consult or accommodate or receive consent from any Aboriginal Group. Aboriginal Contract. “Aboriginal Contract” means a Contract between a Seller or any Subsidiary thereof, on the one hand, and any Aboriginal Group, on the other hand.

-2- Aboriginal Group. “Aboriginal Group” means any Indian band, First Nation or aboriginal collective, house, tribal council or other aboriginal organization, including any of the aboriginal peoples of Canada as defined in subsection 35(2) of the Constitution Act, 1982. Acquisition. “Acquisition” shall have the meaning set forth in the Recitals. Action. “Action” means any claim, litigation, action (whether civil, criminal, administrative, judicial or investigative), audit, hearing, suit, arbitration, mediation, charge, grievance, inquiry, proceeding or investigation by or before any Governmental Authority or arbitral board or body or mediator. Affiliate. “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, including through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. Agreement. “Agreement” means this Asset Purchase Agreement between the parties hereto (including the Exhibits and Schedules hereto) and all amendments hereto made in accordance with the provisions of Section 13.9. Antitrust Law. “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, the Competition Act, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement or the other Transaction Documents. ARC. “ARC” means an advance ruling certificate issued by the Commissioner under section 102 of the Competition Act. Assumed Fiber Liabilities. “Assumed Fiber Liabilities” shall have the meaning set forth in Section 3.2.

-3- Assumed Liabilities. “Assumed Liabilities” shall have the meaning set forth in Section 2.2(a). Assumed Tenures. “Assumed Tenures” means the timber tenures and all cutting permits and road permits, issued thereunder or in respect thereof and listed in Section 1.13 of the Sellers Disclosure Schedule. Balance Sheet Date. “Balance Sheet Date” means March 31, 2022. Baseline Net Working Capital. “Baseline Net Working Capital” means $49.6 million. Baseline Silviculture Liability. “Baseline Silviculture Liability” means $3.8 million. Business. “Business” means the business of (a) developing, manufacturing, producing, marketing, distributing and selling (i) I-joists and laminated veneer lumber (LVL) under the SolidStart™ brand name, but specifically excluding engineered wood products marketed, distributed and sold under any of the Retained Names and Marks and (ii) plywood, (b) marketing, distributing and selling I-joists manufactured and produced by Resolute Forest Products and its Affiliates and (c) providing services related to the products described in the foregoing clause (a) and clause (b) to distributors, dealers and builders, in each case of clauses (a)-(c), as such activities are conducted or are proposed to be conducted as of the date hereof or the Closing Date and (d) holding the Assumed Tenures and operating forestry operations thereunder in Golden and Malakwa, British Columbia; provided, however, that the “Business” shall specifically exclude developing, manufacturing, producing, marketing, distributing and selling oriented strand board (OSB). Business Contracts. “Business Contracts” shall have the meaning set forth in Section 4.13(a). Business Day. “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York. Business Employee. “Business Employee” means (a) each employee who is employed by the Sellers at the Manufacturing Facilities and (b) those other employees identified on Section 1.20(a) of the

-4- Sellers Disclosure Schedule, but excluding those employees identified on Section 1.20(b) of the Sellers Disclosure Schedule. Business IT Assets. “Business IT Assets” shall have the meaning set forth in Section 4.8(i). Business Products. “Business Products” shall have the meaning set forth in Section 4.21. Canadian Closing Date Employees. “Canadian Closing Date Employees” shall have the meaning set forth in Section 6.9(b). Canadian Multi-Employer Plan. “Canadian Multi-Employer Plan” means a Seller Benefit Plan or Union Benefit Plan that applies to or permits participation by employers that are not Affiliates of the Parent, including any “multi-employer pension plan” as that term is defined in subsection 1(1) of the Pension Benefits Standards Act (British Columbia) or an equivalent plan under pension standards legislation of another applicable Canadian jurisdiction and any “multi-employer plan” as that term is defined in subsection 8500(1) of the Income Tax Regulations (Canada). Canadian Non-Union Transferred Employees. “Canadian Non-Union Transferred Employees” shall have the meaning set forth in Section 6.9(c). Canadian Purchaser. “Canadian Purchaser” shall have the meaning set forth in the Preamble. CFIUS. “CFIUS” means the Committee on Foreign Investment in the United States or any member agency thereof acting in its capacity as a member agency. CFIUS Approval. “CFIUS Approval” means (a) the parties shall have received a written notification (including by email) issued by CFIUS that it has determined that (i) it lacks jurisdiction over the transactions contemplated by this Agreement or (ii) it has concluded its review or investigation of the transactions contemplated by this Agreement and has completed all action under the DPA; or (b) pursuant to the DPA, CFIUS has sent a report to the President requesting the President’s decision with respect to the transactions contemplated by this Agreement and (i) the President has announced a decision not to suspend or prohibit such transactions or (ii) the President has not taken any action within 15 days after the earlier of (A) the date CFIUS completed its

-5- investigation of the transactions contemplated by this Agreement or (B) the date the President received such report from CFIUS. CFIUS Notice. “CFIUS Notice” means a joint or declaration notice submitted by the parties pursuant to the Foreign Investment Risk Review Modernization Act of 2018, which amended the Foreign Investment and National Security Act of 2007 and the DPA. Claim Notice. “Claim Notice” shall have the meaning set forth in Section 10.5(a). Closing. “Closing” shall have the meaning set forth in Section 2.6. Closing Assets. “Closing Assets” shall have the meaning set forth in Section 2.1(a). Closing Date. “Closing Date” shall have the meaning set forth in Section 2.6. Closing Date Allocation Schedule. “Closing Date Allocation Schedule” shall have the meaning set forth in Section 2.5(b). Closing Date Effective Time. “Closing Date Effective Time” shall have the meaning set forth in Section 2.6. Closing Date Employees. “Closing Date Employees” shall have the meaning set forth in Section 6.9(a). Closing Date Payment. “Closing Date Payment” means an amount equal to the sum of (a) the Purchase Price, plus (b) the Preliminary Net Working Capital, minus (c) the Baseline Net Working Capital. Code. “Code” means the Internal Revenue Code of 1986, as amended.

-6- Commissioner. “Commissioner” means the Commissioner of Competition appointed under the Competition Act and any person authorized under the Competition Act to exercise the powers and perform the duties of the Commissioner of Competition and shall include the Competition Bureau. Competition Act. “Competition Act” means the Competition Act (Canada), as amended, including the regulations promulgated thereunder. Competition Act Approval. “Competition Act Approval” means one of the following shall have occurred with respect to the transactions contemplated by this Agreement or the other Transaction Documents: (a) an ARC shall have been issued by the Commissioner, (b) the Purchaser shall have received a No Action Letter, and the waiting period under Section 123(1) of the Competition Act shall have expired or been terminated or the notification requirement shall have been waived pursuant to Section 113(c) of the Competition Act, or (c) at the Purchaser’s sole election, the expiration of the waiting period under Section 123(1) of the Competition Act. Confidential Information. “Confidential Information” shall have the meaning set forth in the Confidentiality Agreement. Confidentiality Agreement. “Confidentiality Agreement” shall have the meaning set forth in Section 6.3(a). Confidential Information Memorandum. “Confidential Information Memorandum” means the Confidential Information Memorandum dated January 2022 provided to the Purchaser in connection with the transactions contemplated by this Agreement. Confidential Management Presentation. “Confidential Management Presentation” means the Management Presentation dated March 2022 provided to the Purchaser in connection with the transactions contemplated by this Agreement. Contract. “Contract” means any written or legally binding oral contract, subcontract, agreement, lease, license, sublicense, note, bond, mortgage, indenture, deed of trust, commitment,

-7- undertaking, promise, joint venture, sale or purchase order and any other instrument or agreement of any kind. Contributor. “Contributor” shall have the meaning set forth in Section 4.8(e). control. “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, including through one or more intermediaries, or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise. Conveyance Documents. “Conveyance Documents” means the Transaction Documents, other than the OSB Supply Agreement, the Tenure Management and Fiber Supply Agreement and the Transition Services Agreement. Covered Employee. “Covered Employee” shall have the meaning set forth in Section 12.2. COVID Actions “COVID Actions” means (a) any actions that the Sellers reasonably determine are necessary to take in relation to the Business to comply with any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or any other Law or Governmental Order adopted in response to COVID-19, SARS or any other coronavirus or variants thereof or other contagion applicable to the Business or the Manufacturing Facilities, and (b) any reasonable actions that the Sellers reasonably determine are necessary to take in relation to the Business to (i) reduce the risk of exposure to or spread of COVID-19, SARS or any other coronavirus or variants thereof or other contagion at the Manufacturing Facilities and other facilities of the Sellers and their Subsidiaries at which the Business operates or (ii) reduce the risk of environmental or safety issues resulting from a Manufacturing Facility not having sufficient qualified personnel to continue operations due to an outbreak of, or exposure to, COVID-19, SARS or any other coronavirus or variants thereof or other contagion applicable to the Business or the Manufacturing Facilities. Current Employee. “Current Employee” shall have the meaning set forth in Section 6.9(a).

-8- Data Privacy and Security Laws. “Data Privacy and Security Laws” means any Laws worldwide relating to the Processing, privacy or security of Personal Information and all guidance issued thereunder, including the Telecommunications Act, Section 5 of the Federal Trade Commission Act, the California Consumer Privacy Act (and its regulations), the Health Insurance Portability and Accountability Act of 1996 (HIPAA), the Canada Personal Information Protection and Electronic Documents Act, state data breach notification laws, state data security laws, state social security number protection laws, and any other laws, regulations, guidelines, industry standards and codes of practices concerning data protection, information security, cybercrime, data breach notification, social security number protection, use of electronic data and privacy matters (including online privacy). Dispute Notice. “Dispute Notice” shall have the meaning set forth in Section 2.10(a). Disputed Items. “Disputed Items” shall have the meaning set forth in Section 2.10(a). DPA. “DPA” means Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations thereunder, including those codified at 31 C.F.R. Parts 800 – 804. Employee Records. “Employee Records” means all records relating to the employment of the Business Employees, including all personnel, discipline, performance, employee compensation, medical and benefits and labor relations records relating to the Business Employees. Encumbrance. “Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien (statutory or other), encumbrance, license, easement, encroachment, condition, right of way, adverse interest, community property interest, equitable interest, servitude, lease or sublease, deed of trust, option, right of first refusal, attachment, levy, charge, claim, imposition, conditional sale or title retention arrangement or other restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, or any other interest in property or assets (or the income or profits therefrom), whether consensual or nonconsensual and whether arising by agreement or under any Law or otherwise.

-9- Environmental Law. “Environmental Law” means any Law, consent decree or judgment relating to human health, pollution, the protection or cleanup of the environment; or the management, manufacture, generation, labeling, registration, use, treatment, storage, transportation, handling, disposal or actual or threatened Release of or exposure to Hazardous Materials or employee or occupational safety. Environmental Losses. “Environmental Losses” shall have the meaning set forth in Section 10.7(d). Environmental Permit. “Environmental Permit” means any permit, approval, registration, identification number, license or other authorization that the Business is required to possess pursuant to any applicable Environmental Law. Equipment. “Equipment” means the tangible machinery, equipment (including office equipment), vehicles, furniture, tools, spare parts and other tangible property. ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Estimated Purchase Price Statement. “Estimated Purchase Price Statement” shall have the meaning set forth in Section 2.9. Excluded Assets. “Excluded Assets” shall have the meaning set forth in Section 2.1(c). Excluded Claim. “Excluded Claim” means all claims (including counterclaims) related to any Action that the Sellers have or may have against third parties in respect of the Business or any of the Transferred Assets, in each case to the extent such claim is arising from, or relating to, the conduct of the Business prior to the Closing Date. Excluded Liabilities. “Excluded Liabilities” shall have the meaning set forth in Section 2.2(b).

-10- Excluded Taxes. “Excluded Taxes” means all (a) Taxes of the Sellers or any of their Subsidiaries and (b) Taxes arising out of or relating to the ownership or use of the Transferred Assets or the operation of the Business during any Pre-Closing Tax Period (in each case, including any Taxes deferred pursuant to the CARES Act (Pub. L. 116-136 (2020) or any similar Law providing for deferral or conditional deferral, reduction, forgiveness or conditional forgiveness, or any similar type of relief and excluding any Transfer Taxes). Existing Stock. “Existing Stock” shall have the meaning set forth in Section 6.6(b). Fiber Assets. “Fiber Assets” shall have the meaning set forth in Section 3.1. Fiber Conveyance Documents. “Fiber Conveyance Documents” means one or more Bills of Sale and Assignment and Assumption Agreements with respect to the transactions contemplated by Section 3.1 and Section 3.2, respectively, to be entered into by the Purchaser and the Sellers (or their respective Affiliates) as of the Fiber Transfer Date, each on customary terms in a form to be mutually agreed upon by the Purchaser and the Sellers prior to the Fiber Transfer Date pursuant to Section 6.17. Fiber Shortfall. “Fiber Shortfall” means the amount, expressed in cubic meters, resulting from the calculation of (a) 487,710 minus (b) the aggregate AAC as provided under the Assumed Tenures assigned to the Canadian Purchaser on the Fiber Transfer Date as adjusted to reflect any reduction of the AAC of one or more of the Assumed Tenures (and not generally as to a timber supply area or otherwise) by the Minister or other applicable Governmental Authority pursuant to the Forest Act (British Columbia) that has taken effect or been determined and publicly announced on or before the Fiber Transfer Date and is final and binding. The January 2022 determination by the Deputy Chief Forester to reduce the AAC of the Okanagan Timber Supply Area by 20% shall not constitute or result in a Fiber Shortfall unless any portion of such reduction is specifically and finally allocated to one or more of the Assumed Tenures prior to the Fiber Transfer Date. Fiber Shortfall Adjustment Amount. “Fiber Shortfall Adjustment Amount” shall have the meaning set forth in Section 3.7(a). Fiber Transfer. “Fiber Transfer” shall have the meaning set forth in Section 3.4.

-11- Fiber Transfer Date. “Fiber Transfer Date” shall have the meaning set forth in Section 3.4. Fiber Transfer Date Effective Time. “Fiber Transfer Date Effective Time” shall have the meaning set forth in Section 3.4. Final Allocation Schedule. “Final Allocation Schedule” shall have the meaning set forth in Section 2.5(c). Final Net Working Capital. “Final Net Working Capital” shall have the meaning set forth in Section 2.10(a). Final Silviculture Liability. “Final Silviculture Liability” shall have the meaning set forth in Section 3.9(a). Financial Statements. “Financial Statements” means the carve-out balance sheets as of the Balance Sheet Date and as of December 31, 2021 and 2020, and the statements of income for the three-months ended March 31, 2022 and the years ended December 31, 2021 and 2020 of the Business set forth in Section 1.80 of the Sellers Disclosure Schedule, excluding, in all cases, oriented strand board (OSB), laminated strand lumber (LSL) and equity method investment income. Forest Legislation. “Forest Legislation” means the Forest Act (British Columbia), the Forest Practices Code of British Columbia Act (British Columbia), the Forest and Range Practices Act (British Columbia) and the Wildfire Act (British Columbia), and all regulations and rules under those statutes. Fraud. “Fraud” means, with respect to a party, an actual intentional fraud (and not, for the avoidance of doubt, solely constructive fraud, reckless fraud or negligent fraud) under Delaware law against any other party regarding this Agreement or any schedule, exhibit or certificate delivered pursuant to this Agreement. FRPA. “FRPA” means the Forest and Range Practices Act of British Columbia and all regulations and standards thereunder as it or they may be amended from time to time.

-12- GAAP. “GAAP” means accounting principles generally accepted in the United States of America, which are consistent with the basis used in Parent’s audited financial statements and consistently applied to Parent’s historical financial statements. Goodwill. “Goodwill” means the goodwill of the Sellers and any of their respective Subsidiaries associated with or attributable to the Business or any of the Transferred Assets, including the goodwill of the Business symbolized by or associated with the Trademarks included in the Transferred Intellectual Property. Governmental Authority. “Governmental Authority” means any federal, national, foreign, supranational, state, provincial, municipal, local or other government, governmental, quasi-governmental, regulatory or administrative authority, commission, official or entity or any court of competent jurisdiction, or regulatory body or self-regulatory body (including any securities exchange), or any political or other subdivision, department, agency or branch of any of the foregoing. Governmental Order. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. Governmental Research Entity. “Governmental Research Entity” shall have the meaning set forth in Section 4.8(h). GST. “GST” means the taxes imposed under Part IX of the Excise Tax Act (Canada). Hazardous Material. “Hazardous Material” means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, per- and polyfluoroalkyl substances, and polychlorinated biphenyls; or (b) any other chemicals, materials or substances defined or regulated by any Governmental Authority under applicable Environmental Laws as “toxic substances,” “hazardous wastes,” “hazardous substances,” “pollutants,” “contaminants” or similar substances or for which liability or standards of care or a requirement for investigation or remediation are imposed under applicable Environmental Laws. HSR Act. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

-13- In-Licensed Intellectual Property. “In-Licensed Intellectual Property” means all Intellectual Property owned by a third party that is used or held for use in the operation of the Business, excluding such Intellectual Property made available to the Sellers or any of their Subsidiaries pursuant to enterprise-wide, non- exclusive licenses for off-the-shelf, commercially available Software in object code form on standard terms and conditions. Indebtedness. “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by any note, bond, debenture, other debt security or similar instruments, (c) all lease obligations of such Person which are required to be capitalized in accordance with GAAP, (d) all interest rate or currency obligations of such Person, including swaps, hedges or similar agreements (valued at the termination cost thereof), (e) all obligations of such Person evidenced by letters of credit, surety bonds, bank guarantees and similar instruments (to the extent drawn), (f) the deferred purchase price of goods or services (other than trade payables or accruals in the ordinary course of business), (g) all obligations of such Person in respect of accrued but unpaid dividends, (h) obligations under interest rate swap, hedging or similar agreements, (i) securitization, factoring or other similar arrangements, (j) all guarantees by such Person of any of the foregoing of any other Person, (k) all accrued but unpaid and unfunded compensation payable by the Sellers or any of their Subsidiaries with respect to the Business Employees (including cash and incentive bonuses to the extent provided in Section 6.9(j) and commissions, nonqualified deferred compensation, severance payments to the extent relating to a termination of employment prior to the Closing or benefits, the value of any accrued, but unpaid PTO, and unpaid employer matching or other contributions under the Seller 401(k) Plan, and any earned, but unpaid and unfunded amounts under any Seller Benefit Plan), together with the employer portion of any payroll Taxes payable in connection therewith, and (l) with respect to each of the foregoing, all unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees or obligations. For the avoidance of doubt, Indebtedness excludes all items included in Net Working Capital. Indemnified Party. “Indemnified Party” means a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be. Indemnifying Party. “Indemnifying Party” means the Sellers pursuant to Section 10.2 or the Purchaser pursuant to Section 10.3, as the case may be. Independent Accountant. “Independent Accountant” means Deloitte & Touche LLP, provided, however, that if Deloitte & Touche LLP shall decline such appointment or otherwise be unable to serve, “Independent Accountant” shall mean such other independent public accounting firm that will

-14- accept such appointment and that is mutually agreed to by the Purchaser and Parent; provided, further, that if the Purchaser and Parent are unable to agree on an independent public accounting firm that will accept such appointment within five (5) Business Days after notice that Deloitte & Touche LLP has declined such appointment or is otherwise unable to serve, either the Purchaser or Parent may request that a nationally recognized public accounting firm that has not had a material relationship with any of the parties hereto in the preceding two (2) years be appointed by the American Arbitration Association and, upon such appointment, “Independent Accountant” shall mean such firm. Initial Allocation Schedule. “Initial Allocation Schedule” shall have the meaning set forth in Section 2.5(b). Intellectual Property. “Intellectual Property” means any and all intellectual property and similar proprietary rights in any jurisdiction throughout the world, whether registered or unregistered, including rights in and to the following: (a) patents and patent applications and inventions (whether patentable or unpatentable and whether or not reduced to practice) and invention disclosures and all improvements thereto; (b) trademarks, service marks, trade names, corporate names, logos, slogans, trade dress and internet domain names and all other any other indicators of source or origin, together with the goodwill symbolized thereby or associated therewith (“Trademarks”); (c) all works of authorship, copyrightable works, copyrights, including copyrights in Software, and related rights (including moral rights); (d) designs, including industrial designs; (e) registrations and applications for registration of any of the foregoing under clauses (a) – (d) of this definition, and any provisionals, divisionals, continuations, continuations-in-part, renewals, reissuances, revisions, re-examinations and extensions of any of the foregoing under clauses (a) – (d) of this definition (as applicable); (f) trade secrets, know-how, formulae, compositions, methods, models, methodologies, techniques, specifications, processes (including manufacturing processes), business or financial information, technical or engineering information and other confidential or proprietary information (“Trade Secrets”); (g) software, firmware and computer applications and programs (and all versions, releases, customizations, fixes, upgrades and updates thereto, as applicable), whether in source code, object code or human readable form, together with all documentation related thereto (“Software”); (h) the right to sue at law or in equity for all claims or causes of action arising out of or related to any past, present or future infringement, misappropriation or violation of any of the foregoing, including the right to receive all proceeds and damages therefrom; and (i) analogous rights to those set forth above. Intellectual Property Assignment Agreement. “Intellectual Property Assignment Agreement” means an Intellectual Property Assignment Agreement with respect to the assignment of the Transferred Intellectual Property pursuant to this Agreement, to be entered into by the Purchaser and the Sellers (or their respective Affiliates) as of the Closing Date, on customary terms in a form to be mutually agreed upon by the Purchaser and the Sellers prior to the Closing Date pursuant to Section 6.17.

-15- Intentional Breach. “Intentional Breach” means (a) with respect to any breach of a representation or warranty, a breach of such representation or warranty that has been made with the knowledge of the breaching party (or, in the case of any Seller as breaching party, with the Knowledge of the Sellers) or (b) with respect to any breach of or failure to perform any covenant, agreement or obligation, a breach of or a failure to perform such covenant, agreement or obligation that is a consequence of an act or omission undertaken by the breaching party with the knowledge (or, in the case of any Seller as breaching party, with the Knowledge of the Sellers) that the taking of, or failure to take, such act would, or would be reasonably expected to, constitute or result in a breach of or a failure to perform such covenant, agreement or obligation. Interest Rate. “Interest Rate” means an annual interest rate of 3.0% per year. IRS. “IRS” means the Internal Revenue Service. Key Customer. “Key Customer” shall have the meaning set forth in Section 4.16(a). Key Supplier. “Key Supplier” shall have the meaning set forth in Section 4.16(b). Known Liabilities. “Known Liabilities” means all Liabilities related to or arising out of the items disclosed (a) in Section 4.6 (Litigation), Section 4.7 (Compliance with Laws; Governmental Orders), Section 4.8(b) and Section 4.8(d) (Intellectual Property), Section 4.11(c) (Labor Matters), Section 4.14(a) (Environmental Matters) and Section 4.16(c) (Customers and Suppliers) of the Sellers Disclosure Schedule or (b) the certificate delivered pursuant to Section 6.18. Labor Agreement. “Labor Agreement” shall have the meaning set forth in Section 4.11(a). Law. “Law” means any international, national, federal, state, provincial or local law, statute, ordinance, regulation, rule, code, protocols, policies, binding guidelines, requirement or rule of law (including common law or similar requirement or rule) enacted, adopted, applied, promulgated or issued by any Governmental Authority or any Governmental Order, each as amended and now and hereafter in effect.

-16- Leased Real Property. “Leased Real Property” means the real property leased subleased, licensed to or otherwise occupied pursuant to any of the Transferred Real Property Leases. Leave Employees. “Leave Employees” shall have the meaning set forth in Section 6.9(b). Legacy Properties. “Legacy Properties” means any real property or facility previously used, owned or operated in connection with the conduct of the Business, other than the Owned Real Property and Leased Real Property. Liabilities. “Liabilities” means any and all debts, liabilities, claims, demands, expenses, guarantees, commitments or obligations of any kind, character or nature whatsoever, whether direct or indirect, accrued or unaccrued, fixed or variable, known or unknown, absolute or contingent, asserted or unasserted, liquidated or unliquidated, matured or unmatured, on or off balance sheet or determined or determinable, due or to become due, including those arising under any Law, Action or Governmental Order and those arising under any Contract. Local Conveyance Documents. “Local Conveyance Documents” means one or more Bills of Sale, Assignment and Assumption Agreements and Deeds of Transfer with respect to the transactions contemplated by Section 2.1 and Section 2.2, respectively, to be entered into by the Purchaser and the Sellers (or their respective Affiliates) as of the Closing Date, each on customary terms in a form to be mutually agreed upon by the Purchaser and the Sellers prior to the Closing Date pursuant to Section 6.17. Loss. “Loss” shall have the meaning set forth in Section 10.2. LP Canada. “LP Canada” has the meaning set forth in the Preamble. LP Counsel. “LP Counsel” shall have the meaning set forth in Section 6.10(a).

-17- Manufacturing Facilities. “Manufacturing Facilities” means the manufacturing facilities used in the operation of the Business and located in Golden, British Columbia, Red Bluff, California and Wilmington, North Carolina. Material Adverse Effect. “Material Adverse Effect” means any state of facts, event, circumstance, condition, development, occurrence, result, change or effect (each, an “Effect”) that, individually or in combination with any other Effect, (a) is or would reasonably be expected to become materially adverse to the results of operations or the financial condition of the Business, taken as a whole or (b) would reasonably be expected to prevent or materially delay the ability of the Sellers to perform their obligations under this Agreement or to consummate the transactions contemplated hereby; provided, however, that in the case of clause (a) above, no Effect shall constitute a Material Adverse Effect or be taken into account in determining whether there has been a Material Adverse Effect to the extent that such Effect arises out of or results from: (i) events, circumstances, changes or effects that generally affect the industries or segments thereof in which the Business operates, including legal and regulatory changes and changes in the price of commodities or raw materials; (ii) general business, economic or political conditions (or changes therein); (iii) changes affecting the financial, credit or securities markets in the United States or in any other country or region in the world, including changes in interest rates or foreign exchange rates; (iv) the announcement in compliance with the terms of this Agreement of the execution of, or the consummation of, the transactions contemplated by, this Agreement or the other Transaction Documents (provided, that the foregoing portion of the exception in this clause (iv) shall not apply for purposes of Section 4.2, Section 4.3, Section 4.8(j), Section 4.10(i) or, to the extent related to any such representation or warranty, Article VIII), the identity of the Purchaser or any of its Representatives, any actions required to be taken or not taken by this Agreement (other than Section 6.1), including (to the extent arising out of or attributable to the foregoing) (A) any actions of competitors; (B) any actions taken by or losses of employees (including strikes, slowdowns, lockouts or work stoppages (pending or threatened)), customers, distributors, suppliers, financing sources, landlords, licensors, licensees, sub-licensees or co- promotion or joint venture partners or any similar Persons; or (C) any delays or cancellations of orders for products or services; (v) acts of armed hostility, sabotage, terrorism or war (whether or not declared), including any escalation or worsening thereof; (vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides or other natural disasters, weather-related conditions, explosions or fires in any country or region in the world; (vii) changes (or proposed changes) or modifications in GAAP, other applicable accounting standards or applicable Law or the interpretation or enforcement thereof; (viii) the failure by the Business to meet any internal or other estimates, expectations, forecasts, plans, projections or budgets for any period (provided, that any Effect underlying such failure may constitute or be taken into account in determined whether there has been a Material Adverse Effect); (ix) any change in Parent’s stock price or trading volume (provided, that any Effect underlying such failure may constitute or be taken into account in determined whether there has been a Material Adverse Effect); or (x) an epidemic, pandemic or disease outbreak or contagion (including COVID-19, SARS or any other coronavirus or any variants thereof) and including the taking of any COVID Action in compliance with this Agreement; provided, further, that any Effect arising out of or resulting

-18- from any matter referred to in clause (i), (ii), (iii), (v), (vi), (vii) or (x) above may constitute, and be taken into account in determining whether there has been, a Material Adverse Effect to the extent it has a disproportionate impact on the Business compared to any other businesses that operate in the industries in which the Business operates. Material Contracts. “Material Contracts” shall have the meaning set forth in Section 4.13(c). Minister. “Minister” means the Minister of Forests for British Columbia. Most Cost-Effective Manner. “Most Cost-Effective Manner” shall have the meaning set forth in Section 10.7(a)(ii). Net Working Capital. “Net Working Capital” means the amount that is the difference between (a) the current assets of the Business identified as line items on Section 2.9 of the Sellers Disclosure Schedule (excluding cash and cash equivalents) to the extent such current assets constitute Transferred Assets and (b) the current liabilities of the Business identified as line items on Section 2.9 of the Sellers Disclosure Schedule to the extent such current liabilities constitute Assumed Liabilities. The dollar figures set forth in Section 2.9 of the Sellers Disclosure Schedule are intended to provide an illustrative example only, but the line items set forth thereon shall be the line items used in any calculation of Net Working Capital. No Action Letter. “No Action Letter” means a letter from the Commissioner advising the Purchaser (directly or through its external counsel) that the Commissioner does not, at that time, intend to make application under section 92 of the Competition Act with respect to the transactions contemplated by this Agreement or the other Transaction Documents. Nominated Security Bonds. “Nominated Security Bonds” shall have the meaning set forth in Section 6.14(a). Non-Income Taxes. “Non-Income Taxes” means any Taxes arising out of or relating to the ownership or use of the Transferred Assets or the operation of the Business (that are not Taxes imposed on net income, gross income, sales or revenue, or similar Taxes or employment or wage-related Taxes) including any interest, penalty, or addition thereto, imposed by any Governmental Authority, excluding, for the avoidance of doubt, all Transfer Taxes and Sales Taxes.

-19- Non-Recourse Persons. “Non-Recourse Persons” shall have the meaning set forth in Section 13.18. Non-Union Business Employees. “Non-Union Business Employees” shall have the meaning set forth in Section 6.9(a). Non-Union Transferred Employees. “Non-Union Transferred Employees” shall have the meaning set forth in Section 6.9(d). North Carolina Deed of Trust. “North Carolina Deed of Trust” means that certain Deed of Trust to Harbor City Title Insurance Agency, Inc., Trustee for Bank of New York Mellon Trust Company, N.A., securing $375,000,000. Open Source Software. “Open Source Software” means any Software that is licensed, distributed or conveyed as “open source software,” “free software,” “copyleft” or under a similar licensing or distribution model, or under a contract that requires as a condition of its use, modification or distribution that it, or other Software into which such Software is incorporated or integrated or with which such Software is combined or distributed or that is derived from or linked to such Software, be disclosed or distributed in source code form, licensed, distributed or conveyed at no charge, licensed for the purposes of creating derivative works or be licensed, distributed or conveyed under some or all of the terms as such contract (including Software licensed under the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, Microsoft Shared Source License, Common Public License, Artistic License, Netscape Public License, Sun Community Source License (SCSL), Sun Industry Standards License (SISL), Apache License and any license listed at www.opensource.org). OSB Supply Agreement. “OSB Supply Agreement” means a Sale of Goods Agreement (Outbound) for the sale of OSB rimboard and webstock to be entered into by the Purchaser and Parent (or their respective Affiliates) as of the Closing Date, in a form to be mutually agreed upon by the Purchaser and Parent prior to the Closing Date pursuant to Section 6.17. Other Fiber Assets. “Other Fiber Assets” means the assets listed on Section 1.131 of the Sellers Disclosure Schedule.

-20- Owned Real Property. “Owned Real Property” means the real property located at the Manufacturing Facilities, together with all buildings, improvements and fixtures thereon and all easements, rights-of-way and other appurtenants thereto, as more fully described on Section 1.132 of the Sellers Disclosure Schedule. Parent. “Parent” has the meaning set forth in the Preamble. Payment. “Payment” shall have the meaning set forth in Section 10.8. PEFC Certificates. “PEFC Certificates” shall have the meaning set forth in Section 6.16(b). Permits. “Permits” means all permits, licenses, franchises, qualifications, orders, agreements and authorizations issued by any Governmental Authority, including Environmental Permits and Assumed Tenures. Permitted Encumbrances. “Permitted Encumbrances” means (a) statutory liens for current Taxes not yet due or delinquent (or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP); (b) Encumbrances approved by the Purchaser in writing; (c) mechanics’, materialmens’, carriers’, workers’, repairers’, landlords’ and other Encumbrances or security obligations arising by operation of Law, or pledges, deposits or other Encumbrances securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation), in each case incurred in the ordinary course of business (i) that relate to obligations that are not delinquent or that are being contested in good faith by appropriate proceedings, (ii) for which adequate reserves have specifically been established in the balance sheet in the Financial Statements and (iii) that are not, individually or in the aggregate, material to the Business; (d) Encumbrances and other similar matters of record and other imperfections of title that are disclosed in publicly recorded documents and do not individually or in the aggregate materially detract from the value or marketability or materially impair the use of the real property subject thereto; (e) Encumbrances arising under conditional sales contracts and equipment leases with third parties and other Encumbrances arising on assets and products sold in the ordinary course of business that are not, individually or in the aggregate, material to the Business; (f) Encumbrances that are set forth in any surveys, title policies, endorsements, title commitments, title certificates, title reports or title searches made available by the Sellers to the Purchaser prior to the date hereof; (g) all covenants, conditions, restrictions, easements, charges, rights-of-way, other Encumbrances and other similar matters of record set

-21- forth in any state, provincial, local or municipal recording, land title or like office; (h) minor encroachments, including foundations and retaining walls; (i) variations, if any, between tax lot lines and property lines; (j) deviations, if any, of fences or shrubs from designated property lines; (k) Encumbrances identified in the Financial Statements; (l) any zoning, entitlement, conservation restriction and other building or land use regulations, ordinance or codes by Governmental Authorities which are not violated by the current use or occupancy of such real property or the operation of the Business thereon; (m) Encumbrances that will be released and fully discharged at or prior to the Closing; (n) Aboriginal Claims that may be made or established (provided that nothing in this Agreement is to be construed or taken by either party or any other Person to be an acknowledgement or admission of the validity of any such Aboriginal Claim) and all Encumbrances arising as a result of an Aboriginal Claim; and (o) any matter appearing in any title commitment, survey, title certificate or title report obtained by the Purchaser or the Canadian Purchaser prior to the date hereof in connection with the proposed purchase and sale of the Owned Real Property, in each case not otherwise in the nature of the liens addressed elsewhere in this definition and that do not, individually or in the aggregate, materially impair the use of the Owned Real Property to which they apply; provided, that in no case shall the North Carolina Deed of Trust be deemed a Permitted Encumbrance. Person. “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity or organization (whether or not a legal entity), including any Governmental Authority, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Personal Information. “Personal Information” means any information defined as “personal data,” “personal information,” “personally identifiable information,” or other similar term under any applicable Law or privacy policy. Plan. “Plan” means each written or oral (a) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, (b) employment, consulting, severance, change in control, transaction bonus, retention or other similar agreement or plan or (c) other plan, agreement or arrangement providing for compensation, bonuses, equity or equity-based compensation, phantom stock option, incentives, deferred compensation, savings, severance or termination pay, retirement, supplementary retirement, change in control, health, medical, dental, vision, life insurance, welfare, fringe benefits, perquisites, disability or sick leave benefits, supplemental unemployment benefits, post-employment or retirement or other benefits, in each case that is sponsored, maintained, administered, or contributed to by any Person or any of its Affiliates, or with respect to which the Person or any of its Affiliates is a party, for the benefit of any current or former employee, director or independent contractor of the Person or any of its Affiliates, and/or their spouses, dependents or beneficiaries, or with respect to which the Person or any of its Affiliates has any Liabilities contingent or otherwise, except that the term “Plan” in

-22- connection with the Business in Canada or with respect to Plans sponsored by LP Canada shall not include any statutory plans with which the Person or any of its Affiliates is required to comply, including the Canada Pension Plan and plans administered pursuant to applicable provincial or federal health tax, workers’ compensation and workers’ safety and employment insurance legislation. Post-Closing Adjustment. “Post-Closing Adjustment” shall have the meaning set forth in Section 2.10(a). Post-Closing Allocation Schedule. “Post-Closing Allocation Schedule” shall have the meaning set forth in Section 2.5(b). Post-Closing Tax Period. “Post-Closing Tax Period” means any Tax period beginning after the Closing Date, and the portion of any Straddle Period beginning after the Closing Date. Pre-Closing Tax Period. “Pre-Closing Tax Period” means any Tax period ending on or prior to the Closing Date and the portion of any Straddle Period ending on or prior to the Closing Date. Preliminary Net Working Capital. “Preliminary Net Working Capital” shall have the meaning set forth in Section 2.9. Preliminary Silviculture Liability. “Preliminary Silviculture Liability” shall have the meaning set forth in Section 3.8. Privacy Requirements. “Privacy Requirements” shall have the meaning set forth in Section 4.8(j). Processing. “Processed” or “Processing” means any operation or set of operations which is performed upon data or information by any means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction. Protected Communications. “Protected Communications” shall have the meaning set forth in Section 6.10.

-23- PST. “PST” means the provincial sales tax imposed under the Provincial Sales Tax Act (British Columbia) and any similar tax imposed under provincial sales tax legislation. PTO Balance. “PTO Balance” shall have the meaning set forth in Section 6.9(g). Purchase Price. “Purchase Price” shall have the meaning set forth in Section 2.5(a). Purchaser. “Purchaser” shall have the meaning set forth in the Preamble. Purchaser 401(k) Plan. “Purchaser 401(k) Plan” shall have the meaning set forth in Section 6.9(h). Purchaser Benefit Plan. “Purchaser Benefit Plan” means any Plan to which the Purchaser or any Affiliate is a party, or with respect to which the Purchaser or any Affiliate has any Liabilities or that are maintained, contributed to or sponsored by the Purchaser or any Affiliate, in each case for the benefit of any current or former employees, directors or independent contractors of the Purchaser or any Affiliate and/or their spouses, dependents or beneficiaries. Purchaser Environmental Liabilities. “Purchaser Environmental Liabilities” means any Liability or Loss to the extent relating to, or arising out of, (a) any Releases of Hazardous Materials at, in, on or from any Manufacturing Facility, Owned Real Property, Assumed Tenure or Leased Real Property after the Closing; (b) any Releases of Hazardous Materials at any third-party site to which such Hazardous Materials were transported or disposed of, or arranged for the transportation or disposal of, from any Manufacturing Facility, Owned Real Property or Leased Real Property or otherwise in connection with the Business, in each case after the Closing; (c) any exposure to Hazardous Materials at any Manufacturing Facility, Owned Real Property or Leased Real Property or otherwise in connection with the Business and any exposure to any Hazardous Material included in any product or material manufactured, marketed, sold or distributed from any Manufacturing Facility, Owned Real Property or Leased Real Property, in each case after the Closing; (d) any violation of or noncompliance with Environmental Laws or Environmental Permits that first occurs after the Closing in connection with the Business or occurring or existing at any Manufacturing Facility, Owned Real Property or Leased Real Property; and (e) any Action under any Environmental Law or Environmental Permit in connection with the Business, any Manufacturing Facility, Owned Real Property, Leased Real Property or other Transferred Assets arising due to circumstances, or changes in Environmental Laws or

-24- Environmental Permits, that occurred after the Closing, except and only for, in each case of clauses (a) – (e), Seller Environmental Liabilities. Purchaser Indemnified Party. “Purchaser Indemnified Party” shall have the meaning set forth in Section 10.2. Purchasers. “Purchasers” shall have the meaning set forth in the Preamble. Registered Intellectual Property. “Registered Intellectual Property” means all Intellectual Property issued by, registered or filed with, renewed by or the subject of a pending application before any Governmental Authority or internet domain name registrar in any jurisdiction throughout the world. Regulations. “Regulations” means the Treasury Regulations promulgated by the United States Department of Treasury. Related Party. “Related Party” means with respect to any specified Person, (a) any Affiliate of such specified Person, or any director, officer, general partner or managing member of such Affiliate; (b) any Person who serves as a director, officer, partner, member or in a similar capacity of such specified Person; and (c) any equityholder of such specified Person. Release. “Release” (including the term “Released”) means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or onto the environment including upon any soil, sediment, subsurface strata, surface water or groundwater, whether sudden or non-sudden and whether accidental or non-accidental, or any release, emission or discharge as those terms are defined in applicable Environmental Law. Remedial Action. “Remedial Action” means any action required to investigate, clean up, remove, monitor, assess or remediate, or conduct remedial or corrective actions with respect to any actual or threatened Release or presence of Hazardous Materials to the extent such action is (i) required to comply with Environmental Law, an Environmental Permit or Governmental Order or required by or at the written, unsolicited request of a Governmental Authority, (ii) necessary or reasonably advisable to be conducted in response to a Third-Party Claim, or (iii) necessary or reasonably advisable to prevent or mitigate an imminent and substantial threat to human health or the environment.

-25- Representatives. “Representatives” means with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, investment bankers, consultants, attorneys, accountants and other advisors and representatives. Represented Employee. “Represented Employee” means a Business Employee who is represented by a trade union and whose terms and conditions of employment are subject to a Labor Agreement. Restricted Area. “Restricted Area” shall have the meaning set forth in Section 12.1. Retained Names and Marks. “Retained Names and Marks” shall have the meaning set forth in Section 6.6(a). RWI Policy. “RWI Policy” shall have the meaning set forth in Section 6.13. Sales Taxes. “Sales Taxes” shall have the meaning set forth in Section 7.1(a). Sanctions. “Sanctions” shall have the meaning set forth in Section 4.7(c). Sanctioned Person. “Sanctioned Person” shall have the meaning set forth in Section 4.7(d). Security Bonds. “Security Bonds” shall have the meaning set forth in Section 6.14(a). Seller. “Seller” shall have the meaning set forth in the Preamble. Seller 401(k) Plan. “Seller 401(k) Plan” shall have the meaning set forth in Section 6.9(h).

-26- Seller Benefit Plan. “Seller Benefit Plan” means any Plan to which a Seller or any Subsidiary is a party, or with respect to which a Seller or any Subsidiary thereof has any Liabilities or which are maintained, contributed to or sponsored by a Seller or any Subsidiary thereof, in each case for the benefit of any Business Employees and/or their spouses, dependents or beneficiaries, except that the term “Seller Benefit Plan” shall not include any Union Benefit Plan. Sellers Disclosure Schedule. “Sellers Disclosure Schedule” means the Sellers Disclosure Schedule, dated as of the date of this Agreement, delivered by the Sellers to the Purchaser in connection with this Agreement. Seller Environmental Liabilities. “Seller Environmental Liabilities” means any Liability or Loss to the extent relating to, or arising out of, (a) the presence or any Releases of Hazardous Materials at, in, on or from any Manufacturing Facility, Owned Real Property, Assumed Tenure or Leased Real Property, in each case at or prior to the Closing; (b) any Releases of Hazardous Materials at any third-party site to which such Hazardous Materials were transported or disposed of, or arranged for the transportation or disposal of, in each case by the Sellers from any Manufacturing Facility, Owned Real Property or Leased Real Property or otherwise in connection with the Business at or prior to the Closing; (c) any exposure, that occurred at or prior to the Closing, to Hazardous Materials at any Manufacturing Facility, Owned Real Property or Leased Real Property or otherwise in connection with the Business and any exposure to any Hazardous Material included in any product or material manufactured, marketed, sold or distributed at or prior to the Closing, in each case by the Sellers, from any Manufacturing Facility, Owned Real Property or Leased Real Property or by the Business; (d) at or prior to the Closing, any violation of or noncompliance with Environmental Laws or Environmental Permits in connection with the Business or occurring or existing at any Manufacturing Facilities, any Owned Real Property or Leased Real Property, in each case by the Sellers; and (e) any Action under any Environmental Law or Environmental Permit in connection with the Business, any Manufacturing Facility, Owned Real Property, Leased Real Property or other Transferred Assets arising due to circumstances that occurred or existed at or prior to the Closing, except for any Action arising due to changes in Environmental Laws or Environmental Permits after the Closing, and for the avoidance of doubt, in all cases (a) to (e) “Seller Environmental Liabilities” shall not include any Liability or Loss relating to, or arising out of, changes in Environmental Laws or Environmental Permits after the Closing. Seller Indemnified Party. “Seller Indemnified Party” shall have the meaning set forth in Section 10.3. Seller’s Annual Incentive Programs. “Seller’s Annual Incentive Programs” shall have the meaning set forth in Section 6.9(j).

-27- Sellers’ Knowledge; Knowledge of the Sellers. “Sellers’ Knowledge”, “Knowledge of the Sellers” or any similar term used in this Agreement means the actual knowledge of any of the Persons identified on Section 1.180 of the Sellers Disclosure Schedule and the knowledge any of such individuals would have acquired in the exercise of reasonable inquiry. Seller Reduction Compensation Payment. “Seller Reduction Compensation Payment” shall have the meaning set forth in Section 3.7(a). SFI Certificates. “SFI Certificates” shall have the meaning set forth in Section 6.16(a). Shared Contracts. “Shared Contracts” means (a) any Contract to which a Seller or any Subsidiary thereof is a party for the provision of goods and/or services (i) to a third party where such goods and/or services are provided or sold by both the Business and any businesses (other than the Business) of the Sellers and their Subsidiaries or (ii) by a third party to both the Business and any businesses (other than the Business) of the Sellers and their Subsidiaries and, in either case of the foregoing clause (a)(i) or clause (a)(ii), which is reasonably likely to result in payments to or from the Business in excess of $100,000 in any 12-month period, and (b) those Contracts listed on Section 1.183 of the Sellers Disclosure Schedule. Silviculture Adjustment. “Silviculture Adjustment” shall have the meaning set forth in Section 3.9(a). Silviculture Liability. “Silviculture Liability” means, as of the time of determination, the current and long-term silviculture and other related liabilities set forth in Section 3.8 of the Sellers Disclosure Schedule and associated with the Assumed Tenures to reforest areas where timber harvesting has occurred pursuant to the Assumed Tenures and, for greater certainty, the underlying obligation to reforest such areas in accordance with applicable Laws. The dollar figures set forth in Section 3.8 of the Sellers Disclosure Schedule are intended to provide an illustrative example only, but the line items set forth thereon shall be the line items used in any calculation of Silviculture Liability. Silviculture Statement. “Silviculture Statement” shall have the meaning set forth in Section 3.8.

-28- Straddle Period. “Straddle Period” means any Tax period beginning on or prior to, and ending after, the Closing Date. Subsidiary. “Subsidiary” of any Person means any other Person with respect to which such first Person (alone or in combination with any of such first Person’s other Subsidiaries) owns (a) capital stock or other equity interests having the ordinary voting power to elect a majority of the board of directors or other governing body of such Person, or if no such governing body exists, a majority of the outstanding voting securities of such Person, or (b) capital stock or other equity interests representing more than 50% of the value of the outstanding capital stock or equity interests or entitling the holder to receive more than 50% of the profits of or distributions made by such Person. Tax; Taxes. “Tax” or “Taxes” means any federal, state, provincial, local, or non-U.S. taxes, charges, fees, levies or other assessments or similar charges of any kind whatsoever including any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, escheat, turnover, net worth, margin, inventory, carbon, transactional, capital gains, documentary, recapture, production, fuel, personal property, GST, PST, sales, use, transfer, conveyance, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax of a similar kind whatsoever including any interest, penalty, or addition thereto, imposed by any Governmental Authority. Tax Act. “Tax Act” means the Income Tax Act (Canada). Tax Contest. “Tax Contest” shall have the meaning set forth in Section 7.3. Tax Returns. “Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof required to be filed or otherwise filed with a Governmental Authority with respect to Taxes.

-29- Tenure Deposits. “Tenure Deposits” means the security deposited by the Sellers with the applicable Governmental Authority in respect of the Assumed Tenures or Permits which are included in the Transferred Assets, all as set out at Section 1.193 of the Sellers Disclosure Schedule. Tenure Management and Fiber Supply Agreement. “Tenure Management and Fiber Supply Agreement” means the Tenure Management and Fiber Supply Agreement to be entered into by the Purchaser, the Canadian Purchaser, Parent and LP Canada as of Closing, substantially in the form attached hereto as Exhibit A. Termination Date. “Termination Date” shall have the meaning set forth in Section 11.1(a). Third-Party Claim. “Third-Party Claim” shall have the meaning set forth in Section 10.5(b). Third-Party Payment. “Third-Party Payment” shall have the meaning set forth in Section 10.4(b). Timber Harvesting Contracts. “Timber Harvesting Contracts” means those Contracts under which another Person carries out one or more phases of LP Canada’s timber harvesting operations under the Assumed Tenures as set forth in Section 1.198 of the Sellers Disclosure Schedule. Title Company. “Title Company” means a title insurance company selected by the Purchaser and reasonably acceptable to the Seller. Transaction Documents. “Transaction Documents” means this Agreement, the Local Conveyance Documents, the Fiber Conveyance Documents, the Intellectual Property Assignment Agreement, the Tenure Management and Fiber Supply Agreement, the OSB Supply Agreement and the Transition Services Agreement. Transfer Date. “Transfer Date” shall have the meaning set forth in Section 6.9(a).

-30- Transfer Taxes. “Transfer Taxes” means any sales, use, value added, transfer, conveyance, ad valorem, stamp, stamp duty, recording or other similar Tax, including GST and PST, imposed by any Governmental Authority upon the sale, transfer or assignment of real, personal, tangible or intangible property or any interest therein pursuant to this Agreement, including any interest, penalty, or addition thereto, imposed by any Governmental Authority. Transferred Accounts Receivable. “Transferred Accounts Receivable” means all trade accounts receivable of the Sellers (other than from the Sellers, or any of their Subsidiaries), notes receivable, rebates receivable, employee advances and other miscellaneous receivables of the Sellers and their Subsidiaries, in each case, arising primarily out of operation of the Business. Transferred Assets. “Transferred Assets” shall have the meaning set forth in Section 2.1(a). Transferred Contracts. “Transferred Contracts” means the Contracts (other than Transferred IP Agreements, Assumed Tenures and Timber Harvesting Contracts) by and between a Seller or any of its Subsidiaries, on the one hand, and one or more third parties, on the other hand, that are related exclusively to the Business, including those Contracts identified on Section 1.205 of the Sellers Disclosure Schedule. Transferred Employees. “Transferred Employees” shall have the meaning set forth in Section 6.9(a) and also includes all Represented Employees who either continue or commence employment with the Purchaser on or after the Closing Date. Transferred Equipment. “Transferred Equipment” means the Equipment in which a Seller or any of its Subsidiaries has any right, title or interest that is either (a) located at the Manufacturing Facilities or (b) primarily used or held for use in connection with the Business, but in each case, excluding those items set forth on Section 1.207 of the Sellers Disclosure Schedule. Transferred Deferred Assets. “Transferred Deferred Assets” shall have the meaning set forth in Section 3.1.

-31- Transferred Information. “Transferred Information” means sales and promotional literature, correspondence and other sales-related materials, whether in hard copy or computer format, in each case to the extent used or held for use in the Business. Transferred Intellectual Property. “Transferred Intellectual Property” means the Intellectual Property owned or purported to be owned by a Seller or any of its Subsidiaries that is primarily used or held for use in the Business, together with the Registered Intellectual Property identified on Section 1.210 of the Sellers Disclosure Schedule and the Transferred Software, but excluding the Retained Names and Marks. Transferred Inventory. “Transferred Inventory” means all inventories, raw materials, packaging materials, work in process, semi-finished and finished goods, purchased supplies, other supplies and spare parts and materials used for maintaining production machinery and equipment, in each case, that are (a) primarily used or held for use by the Sellers or any of their Subsidiaries for the conduct of the Business; or (b) located at any Manufacturing Facility; provided, however, that any inventory consisting of laminated strand lumber (LSL) shall be excluded from Transferred Inventory. Transferred IP Agreements. “Transferred IP Agreements” means all Contracts providing for a license or other grant of rights by a third party to the Sellers or any of their Subsidiaries under Intellectual Property that are identified on Section 1.212 of the Sellers Disclosure Schedule or that otherwise relate primarily to the Business. Transferred IT Assets. “Transferred IT Assets” means the technology devices, computers, Software, servers, hardware, networks, and all other information technology equipment (collectively, “IT Assets”) that are identified on Section 1.213 of the Sellers Disclosure Schedule or that otherwise relate primarily to the Business. Transferred Permits. “Transferred Permits” means the Permits of the Sellers or any of their Subsidiaries used or held for use primarily in connection with the Business, including those set forth on Section 1.214 of the Sellers Disclosure Schedule. Transferred Real Property Leases. “Transferred Real Property Leases” means the leases set forth on Section 1.215 of the Sellers Disclosure Schedule.

-32- Transferred Records. “Transferred Records” means all books, records, invoices, customer lists, customer records, shipping records, supplier lists, historical data, Tax records (other than income Tax Returns and the related Tax records), Employee Records (excluding the type described in Section 2.1(c)(xiv)), correspondence, documents, lists, plans, financial statements, internal audit or compliance reports and other documents, records, papers and files, including all pending, interim and final analytical data, physical or chemical properties data, toxicological and environmental data and exposure-related data, and including all records required under Environmental Laws, whether in hard copy or computer format (all such items, “Records”), to the extent related to the Business including, for the avoidance of doubt, copies of all material Tax Returns for the past three years (and related Tax records) relating to Non-Income Taxes in the possession or control of the Sellers; provided, that the Sellers may redact information not related to the Business from the Transferred Records prior to the delivery of the Transferred Records to the Purchaser and, subject to Section 6.3, may retain a copy of any Transferred Records. Transferred Software. “Transferred Software” means Software owned or purported to be owned by a Seller or any of its Subsidiaries that is primarily used or held for use in the Business, including the Software identified on Section 1.217 of the Sellers Disclosure Schedule. Transition Services Agreement. “Transition Services Agreement” means the transition services agreement for the provision of transition services from the Sellers to the Purchaser (and their respective Affiliates) to be entered into by the Purchaser and Parent as of the Closing Date, in a form to be mutually agreed upon by the Purchaser and Parent prior to the Closing Date pursuant to Section 6.17. Union Benefit Plan. “Union Benefit Plan” means any Plan that is sponsored or maintained by a trade union, and which is required to be contributed to by any Seller or any Subsidiary for the benefit of any Represented Employees and/or their spouses, dependents or beneficiaries pursuant to the applicable Labor Agreement and any participating agreement. US Leave Employees. “US Leave Employees” shall have the meaning set forth in Section 6.9(b). US Non-Union Transferred Employees. “US Non-Union Transferred Employees” shall have the meaning set forth in Section 6.9(c).

-33- WARN Act. “WARN Act” means the Worker Adjustment Retraining and Notification Act of 1988, as amended, and any similar state or local Law. ARTICLE II SALE AND PURCHASE AT THE CLOSING Sale and Purchase of Assets at the Closing. (a) Upon the terms and subject to the conditions of this Agreement, and in consideration of the payment by the Purchaser and the Canadian Purchaser to the Sellers of the Purchase Price, the Sellers, at the Closing, shall (and, if applicable, shall cause their Subsidiaries to) sell, assign, transfer, convey and deliver, to the Purchaser and the Canadian Purchaser, and the Purchaser and the Canadian Purchaser shall, at the Closing, purchase from the Sellers (and, if applicable, their Subsidiaries), subject to Section 2.1(b) and Section 2.4, all of the Sellers’ (and, if applicable, their Subsidiaries’) right, title and interest in, to and under the following assets, properties and rights (the “Closing Assets” and together with the Fiber Assets (as hereinafter defined), the “Transferred Assets”), in each case free and clear of all Encumbrances, other than Permitted Encumbrances (and for greater certainty, all of LP Canada’s right, title and interest in the Transferred Assets shall be sold, assigned, transferred, conveyed and delivered to the Canadian Purchaser, and the Canadian Purchaser shall assume all Assumed Liabilities of LP Canada and be responsible for the portion of the Purchase Price allocable to such Transferred Assets in accordance with this Agreement): (i) the Manufacturing Facilities, together with the Owned Real Property associated therewith; (ii) the Transferred Intellectual Property, together with (i) the right to sue at law or in equity relief for all claims or causes of action arising out of or related to any past, present or future infringement, misappropriation or violation thereof, (ii) the right to collect and receive all damages, royalties and other proceeds and payments in connection with the Transferred Intellectual Property, and (iii) the right to claim priority to any of the Transferred Intellectual Property; (iii) the Transferred Inventory; (iv) the Transferred Real Property Leases, Transferred Contracts and Transferred IP Agreements; (v) rights and benefits under Shared Contracts to the extent such rights and benefits are related to the Business; (vi) the Transferred Accounts Receivable; (vii) the Transferred Permits; (viii) the Transferred Records;

-34- (ix) the Transferred Information; (x) the Transferred Equipment and the Transferred IT Assets; (xi) the Goodwill; (xii) all prepaid expenses, credits, deposits, claims, refunds, rights of recovery, rights of set-off, rights of recoupment and advance payments of any kind to the extent relating to the Business or to any Transferred Assets; and (xiii) all assets, properties and rights (other than those of the types described in the earlier subsections of this Section 2.1(a)) primarily relating to, or used or held for use in the Business. (b) For the avoidance of doubt, notwithstanding Section 2.1(a), the Fiber Assets will be subject to the provisions of Article III and will be sold, assigned, transferred, conveyed and delivered as of the Fiber Transfer Date (and not as of the Closing Date, unless the Fiber Transfer occurs on the Closing Date). (c) The Purchasers acknowledge and agree that pursuant to this Agreement, the Sellers shall not sell, convey, assign, transfer or deliver, nor cause any of their Subsidiaries to sell, convey, assign, transfer or deliver, to the Purchasers, and the Purchasers shall not purchase, and the Transferred Assets shall not include, the Sellers’ or any of the Sellers’ Subsidiaries, right, title or interest to any assets (other than the Transferred Assets) of the Sellers or of any of their Subsidiaries (the “Excluded Assets”), including any of the following assets: (i) all rights to Tax refunds, Tax credits, Tax assets or other Tax benefits arising from any payment (other than a payment of Transfer Taxes, which is addressed by Section 7.4) made to any Governmental Authority by Sellers or any of the Sellers’ Subsidiaries; (ii) subject to and without limiting Section 2.1(a)(xii), all rights of the Sellers or their Subsidiaries under any Contracts, except for the rights of a Seller or any Subsidiary thereof under (A) the Transferred Contracts, (B) the Transferred IP Agreements, and (C) the Shared Contracts to the extent the rights thereunder are related to the Business; (iii) the company seal, minute books, charter documents, stock or equity record books of the Sellers or their Subsidiaries and such other books and records of the Sellers or their Subsidiaries pertaining specifically to the organization, existence or capitalization of the Sellers or any Subsidiary thereof, as well as any other records or materials of the Sellers or their Subsidiaries relating exclusively to the businesses of the Sellers or any Subsidiary thereof other than the Business; (iv) all owned real property, leased real property or other interests in real property of the Sellers or any Subsidiary thereof other than the Owned Real Property and Leased Real Property;

-35- (v) all rights, title and interest of the Sellers or any Subsidiary thereof under this Agreement and the rights of the Sellers or any Subsidiary thereof under the other Transaction Documents, any documents delivered or received in connection herewith or therewith and all other agreements entered into by the Sellers or any Subsidiary thereof in connection with the transactions contemplated by this Agreement or the other Transaction Documents; (vi) subject to and without limiting Section 2.1(a)(ii), all Excluded Claims; (vii) all Tax Returns and other Tax records of the Sellers or any Subsidiary thereof, other than those Tax records included in the Transferred Records; (viii) subject to and without limiting Section 6.8(d), all insurance policies and binders and interests in insurance pools and programs and self-insurance arrangements whether or not related to the Business, for all periods before, through and after the Closing, including any and all refunds and credits due or to become due thereunder and any prepaid premiums and any and all claims, rights to make claims and rights to proceeds thereunder; (ix) all rights, title and interest of the Sellers or any Subsidiary thereof in and to the Retained Names and Marks, other than as expressly provided in Section 6.6; (x) all accounts receivable of the Sellers or any Subsidiary thereof that are not Transferred Accounts Receivable; (xi) all Intellectual Property of the Sellers or any Subsidiary thereof that is not Transferred Intellectual Property; (xii) all rights and interest of the Sellers or any Subsidiary thereof under credit support instruments and any similar instruments (including letters of credit, consignments, setoff rights, indemnities, guarantees, liens, security arrangements, any other documents or rights intended to secure payment); (xiii) all customer credit files of the Sellers or any Subsidiary thereof other than those included in the Transferred Assets; (xiv) those Employee Records the Sellers are prohibited by Law from transferring to the Purchaser; (xv) all assets, insurance policies and other funding vehicles of the Seller Benefit Plans, except as specifically provided in Section 6.9; (xvi) subject to and without limiting Section 2.1(a)(xii) or Section 6.8(d), all cash, cash equivalents, marketable securities, bank deposits (including uncleared checks and drafts received but not yet credited), lease deposits, credit cards and bank accounts or similar items of the Sellers or any Subsidiary thereof;

-36- (xvii) all Permits of the Sellers and any Subsidiary thereof, other than the Transferred Permits; (xviii) (A) all attorney-client privilege and attorney-work-product protection of the Sellers or associated with the Business, the Transferred Assets or the Assumed Liabilities, including related to any Excluded Claims or as a result of legal counsel representing the Sellers in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents; and (B) all documents or communications subject to the attorney-client privilege or work-product protection described in subclause (A) of this paragraph; (xix) all Legacy Properties; (xx) any shares of capital stock or other equity interests of the Sellers or any Subsidiary thereof; and (xxi) the assets identified on Section 2.1(c)(xxi) of the Sellers Disclosure Schedule. Assumption and Exclusion of Liabilities at the Closing. (a) At the Closing, upon the terms and subject to the conditions set forth in this Agreement, the Purchasers shall assume, and agree to pay, perform and discharge when due, all Liabilities of the Sellers or their Subsidiaries to the extent arising out of or related to the ownership or use of the Transferred Assets or the operation of the Business, in each case, other than Excluded Liabilities, including the following (in each case, other than Excluded Liabilities) (collectively, the “Assumed Liabilities”), it being understood that the Canadian Purchaser shall assume only the Assumed Liabilities of LP Canada and the Purchaser shall assume only the other Assumed Liabilities, in each case subject to and without limiting Section 2.11: (i) all Liabilities of the Sellers or their Subsidiaries (other than those with respect to Legacy Properties and other than Seller Environmental Liabilities and Known Liabilities) to the extent arising out of, or relating to, directly or indirectly, the Business or the Transferred Assets (excluding the Transferred Contracts, the Transferred IP Agreements and the Shared Contracts which are addressed in Section 2.2(a)(ii)), whether arising prior to, on or after the Closing; (ii) all Liabilities of the Sellers or their Subsidiaries arising under, or relating to, (A) the Transferred Contracts, (B) the Transferred IP Agreements and (C) (subject to Section 2.4) that portion of the Shared Contracts that relates to the Business, in each case in connection with performance thereof, whether arising prior to, on or after the Closing; (iii) all Liabilities of the Sellers or their Subsidiaries (other than with respect to Legacy Properties and other than Taxes, Seller Environmental Liabilities and Known Liabilities) arising from, or relating to, any Action against the Sellers or any of their Subsidiaries or the Business to the extent arising from, or relating to, the conduct of the Business, prior to, on or after the Closing;

-37- (iv) all Liabilities for Taxes to the extent arising out of or relating to the ownership or use of the Transferred Assets or the operation of the Business during any Post-Closing Tax Period and all Transfer Taxes; (v) all of the Liabilities respecting Business Employees expressly assumed by the Purchaser pursuant to Section 6.9; and (vi) all Purchaser Environmental Liabilities (other than Known Liabilities). (b) Notwithstanding anything to the contrary in Section 2.2(a), the Sellers and their Subsidiaries shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchasers shall not assume or have any responsibility for, the following Liabilities of the Sellers or their Subsidiaries other than the Assumed Liabilities (collectively, the “Excluded Liabilities”). The Excluded Liabilities include the following: (i) all Known Liabilities; (ii) all Indebtedness; (iii) all Liabilities for Excluded Taxes; (iv) except as expressly assumed by the Purchasers pursuant to Section 6.9, any and all Liabilities incurred, arising pursuant to, under, in respect of or relating to (A) the Seller Benefit Plans and any Taxes related thereto, and (B) the employment or provision of services, prospective employment or provision of services or termination of employment or services (including any and all severance, termination or similar payments or benefits and all Liabilities in respect of any compensation incurred, earned by or accrued with respect to any such Business Employee and any Taxes related thereto), of (1) all prospective, current or former employees and other service providers of the Sellers and their Subsidiaries, other than the Transferred Employees and (2) the Transferred Employees on or prior to the Transfer Date (including any severance, termination or similar payments or benefits payable to any such Transferred Employee in connection with the termination of their employment with the Sellers and their Subsidiaries as a result of the Closing and all Liabilities in respect of any compensation incurred, earned by, or accrued with respect to, any Transferred Employee prior to the Closing Date and any Taxes related thereto); (v) all Liabilities to the extent relating to or arising out of Legacy Properties; (vi) all Seller Environmental Liabilities; and (vii) all Silviculture Liabilities and other Liabilities related to the Fiber Assets (except, from and after the Fiber Transfer, the Assumed Fiber Liabilities). Procedures for the Transfer of Closing Assets. The Sellers and the Purchaser shall effect on the Closing Date the transfer or assignment of the Closing Assets and the assumption and assignment of the Assumed Liabilities from the

-38- Sellers (and, as applicable, their Subsidiaries) to the Purchaser pursuant to the Local Conveyance Documents and the Intellectual Property Assignment Agreement. Shared Contracts; Assignment of Contracts and Rights. (a) Any Shared Contract shall be assigned, transferred and conveyed to the Purchasers (or split and novated and in connection therewith assigned, transferred and conveyed to the Purchasers) only with respect to (and preserving the meaning of) those parts that are related to the Business, if so assignable, transferable or conveyable, so that the Purchasers shall be entitled to the rights and benefits of those parts of the applicable Shared Contract to the extent related to the Business, and the Purchasers shall assume all burdens thereof and the related portion of any Liabilities to the extent related to the Business and constituting Assumed Liabilities (and the Sellers shall retain all other rights, benefits, burdens and Liabilities). In furtherance of the foregoing, the Purchasers will promptly pay, perform or discharge when due any Liability (including, in the case of Taxes, only Taxes that are Assumed Liabilities pursuant to Section 2.2(a)(iv)) arising under such Shared Contract or with respect thereto at any time to the extent related to the Business and constituting an Assumed Liability and the Sellers will promptly pay, perform or discharge when due any Liability (including any liability for Taxes) arising under such Shared Contract or with respect thereto at any time to the extent related to any business other than the Business or constituting an Excluded Liability. Notwithstanding anything to the contrary to this Agreement, the Purchaser may, by written notice to the Sellers prior to the Closing, exclude any Shared Contract from the Transferred Assets (and any related Liability from the Assumed Liabilities). (b) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Permit or Record at the Closing that otherwise would be a Transferred Contract, a Transferred IP Agreement, a Transferred Permit, a Transferred Record or (as contemplated by Section 2.4(a)) a Shared Contract or any right thereunder if such assignment, without the consent of a third party, would constitute a material breach of such Contract, Permit or Record or adversely affect the rights of the Purchasers or the Sellers or their Subsidiaries thereunder. The Sellers will use their commercially reasonable efforts to obtain the consent of the other parties to any such Contract, Permit or Record in connection with the transfer of such Contract, Permit or Record or any claim or right or any benefit arising thereunder for the assignment thereof to the Purchasers. If, on the Closing Date, any such consent is not obtained, or if an attempted transfer or assignment thereof would be ineffective or a violation of applicable Law so that the Purchasers would not in fact receive all such rights (or, in the case of a Shared Contract, all of the rights thereunder to the extent related to the Business), the Sellers will cooperate in an arrangement reasonably agreed upon by the parties under which the Purchasers or a designated Subsidiary would, in compliance with applicable Law, obtain all of the benefits (or, in the case of a Shared Contract, all of the rights thereunder to the extent related to the Business) and assume the obligations and bear the economic burdens associated with such Contract, Permit, Record, claim, right or benefit (in each case solely to the extent such obligations and burdens constitute Assumed Liabilities), including by the Sellers subcontracting, sublicensing or subleasing to the Purchasers, or under which the Sellers would enforce, for the benefit of the Purchasers, and at the expense of the Purchasers, any and all of its rights against a third party thereto (including any Governmental Authority) associated with such Contract, Permit, Record, claim, right or benefit, and the Sellers would

-39- promptly pay to the Purchasers when received all monies received by it under any such Contract, Permit or Record or any claim or right or any benefit arising thereunder (or, in the case of a Shared Contract, all such monies received by the Sellers or any of their Subsidiaries under such Shared Contract to the extent related to the Business). Upon obtaining the requisite third-party consent thereto, such Contract, Permit or Record or right, if otherwise includable in the Transferred Assets or the transactions contemplated hereby, shall automatically be transferred and assigned to the Purchasers or a designee hereunder for no additional consideration pursuant to the terms of the Local Conveyance Documents (if applicable) without any further action by the Sellers, the Purchasers or any other Person. The provisions of this Section 2.4 shall in no way impose upon the Sellers any obligation to incur out-of-pocket expenses in connection with obtaining consents unless the Purchaser agrees to advance such expenses to the Sellers. (c) From and after the Closing, for so long as the Sellers are parties to any Shared Contracts and provide the Purchasers any claims, rights and benefits of any such Shared Contracts pursuant to an arrangement described in Section 2.4(b), the Purchasers shall indemnify, defend and hold the Sellers and their Affiliates harmless from and against all Losses incurred or asserted as a result of the Sellers’ or their Affiliates’ post-Closing direct or indirect ownership or performance of any such Shared Contracts (to the extent related to the Business). Purchase Price; Allocation of Purchase Price. (a) Subject to the adjustments set forth in Section 2.9, Section 2.10 and, if applicable, Section 3.7, the cash purchase price for the Transferred Assets shall be $210,000,000 (the “Purchase Price”). (b) LP Canada, Parent, Purchaser, and Canadian Purchaser have agreed upon a methodology for allocating the total consideration (including the Purchase Price) for the Transferred Assets as between those Transferred Assets being acquired by the Purchaser and those Transferred Assets being acquired by the Canadian Purchaser, in each case in the aggregate, and among those Transferred Assets being acquired by each Purchaser, as set forth in Section 2.5(b) of the Sellers Disclosure Schedule (the “Initial Allocation Schedule”). For the avoidance of doubt, the Initial Allocation Schedule shall include sufficient information for the Purchasers to determine the availability of any Transfer Tax exemptions, including but not limited to the GST relief for forestry licenses under section 162 of the Excise Tax Act (Canada) and PST resale exemptions for Transferred Inventory and exemptions for production machinery and equipment. No later than ten (10) days before Closing, Seller shall deliver a schedule updating the Initial Allocation Schedule to take into account the financials of LP Canada and Parent as of June 30, 2022, but based on the same methodology as used in preparing the Initial Allocation Schedule (the “Closing Date Allocation Schedule”); provided, that if Purchaser disagrees that such schedule reflects the same methodology, the Parties shall cooperate in good faith to ensure that an agreed upon Closing Date Allocation Schedule is prepared prior to Closing. Within sixty (60) days after the Final Net Working Capital is finally determined pursuant to Section 2.10, the Parent shall deliver to Purchaser and Canadian Purchaser a schedule allocating the total consideration paid for the Transferred Assets (which includes the Purchase Price and the agreed amount of any Assumed Liabilities treated as consideration for the Transferred Assets), among the Transferred Assets, using the same methodology as used in the Initial Allocation Schedule, updated only for changes in facts (the “Post-Closing Allocation

-40- Schedule”). The Sellers and Purchaser and Canadian Purchaser agree that the intention is that the Post-Closing Allocation Schedule be in accordance and consistent with Section 1060 of the Code and the Regulations promulgated thereunder. (c) The Post-Closing Allocation Schedule so delivered by Parent shall not be deemed final until accepted by the Purchaser and Canadian Purchaser if the Purchaser and Canadian Purchaser deliver to the Parent, within fifteen (15) days after receipt of the Post-Closing Allocation Schedule, a written statement describing each objection thereto, which objections may not relate to a change in methodology from the Initial Allocation Schedule. The Purchaser, the Canadian Purchaser and the Sellers shall negotiate in good faith to resolve in any disagreements (and will reflect any agreed upon changes in a revised Post-Closing Allocation Schedule). The Post-Closing Allocation Schedule, as finalized and agreed to, is the final allocation schedule (the “Final Allocation Schedule”). (d) The Closing Date Allocation Schedule shall be used for the calculation of any Transfer Taxes due to the Governmental Authority at Closing, unless otherwise agreed to in writing. (e) The parties agree to file (and cause their Subsidiaries to file) all Tax Returns (including IRS Form 8594 and any similar statements) in a manner consistent with the Final Allocation Schedule and agree not to take (and to cause their Subsidiaries not to take) any position inconsistent therewith in any Tax Return, audit, examination, refund claim, or otherwise, unless required to do so by applicable Law. Each party agrees to notify the other if the IRS or any other Governmental Authority proposes any changes to any allocations made pursuant to the Final Allocation Schedule. (f) The Purchaser, the Canadian Purchaser and any other applicable withholding agent will make all payments due from the Purchaser or the Canadian Purchaser under this Agreement without deduction or withholding for any Taxes, except as required by applicable Law. If the Purchaser reasonably believes that applicable Law requires any such deduction or withholding, the Purchaser will give written notice thereof to the Sellers no later than ten (10) days before the date such payment is due, and the Purchaser, the Canadian Purchaser and the Sellers will cooperate in good faith to minimize the amount of any deduction or withholding (or obtain a refund of any such deduction or withholding) including obtaining and providing, and if required, filing with the relevant Governmental Authority, any applicable documentation. Promptly after any such deduction or withholding, the Purchaser shall deliver to the Sellers (i) the original or a certified copy of a receipt issued by such Governmental Authority evidencing the payment of such deducted or withheld amount and any other evidence of such payment reasonably requested by the Sellers or (ii) other evidence of payment that is reasonably satisfactory to the Sellers. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Closing Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the “Closing”) to be held remotely by electronic delivery of executed documents at 10:00 a.m. New York time (a) on the first Business Day of the calendar

-41- month immediately following the calendar month in which all of the conditions set forth in Article VIII (other than those conditions that by their nature can only be satisfied or waived at the Closing, but subject to the satisfaction or waiver of all of the conditions set forth in Article VIII at the Closing) are first satisfied or waived, provided that there shall be at least three (3) Business Days between the date all such conditions are first satisfied or waived and the Closing Date or (b) at such other place or at such other time or on such other date as the Sellers and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place, the “Closing Date”). The Closing will be deemed effective as of 12:01 a.m. in each applicable time zone on the Closing Date (the “Closing Date Effective Time”) for purposes of determining all amounts described in Section 2.9 and Section 2.10. Closing Deliveries by the Sellers. At the Closing, the Sellers shall deliver or cause to be delivered to the Purchaser: (a) executed counterparts of (i) each Local Conveyance Document; and (ii) each other Transaction Document that is to be executed at the Closing and, in each case, to which a Seller or any of its Subsidiaries is a party, each in a form mutually agreed upon by the Purchaser and the Sellers prior to the Closing Date pursuant to Section 6.17; (b) a receipt for the Closing Date Payment and the amount specified in Section 7.4(a) of this Agreement; (c) the executed certificate referenced in Section 8.2(a); (d) an executed certificate as to the non-foreign status of Parent pursuant to Section 1.1445-2(b)(2) of the Regulations; (e) an executed resale certificate for a transfer of Transferred Inventory in California and North Carolina; (f) an executed California Form 593, California Real Estate Withholding Statement; (g) the GST election referenced in Section 7.4, to the extent that such election is made; (h) a completed Allocation Schedule, mutually agreed with the Purchaser pursuant to Section 2.5(b); (i) the executed certificate referenced in Section 6.18; and (j) evidence satisfactory to the Title Company that the North Carolina Deed of Trust has been discharged and released from record. Closing Deliveries by the Purchaser. At the Closing, the Purchaser and the Canadian Purchaser shall deliver or cause to be delivered:

-42- (a) to Parent, for the benefit and on behalf of the Sellers in proportion with the allocation determined pursuant to Section 2.5(b), the Closing Date Payment by wire transfer in immediately available funds to the bank account specified by Parent in writing at least two (2) Business Days prior to the Closing Date; (b) to Parent, for the benefit and on behalf of LP Canada, by wire transfer in immediately available funds to the bank account specified by Parent in writing at least two (2) Business Days prior to the Closing Date, the amount specified in Section 7.4(a) of this Agreement; (c) to the Sellers, executed counterparts of (i) each Local Conveyance Document; and (ii) each other Transaction Document that is to be executed at the Closing and, in each case, to which the Purchaser or any of its Affiliates is a party, each in a form mutually agreed upon by the Purchaser and the Sellers prior to the Closing Date pursuant to Section 6.17; (d) the GST election, to the extent that such election is made, and any PST exemption certificates or equivalent documentation referenced in Section 7.4; and (e) to the Sellers, the certificate referenced in Section 8.1(a). Preliminary Adjustment of Purchase Price. The Sellers shall provide to the Purchaser at least three (3) Business Days prior to the Closing Date a written statement (the “Estimated Purchase Price Statement”) setting forth in reasonable detail the Sellers’ good faith calculation of the estimated Net Working Capital as of the Closing Date Effective Time (the “Preliminary Net Working Capital”) calculated consistently with the illustrative calculation of Net Working Capital set forth in Section 2.9 of the Sellers Disclosure Schedule and consisting of only those specific line items included in Section 2.9 of the Sellers Disclosure Schedule and on the same basis as the Financial Statements, together with reasonable backup documentation (including, for the avoidance of doubt, an itemization of each Transferred Account Receivable included in the Preliminary Net Working Capital). The Estimated Purchase Price Statement shall also set forth the Sellers’ good faith calculation of the Purchase Price payable as of the Closing Date, determined in accordance with this Section 2.9. Following the delivery of the Estimated Purchase Price Statement, during normal business hours and upon reasonable advance notice, the Sellers shall provide reasonable access to the Purchaser to all workpapers and other books and records utilized by the Sellers or their Representatives in the preparation of the Estimated Purchase Price Statement and shall use commercially reasonable efforts to make available to the Purchaser those of its Representatives involved in the preparation of the Estimated Purchase Price Statement. Prior to the Closing Date, the Sellers shall promptly consider in good faith any comments of the Purchaser to the Estimated Purchase Price Statement, and the Estimated Purchase Price Statement shall be updated to reflect any changes thereto mutually agreed to by the parties; provided, that if no such mutual agreement is obtained, the Estimated Purchase Price Statement as delivered by the Sellers shall be used for purposes of the Closing. For the avoidance of doubt, any failure by the Purchaser to provide any such comments shall not affect, modify or otherwise prejudice in any way the Purchaser’s rights and remedies under this Agreement. The Purchase Price shall be (i) increased by the amount, if any, that the Preliminary Net Working Capital exceeds the Baseline Net Working Capital, and (ii) decreased

-43- by the amount, if any, that the Baseline Net Working Capital exceeds the Preliminary Net Working Capital. The Estimated Purchase Price Statement shall be accompanied by a certificate executed by a senior financial officer of Parent to the effect that the Preliminary Net Working Capital has been calculated in good faith in accordance with this Section 2.9. To the extent that any foreign currency conversions are necessary in connection with the preparation of Preliminary Net Working Capital, such conversions shall be consistent with the method for conversion of foreign currency as used by Parent in preparation of its audited financial statements using the applicable exchange rate as of the date immediately prior to the date of the Estimated Purchase Price Statement. Final Net Working Capital; Adjustment of Purchase Price. (a) Within sixty (60) days after the Closing Date, the Purchaser shall prepare and deliver to the Sellers a statement (the “Post-Closing Adjustment”) setting forth in reasonable detail its calculations of Net Working Capital as of the Closing Date Effective Time (the “Final Net Working Capital”) prepared consistently with the calculation of Net Working Capital set forth on Section 2.9 of the Sellers Disclosure Schedule and consisting only those specific line items included in the calculation of Net Working Capital set forth on Section 2.9 of the Sellers Disclosure Schedule (including having the inventory amount included in the Final Net Working Capital being based on a physical inventory to be conducted, in accordance with past practice, immediately after the Closing Date Effective Time, by the Purchaser (and observed by the Sellers) at the Manufacturing Facilities) and on the same basis as the Financial Statements, together with reasonable backup documentation (including, for the avoidance of doubt, an itemization of each Transferred Account Receivable included in the Final Net Working Capital). The Post-Closing Adjustment shall also set forth the Purchaser’s calculation of the Purchase Price, determined in accordance with this Section 2.10. The Post-Closing Adjustment shall be accompanied by a certificate executed by a senior financial officer of the Purchaser to the effect that the Post-Closing Adjustment has been prepared in good faith in accordance with this Section 2.10(a). To the extent that any foreign currency conversions are necessary in connection with the preparation of the Final Net Working Capital, such conversions shall be consistent with the method for conversion of foreign currency as used by Parent in the preparation of its audited financial statements using the applicable exchange rate as of the Closing Date. (b) During the forty-five (45) day period following delivery of the Post-Closing Adjustment, during normal business hours and upon reasonable advance notice, the Purchaser shall provide reasonable access to the Sellers to all workpapers and other books and records utilized by the Purchaser or its Representatives in the preparation of the Post-Closing Adjustment and shall use commercially reasonable efforts to make available to the Sellers those of its Representatives involved in the preparation of the Post-Closing Adjustment. (c) If the Sellers disagree with the Purchaser’s calculation of Final Net Working Capital, the Sellers shall, within forty-five (45) days after the Sellers’ receipt of the Post-Closing Adjustment, deliver a written notice (the “Dispute Notice”) to the Purchaser disagreeing with such calculation(s). The Dispute Notice will set forth the Sellers’ objections, if any, to the Post- Closing Adjustment in reasonable detail and the Sellers’ calculation of Final Net Working Capital. The Dispute Notice shall specify those items deemed to be in dispute (the “Disputed Items”), and all other matters included in the Post-Closing Adjustment delivered by the

-44- Purchaser shall be deemed to be final and binding on the parties hereto. After timely delivery of the Dispute Notice by the Sellers, the parties will use commercially reasonable efforts to resolve any Disputed Items, and any resolution by the Sellers and the Purchaser of such Disputed Items in writing shall be final and binding on the parties hereto. (d) If any Disputed Items cannot be resolved by the parties within thirty (30) days after the Sellers deliver the Dispute Notice to the Purchaser, such Disputed Items shall be referred to the Independent Accountant. Unless otherwise agreed, not later than thirty (30) days after the referral of any Disputed Items to the Independent Accountant, the Sellers and the Purchaser shall concurrently submit written statements to the Independent Accountant (with a copy to the other party) setting forth their respective positions regarding the Disputed Items that remain in dispute. The Sellers and the Purchaser shall instruct the Independent Accountant to render its decision resolving the dispute within thirty (30) days after submission of the written statements, and during such period, the parties shall use commercially reasonable efforts to make available to the Independent Accountant during normal business hours such employees, information, books and records as may be reasonably requested by the Independent Accountant to make its final determination. In resolving any Disputed Item, the Independent Accountant (i) shall be bound by the provisions of this Section 2.10 and the definitions of Net Working Capital, Preliminary Net Working Capital and Final Net Working Capital; (ii) shall limit its review to the Disputed Items submitted to the Independent Accountant for resolution and not otherwise investigate matters independently; and (iii) shall further limit its review of the Disputed Items solely to whether the Post-Closing Adjustment has been prepared in accordance with this Section 2.10 or contains any mathematical or clerical error. The determination of any Disputed Items cannot, however, be in excess of, or less than, the greatest or lowest value, respectively, claimed for any such item in the Post-Closing Adjustment or the Dispute Notice. The Sellers and the Purchasers agree that the resolution by the Independent Accountant of any Disputed Items shall be final and binding on the parties hereto. All fees and expenses of the Independent Accountant relating to the work, if any, to be performed by the Independent Accountant hereunder shall be borne by the Sellers and the Purchaser in inverse proportion as they may prevail on the matters resolved by the Independent Accountant, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Independent Accountant. The Sellers and the Purchasers agree that the procedure set forth in this Section 2.10 for resolving disputes with respect to Final Net Working Capital and the Post-Closing Adjustment shall be the sole and exclusive method for resolving such disputes; provided, however, that the parties hereto agree that judgment may be entered upon the determination of the Independent Accountant in any court having jurisdiction over the party against which such determination is to be enforced. (e) If the Final Net Working Capital as finally determined pursuant to this Section 2.10 (i) is less than the Preliminary Net Working Capital, then the Purchase Price shall be decreased by the amount of such shortfall, and the Sellers shall pay, or cause to be paid, such amount to the Purchaser (on behalf of itself and the Canadian Purchaser, as applicable), as an adjustment to the Purchase Price; or (ii) is more than the Preliminary Net Working Capital, then the Purchase Price shall be increased by the amount of such excess, and the Purchaser (on behalf of itself and the Canadian Purchaser, as applicable) shall pay such amount to the Sellers, as an adjustment to the Purchase Price. Any such payment pursuant to the preceding sentence will be made by wire transfer of immediately available funds, to an account (or accounts) designated by

-45- the Purchaser or the Sellers, as the case may be, on the later of (A) the fifth (5th) Business Day after acceptance or deemed acceptance by the Sellers of the Post-Closing Adjustment (as contemplated by Section 2.10(c) above) or (B) the fifth (5th) Business Day following resolution of any Disputed Items (as contemplated by Section 2.10(c) or (d) above); provided, however, that if the parties are disputing the final calculation of the Purchase Price, to the extent part of any payment that would be payable pursuant to this Section 2.10(e) is not in dispute, the payor shall pay the amount not in dispute on the date the payment would otherwise be due but for such dispute by wire transfer of immediately available funds to an account (or accounts) designated by the recipient. All payments made pursuant to this Section 2.10(e) shall be accompanied by interest at a rate equal to the Interest Rate from the Closing Date through (but excluding) the date such payment is made. Any amounts payable by either party pursuant to this Section 2.10(e) may not be reduced by set-off against any amount(s) payable (whether at such time or in the future or upon the occurrence of a contingency) by the recipient or any Affiliate of the recipient to the payor or any Affiliates of the payor. Any payment required pursuant to this Section 2.10(e) (but excluding any amounts properly treated as interest for U.S. Tax purposes) shall constitute a payment in respect of the Purchase Price. (f) If the delivery deadline date for the Post-Closing Adjustment or the Dispute Notice is a day that is not a Business Day, the applicable delivery deadline date shall be the immediately following Business Day. (g) Notwithstanding any provision set forth in this Section 2.10 or elsewhere in this Agreement to the contrary, there is no general agreement among the parties to submit disputes under this Agreement to arbitration, it being understood that disputes with respect to the Post- Closing Adjustment shall be resolved solely in accordance with this Section 2.10 and the Independent Accountant shall serve as an expert, not as an arbitrator. Designated Transferees. At any time prior to the date that is fifteen (15) Business Days prior to the Closing Date, the Purchaser may deliver written notice to the Sellers designating one or more of the Purchaser’s Subsidiaries (whether or not existing as of the date hereof, and including the Canadian Purchaser and its Subsidiaries) as a “Subsidiary Transferee” hereunder; provided, however, that such notice shall set forth the name and jurisdiction of such Subsidiary of the Purchaser and the Transferred Assets and Assumed Liabilities such Subsidiary will acquire at the Closing, it being understood that all of LP Canada’s right, title and interest in, to and under the Transferred Assets shall be purchased by the Canadian Purchaser and all of the Assumed Liabilities of LP Canada shall be assumed by the Canadian Purchaser. Upon the delivery of such notice, (i) such Subsidiary Transferee shall be deemed a “Purchaser” for all purposes of this Agreement relating to the acquisition of the applicable Transferred Assets by such Subsidiary Transferee, (ii) each reference to the Purchaser in connection therewith shall automatically be deemed to be a reference to such Subsidiary Transferee and (iii) such Subsidiary Transferee shall automatically be assigned all rights of the Purchaser under this Agreement necessary in connection with such designation. Notwithstanding the foregoing, no such designation shall relieve the Purchaser of any of its obligations under this Agreement to the extent not performed by such Subsidiary Transferee.

-46- ARTICLE III TRANSFER OF FIBER ASSETS AT THE FIBER TRANSFER Transfer of Fiber Assets at the Fiber Transfer. Upon the terms and subject to the conditions of this Agreement, and in consideration of the payment by or on behalf of the Canadian Purchaser to LP Canada of the applicable portion of the Purchase Price at the Closing and for no additional consideration, LP Canada, at the Fiber Transfer, shall assign, transfer, convey and deliver, to the Canadian Purchaser, and the Canadian Purchaser shall, at the Fiber Transfer, accept and receive from LP Canada, all of LP Canada’s right, title and interest in and to the following assets (the “Fiber Assets”), free and clear of all Encumbrances, other than Permitted Encumbrances: (a) the Assumed Tenures; (b) the Timber Harvesting Contracts; (c) LP Canada’s right, title and interest in the logging roads and bridges located on Crown land within the Assumed Tenures; (d) the Other Fiber Assets; and (e) all documents and written information that relates to the Assumed Tenures or any of the foregoing Fiber Assets, including inventory data (digital or otherwise), strategic plans, forest stewardship plans, operational plans engineering drawings, environmental and hydrology reports and correspondence with Governmental Authorities relating to the Assumed Tenures. Assumption of Fiber Liabilities. Upon the terms and subject to the conditions of this Agreement, and in consideration of the transfer of the Fiber Assets, the Canadian Purchaser, at the Fiber Transfer, shall assume, and agree to pay, perform and discharge when due, all Liabilities to the extent related to the Fiber Assets (but not related to the Closing Assets), including the Final Silviculture Liability and outstanding silviculture obligations in respect of timber harvested by the Canadian Purchaser under the Tenure Management and Fiber Supply Agreement, whether arising prior to, on or after the Closing, but excluding all Excluded Liabilities (such Liabilities, the “Assumed Fiber Liabilities”); provided, that the Sellers and their Subsidiaries, on the one hand, and the Canadian Purchaser, on the other hand, shall be responsible for, on a pro-rated basis based on the timing of the Fiber Transfer Date, any annual fees under the Assumed Tenures, payment under the Timber Harvesting Contracts and other similar amounts that otherwise would be included in the Assumed Fiber Liabilities, and only the portion of such fees, payments and similar amounts that is the responsibility of the Canadian Purchaser shall be deemed to be Assumed Fiber Liabilities (it being understood that the other portion thereof shall be deemed to be an Excluded Liability for all purposes hereunder). Nothing in this Agreement shall modify or supersede the terms of the Tenure Management and Fiber Supply Agreement.

-47- Procedures for the Transfer of Fiber Assets. LP Canada and the Canadian Purchaser shall effect on the Fiber Transfer Date the transfer or assignment of the Fiber Assets from LP Canada to the Canadian Purchaser pursuant to the Fiber Conveyance Documents. Fiber Transfer. Subject to the terms and conditions of this Agreement, the assignment, transfer, conveyance, delivery, acceptance and receipt of the Fiber Assets contemplated by this Agreement shall take place at a closing (the “Fiber Transfer”) to be held remotely by electronic delivery of executed documents at 10:00 a.m. New York time (a) on the fifth Business Day following the day on which all of the conditions set forth in Article IX (other than those conditions that by their nature can only be satisfied or waived at the Fiber Transfer, but subject to the satisfaction or waiver of all conditions set forth in Article IX at the Fiber Transfer) are satisfied or waived or (b) at such other place or at such other time or on such other date as LP Canada and the Purchaser may mutually agree upon in writing (the day on which the Fiber Transfer takes place, the “Fiber Transfer Date”). The Fiber Transfer will be deemed effective as of 12:01 a.m. in each applicable time zone on the Fiber Transfer Date (the “Fiber Transfer Date Effective Time”) for purposes of determining all amounts described in Section 3.8 and Section 3.9. Deliveries by LP Canada at the Fiber Transfer. At the Fiber Transfer, LP Canada shall deliver or cause to be delivered to the Canadian Purchaser: (a) executed counterparts of each Fiber Conveyance Document, each in a form mutually agreed upon by the Purchaser and the Sellers prior to the Fiber Transfer Date pursuant to Section 6.17; and (b) a notice of completion to be delivered to the Minister pursuant to section 54.2(1) of the Forest Act (British Columbia). Deliveries by the Canadian Purchaser at the Fiber Transfer. At the Fiber Transfer, the Canadian Purchaser shall deliver or cause to be delivered to LP Canada: (a) executed counterparts of each Fiber Conveyance Document, each in a form mutually agreed upon by the Purchaser and the Sellers prior to the Fiber Transfer Date pursuant to Section 6.17; and (b) a notice of completion to be delivered to the Minister pursuant to section 54.2(1) of the Forest Act (British Columbia).

-48- Adjustment of the Purchase Price for a Fiber Shortfall. (a) If, as of the Fiber Transfer Date Effective Time, a Fiber Shortfall exists and such Fiber Shortfall is the result of the actual reduction of the AAC of one or more of the Assumed Tenures (and not generally of a Timber Supply Area or otherwise) by the Minister or other applicable Governmental Authority pursuant to the Forest Act (British Columbia) for any purpose, including for the purpose of disposing of Crown land to an Aboriginal Group or entering into a license with, or increasing the license area or AAC of existing licenses of, an Aboriginal Group, or entering into BCTS licenses or entering into community forest agreements (as such terms are defined in the Forest Act (British Columbia)), or increasing the license area or AAC of such agreements, then the Sellers shall calculate and pay an amount (the “Fiber Shortfall Adjustment Amount”) equal to (i) (A) 15% multiplied by (B) the Purchase Price multiplied by (C) the Fiber Shortfall (rounded up to the nearest increment of 100) divided by 487,710, minus (ii) the aggregate amount of any compensation or other consideration paid or agreed to be paid by the Government of British Columbia, other applicable Governmental Authority or by Aboriginal Groups or any other recipient of all or part of the AAC comprising the Fiber Shortfall to the Purchaser or any Affiliate thereof; provided, that if the aggregate amount of any compensation or other consideration paid or agreed to be paid by the Government of British Columbia, other applicable Governmental Authority or by Aboriginal Groups or any other recipient of all or part of the AAC comprising the Fiber Shortfall to the Sellers or any of their Affiliates (the “Seller Reduction Compensation Payment”) exceeds the Fiber Shortfall Adjustment Amount, then the Fiber Shortfall Adjustment Amount shall equal the Seller Reduction Compensation Payment. Solely for illustrative purposes, an example of the calculation of a hypothetical Fiber Shortfall Adjustment Amount is set forth in Section 3.7(a) of the Sellers Disclosure Schedule. On the Fiber Transfer Date, the Sellers shall deliver reasonable supporting detail relating to its calculation of the Fiber Shortfall Adjustment Amount to the Purchaser (including the information in the hypothetical calculation set forth in Section 3.7(a) of the Sellers Disclosure Schedule). (b) The Fiber Shortfall Adjustment Amount as determined pursuant to Section 3.7(a) shall be paid by LP Canada as an adjustment to the portion of the Purchase Price applicable to the Fiber Assets, on the Fiber Transfer Date to an account designated in writing by the Purchaser. (c) If the Purchaser disagrees with the Sellers’ calculation of the Fiber Shortfall Amount and such amount so paid to the Purchaser pursuant to Section 3.7(b), then the Purchaser shall, within thirty (30) days after the Purchaser’s receipt of the Fiber Shortfall Adjustment Amount, deliver a Dispute Notice to the Sellers disagreeing with such calculation. The Dispute Notice will set forth the Purchaser’s objections, if any, to the Fiber Shortfall Adjustment Amount in reasonable detail and the Purchaser’s calculation of the Fiber Shortfall Adjustment Amount. The Dispute Notice shall specify the Disputed Items and all other matters included in the Fiber Shortfall Adjustment Amount delivered by the Purchaser shall be deemed to be final and binding on the parties hereto. After timely delivery of the Dispute Notice by the Sellers, the parties will use commercially reasonable efforts to resolve any Disputed Items, and any resolution by the Sellers and the Purchaser of such Disputed Items in writing shall be final and binding on the parties hereto.

-49- (d) If any Disputed Items cannot be resolved by the parties within thirty (30) days after the Purchaser delivers the Dispute Notice to the Sellers, such Disputed Items shall be referred to the Independent Accountant. Unless otherwise agreed, not later than thirty (30) days after the referral of any Disputed Items to the Independent Accountant, the Sellers and the Purchaser shall concurrently submit written statements to the Independent Accountant (with a copy to the other party) setting forth their respective positions regarding the Disputed Items that remain in dispute. The Sellers and the Purchaser shall instruct the Independent Accountant to render its decision resolving the dispute within thirty (30) days after submission of the written statements, and during such period, the parties shall use commercially reasonable efforts to make available to the Independent Accountant during normal business hours such employees, information, books and records as may be reasonably requested by the Independent Accountant to make its final determination. In resolving any Disputed Item, the Independent Accountant (i) shall be bound by the provisions of this Section 3.7 and the definitions of Fiber Shortfall and Fiber Shortfall Adjustment Amount; (ii) shall limit its review to the Disputed Items submitted to the Independent Accountant for resolution and not otherwise investigate matters independently; and (iii) shall further limit its review of the Disputed Items solely to whether the Fiber Shortfall Adjustment Amount has been prepared in accordance with this Section 3.7 or contains any mathematical or clerical error. The determination of any Disputed Items cannot, however, be in excess of, or less than, the greatest or lowest value, respectively, claimed for any such item in the Fiber Shortfall Adjustment Amount or the Dispute Notice. The Sellers and the Purchasers agree that the resolution by the Independent Accountant of any Disputed Items shall be final and binding on the parties hereto. All fees and expenses of the Independent Accountant relating to the work, if any, to be performed by the Independent Accountant hereunder shall be borne by the Sellers and the Purchaser in inverse proportion as they may prevail on the matters resolved by the Independent Accountant, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Independent Accountant. The Sellers and the Purchasers agree that the procedure set forth in this Section 3.7 for resolving disputes with respect to the Fiber Shortfall Adjustment Amount shall be the sole and exclusive method for resolving such disputes; provided, however, that the parties hereto agree that judgment may be entered upon the determination of the Independent Accountant in any court having jurisdiction over the party against which such determination is to be enforced. (e) If, following resolution of any Disputed Items pursuant to Section 3.7(c) or Section 3.7(d) above, it is determined that an additional amount is due and payable by LP Canada to the Canadian Purchaser, such payment will be made by wire transfer of immediately available funds, to an account (or accounts) designated by the Purchaser (at least two (2) Business Days prior to such payment), as the case may be, on the fifth (5th) Business Day following the resolution of such Disputed Items. All payments made pursuant to this Section 3.7(e) shall be accompanied by interest at a rate equal to the Interest Rate from the Fiber Transfer Date through (but excluding) the date such payment is made. Any amounts payable by LP Canada pursuant to this Section 3.7(e) may not be reduced by set-off against any amount(s) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Purchasers or any Affiliate of the Purchasers to the Sellers or any Affiliates of the Sellers.

-50- (f) If the delivery deadline date for the Fiber Shortfall Adjustment Amount or the Dispute Notice is a day that is not a Business Day, the applicable delivery deadline date shall be the immediately following Business Day. (g) Notwithstanding any provision set forth in this Section 3.7 or elsewhere in this Agreement to the contrary, there is no general agreement among the parties to submit disputes under this Agreement to arbitration, it being understood that disputes with respect to the Fiber Shortfall Adjustment Amount shall be resolved solely in accordance with this Section 3.7 and the Independent Accountant shall serve as an expert, not as an arbitrator. (h) Other than as contemplated by Section 3.7(a), there shall be no adjustment of the Purchase Price or any amount payable by the Sellers to the Canadian Purchaser as a result of any reduction in the aggregate AAC of the Assumed Tenures that occurs before, on or after the Fiber Transfer. There shall be no adjustment of the Purchase Price or any amount payable by the Sellers to the Canadian Purchaser as a result of any event, occurrence or change with respect to the timber (including as a result of forest fires, infestation, drought, floods or ice damage, or change in Law) that occurs after the date of this Agreement that results in (i) a reduction in the value of the Assumed Tenures or the amount of timber available to harvest on the land covered by the Assumed Tenures or (ii) the inability of the Canadian Purchaser to access and harvest, or an increase in the cost to the Canadian Purchaser to access and harvest, the timber subject to the Assumed Tenures; provided, however, that if any such event, occurrence or change with respect to the timber that occurs after the date of this Agreement and prior to the Fiber Transfer Date is the result of any intentional, reckless or negligent act of, or any fraud, willful misconduct or bad faith by, any Sellers or any Affiliate thereof (or any of their respective Representatives), then the Purchase Price shall be adjusted as provided in Section 3.7(a) with the “Fiber Shortfall” for purposes of such calculation being the amount of the reduction of AAC of the Assumed Tenures (calculated in cubic meters and rounded up to the nearest 100) directly attributable thereto. Silviculture Adjustment of Purchase Price. The Sellers shall provide to the Purchaser at least five (5) Business Days prior to the Fiber Transfer Date a written statement (the “Silviculture Statement”) setting forth the Sellers’ good faith calculation of the estimated Silviculture Liability as of the Closing Date Effective Time (the “Preliminary Silviculture Liability”) calculated consistently with the illustrative calculation of Silviculture Liability set forth in Section 3.8 of the Sellers Disclosure Schedule and consisting of only those specific line items included in Section 3.8 of the Sellers Disclosure Schedule and on the same basis as the Financial Statements. Following the delivery of the Silviculture Statement, during normal business hours and upon reasonable advance notice, the Sellers shall provide reasonable access to the Purchaser to all workpapers and other books and records utilized by the Sellers or their Representatives in the preparation of the Silviculture Statement and shall use commercially reasonable efforts to make available to the Purchaser those of its Representatives involved in the preparation of the Silviculture Statement. Prior to the Fiber Transfer Date, the Sellers shall promptly consider in good faith any comments of the Purchaser to the Silviculture Statement, and the Silviculture Statement shall be updated to reflect any changes thereto mutually agreed to by the parties; provided, that if no such mutual agreement is obtained, the Silviculture Statement as delivered by the Sellers shall be used for purposes of the Fiber Transfer. For the avoidance of doubt, any failure by the Purchaser to provide any such

-51- comments shall not affect, modify or otherwise prejudice in any way the Purchasers’ rights and remedies under this Agreement. If the Preliminary Silviculture Liability exceeds the Baseline Silviculture Liability, then the Sellers shall pay the amount of such difference to the Canadian Purchaser on the Fiber Transfer Date and if the Baseline Silviculture Liability exceeds the Preliminary Silviculture Liability, then the Canadian Purchaser shall pay the amount of such difference to LP Canada on the Fiber Transfer Date. The Silviculture Statement shall be accompanied by a certificate executed by a senior financial officer of Parent to the effect that the Preliminary Silviculture Liability has been calculated in good faith in accordance with this Section 3.8. To the extent that any foreign currency conversions are necessary in connection with the preparation of the Preliminary Silviculture Liability, such conversions shall be consistent with the method for conversion of foreign currency as used by Parent in preparation of its audited financial statements using the applicable exchange rate as of the date immediately prior to the date of the Silviculture Statement. Final Silviculture Liability; Adjustment of Purchase Price; Allocation of Purchase Price. (a) Within thirty (30) days after the Fiber Transfer Date, the Purchaser shall prepare and deliver to the Sellers a statement (the “Silviculture Adjustment”) setting forth in reasonable detail its calculation of the Silviculture Liability as of the Closing Date Effective Time (the “Final Silviculture Liability”) prepared consistently with the calculation of the Silviculture Liability set forth on Section 3.8 of the Sellers Disclosure Schedule and consisting only those specific line items included in the calculation of Silviculture Liability set forth on Section 3.8 of the Sellers Disclosure Schedule (including the review, in accordance with past practice, by a Transferred Employee, who is a Registered Professional Forester, of the cut blocks under the Assumed Tenures immediately after the Closing Date Effective Time) and on the same basis as the Financial Statements. The Silviculture Adjustment shall be accompanied by a certificate executed by a senior financial officer of the Purchaser to the effect that the Post-Closing Adjustment has been prepared in good faith in accordance with this Section 3.9. To the extent that any foreign currency conversions are necessary in connection with the preparation of the Final Silviculture Liability, such conversions shall be consistent with the method for conversion of foreign currency as used by Parent in the preparation of its audited financial statements using the applicable exchange rate as of the Fiber Transfer Date. (b) During the thirty (30) day period following delivery of the Silviculture Adjustment, during normal business hours and upon reasonable advance notice, the Purchaser shall provide reasonable access to the Sellers to all workpapers and other books and records utilized by the Purchaser or its Representatives in the preparation of the Silviculture Adjustment and shall use commercially reasonable efforts to make available to the Sellers those of its Representatives involved in the preparation of the Silviculture Adjustment. (c) If the Sellers disagree with the Purchaser’s calculation of the Final Silviculture Liability, the Sellers shall, within thirty (30) days after the Sellers’ receipt of the Silviculture Adjustment, deliver a Dispute Notice to the Purchaser disagreeing with such calculation. The Dispute Notice will set forth the Sellers’ objections, if any, to the Silviculture Adjustment in reasonable detail and the Sellers’ calculation of the Silviculture Liability. The Dispute Notice shall specify the Disputed Items and all other matters included in the Silviculture Adjustment

-52- delivered by the Purchaser shall be deemed to be final and binding on the parties hereto. After timely delivery of the Dispute Notice by the Sellers, the parties will use commercially reasonable efforts to resolve any Disputed Items, and any resolution by the Sellers and the Purchaser of such Disputed Items in writing shall be final and binding on the parties hereto. (d) If any Disputed Items cannot be resolved by the parties within thirty (30) days after the Sellers deliver the Dispute Notice to the Purchaser, such Disputed Items shall be referred to the Independent Accountant. Unless otherwise agreed, not later than thirty (30) days after the referral of any Disputed Items to the Independent Accountant, the Sellers and the Purchaser shall concurrently submit written statements to the Independent Accountant (with a copy to the other party) setting forth their respective positions regarding the Disputed Items that remain in dispute. The Sellers and the Purchaser shall instruct the Independent Accountant to render its decision resolving the dispute within thirty (30) days after submission of the written statements, and during such period, the parties shall use commercially reasonable efforts to make available to the Independent Accountant during normal business hours such employees, information, books and records as may be reasonably requested by the Independent Accountant to make its final determination. In resolving any Disputed Item, the Independent Accountant (i) shall be bound by the provisions of this Section 3.9 and the definitions of Silviculture Liability, Preliminary Silviculture Liability and Final Silviculture Liability; (ii) shall limit its review to the Disputed Items submitted to the Independent Accountant for resolution and not otherwise investigate matters independently; and (iii) shall further limit its review of the Disputed Items solely to whether the Silviculture Adjustment has been prepared in accordance with this Section 3.9 or contains any mathematical or clerical error. The determination of any Disputed Items cannot, however, be in excess of, or less than, the greatest or lowest value, respectively, claimed for any such item in the Silviculture Adjustment or the Dispute Notice. The Sellers and the Purchasers agree that the resolution by the Independent Accountant of any Disputed Items shall be final and binding on the parties hereto. All fees and expenses of the Independent Accountant relating to the work, if any, to be performed by the Independent Accountant hereunder shall be borne by the Sellers and the Purchaser in inverse proportion as they may prevail on the matters resolved by the Independent Accountant, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Independent Accountant. The Sellers and the Purchasers agree that the procedure set forth in this Section 3.9 for resolving disputes with respect to the Final Silviculture Liability and the Silviculture Adjustment shall be the sole and exclusive method for resolving such disputes; provided, however, that the parties hereto agree that judgment may be entered upon the determination of the Independent Accountant in any court having jurisdiction over the party against which such determination is to be enforced. (e) If the Final Silviculture Liability as finally determined pursuant to this Section 3.9 (i) is more than the Preliminary Silviculture Liability, then the Purchase Price shall be decreased by the amount of such shortfall, and LP Canada shall pay, or cause to be paid, such amount to the Canadian Purchaser, as an adjustment to the portion of the Purchase Price applicable to the Fiber Assets; or (ii) is less than the Preliminary Silviculture Liability, then the Purchase Price shall be increased by the amount of such excess, and the Canadian Purchaser shall pay such amount to LP Canada, as an adjustment to the portion of the Purchase Price applicable to the Fiber Assets. Any such payment pursuant to the preceding sentence will be made by wire transfer of immediately available funds, to an account (or accounts) designated by the Purchaser or the

-53- Sellers (at least two (2) Business Days prior to such payment), as the case may be, on the later of (A) the fifth (5th) Business Day after acceptance or deemed acceptance by the Sellers of the Silviculture Adjustment (as contemplated by Section 3.9(c) above) or (B) the fifth (5th) Business Day following resolution of any Disputed Items (as contemplated by Section 3.9(c) or Section 3.9(d) above). All payments made pursuant to this Section 3.9(e) shall be accompanied by interest at a rate equal to the Interest Rate from the Fiber Transfer Date through (but excluding) the date such payment is made. Any amounts payable by either party pursuant to this Section 3.9(e) may not be reduced by set-off against any amount(s) payable (whether at such time or in the future or upon the occurrence of a contingency) by the recipient or any Affiliate of the recipient to the payor or any Affiliates of the payor. (f) The determination and allocation of the total consideration (including the treatment of any payments made pursuant to Section 3.7, Section 3.8 and Section 3.9) paid for the Fiber Assets shall be as provided for in Section 2.5. (g) If the delivery deadline date for the Silviculture Adjustment or the Dispute Notice is a day that is not a Business Day, the applicable delivery deadline date shall be the immediately following Business Day. (h) Notwithstanding any provision set forth in this Section 3.9 or elsewhere in this Agreement to the contrary, there is no general agreement among the parties to submit disputes under this Agreement to arbitration, it being understood that disputes with respect to the Silviculture Adjustment shall be resolved solely in accordance with this Section 3.9 and the Independent Accountant shall serve as an expert, not as an arbitrator. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS The Sellers hereby jointly and severely represent and warrant to the Purchaser, subject to such exceptions as are disclosed in the corresponding Section of the Sellers Disclosure Schedule, as follows: Organization, Authority and Qualification of the Sellers. (a) Each of Parent and LP Canada is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Seller of this Agreement and the other Transaction Documents to which it is a party, the performance by such Seller of its obligations hereunder and thereunder and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of such Seller. This Agreement has been, and upon their execution, the other Transaction Documents to which each Seller is a party, will be, duly executed and delivered by such Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution, each of the other Transaction Documents to which such Seller is a party, will constitute, a legal, valid and binding obligation of such Seller,

-54- enforceable against such Seller in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). (b) Each of Parent and LP Canada has the corporate power and authority (i) to operate the Business as now operated and is duly qualified to do business, and, to the extent legally applicable, is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, and (ii) own, lease and operate its properties and assets, including the Transferred Assets, and to conduct its business, including the Business, as it has been, is now being and is proposed to be conducted. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 4.3 or set forth in Section 4.2 or Section 8.1(b) of the Sellers Disclosure Schedule have been obtained, all filings and notifications described in Section 4.3 or set forth in Section 4.2 or Section 8.1(b) of the Sellers Disclosure Schedule have been made, any applicable waiting period has expired or been terminated, and except as may result from any facts or circumstances relating solely to the Purchaser or its Affiliates, the execution, delivery and performance by each Seller of this Agreement (including related to any arrangement contemplated by this Agreement, including in Section 2.4) and each of the other Transaction Documents to which such Seller is a party and the consummation by such Seller of the transactions contemplated hereby and thereby, do not and will not (a) violate, conflict with, or result in the breach of any provision of the certificates or articles of incorporation, bylaws or other similar organizational documents of such Seller; (b) conflict with or violate in any respect any Law or Governmental Order applicable to such Seller or the Business, or give any Governmental Authority the right to challenge any of the transactions contemplated hereby or exercise any remedy or obtain any relief under, any Law or Order applicable to the Sellers or any of their respective Affiliates or the Transferred Assets, or operation the Business; (c) conflict with in any respect, result in any breach of, constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become such a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration or cancellation of, or to otherwise modify, any Business Contract or (d) result in the creation or imposition of any Encumbrance on any Transferred Assets, except, in the case of clauses (b), (c) and (d), as would not (i) materially and adversely affect the ability of such Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or the other Transaction Documents; or (ii) otherwise be, individually or in the aggregate, material to the Business. Governmental Consents and Approvals. The execution, delivery and performance by each Seller of this Agreement and each other Transaction Document to which it is a party does not require any consent, approval, authorization or other order or declaration of, action by, filing with or notification to, any Governmental Authority, other than (a) compliance with, and filings under, the HSR Act, the

-55- Competition Act, and any other applicable filings and approvals in those jurisdictions set forth on Section 8.1(b) of the Sellers Disclosure Schedule and any other applicable Antitrust Laws; or (b) where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification, (i) would not prevent or materially delay the consummation by such Seller of the transactions contemplated by this Agreement or the other Transaction Documents and (ii) would not, individually or in the aggregate, be material to the Business. Financial Information. (a) True, correct and complete copies of the Financial Statements have been made available to the Purchaser and are included in Section 1.80 of the Sellers Disclosure Schedule. The Financial Statements were derived from the audited consolidated financial statements of Parent using the same basis of accounting and represent, in all material respects, the financial position and income of the Business as of the dates and for the periods covered thereby. It is understood and agreed that the Financial Statements do not include certain items such as taxes and interest and are qualified by the fact that the Business has not operated as a separate stand- alone business or entity, and therefore the Financial Statements, which were prepared solely for purposes of this Agreement, may not represent the shared services, overhead and other costs necessary for the Business to operate as a separate stand-alone business or entity. Furthermore, the Financial Statements do not contain all required statements and disclosures required by GAAP. (b) Each Seller has implemented and maintains (i) books and records reflecting its assets and liabilities that are accurate in all material respects and (ii) such internal accounting controls as are reasonably necessary (A) to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error, and (B) to ensure that all transactions have been accurately recorded in the accounting records of such Seller for the correct period and are reflected in the financial statements of such Seller for such period. Since January 1, 2019, no director or officer of any Seller or, to Sellers’ Knowledge, non-officer employee, external auditor, external accountant or similar authorized representative of such Seller has received or otherwise been made aware of any material complaint, allegation or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of such Seller or its internal accounting controls, including any material complaint, allegation or claim that such Seller has engaged in questionable accounting or auditing practices. (c) The Business has not incurred any Liabilities of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, or otherwise, other than (i) as reflected and specifically stated in the Financial Statements and the supporting accounting records, (ii) Liabilities incurred in the ordinary course of business since the Balance Sheet Date and do not relate to any breach of Contract, violation of Law or tort claims, (iii) future obligations arising under the Transferred Contracts, the Transferred IP Agreements, Assumed Tenures and Timber Harvesting Contracts (in each case under this clause (iii), other than Liabilities arising in connection with any failure to perform, improper performance, warranty or other breach, default or violation), (iv) Excluded Liabilities of a nature that would not be required to be disclosed, reflected or reserved on a

-56- balance sheet prepared in accordance with GAAP; or (v) Liabilities that would not be, and would not reasonably be expected to be, individually or in the aggregate, material to the Business. No Material Adverse Effect; Absence of Certain Developments. (a) Since the Balance Sheet Date, there has not occurred any Material Adverse Effect or Effect that, individually or in combination with any other Effect, is or would reasonably be expected to result in, a Material Adverse Effect. (b) Except for the transactions contemplated by this Agreement, since the Balance Sheet Date, the Business has been operated in the ordinary course of business. (c) Since the Balance Sheet Date, there has not been any action, inaction or other event or occurrence that would have required Purchaser’s consent pursuant to Section 6.1 had it occurred after the date hereof. Litigation. Except as set forth in Section 4.6 of the Sellers Disclosure Schedule, as of the date of this Agreement, there is no Action by or against a Seller or any of its Subsidiaries and specifically relating to the Business, the Transferred Assets or Assumed Liabilities pending or, to the Sellers’ Knowledge, threatened, that would be, or would reasonably be expected to be, individually or in the aggregate, material to the Business or, would reasonably be expected to materially and adversely affect the legality, validity or enforceability of this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby. Compliance with Laws; Governmental Orders. (a) The Sellers (and, as applicable, their Subsidiaries) are conducting, and during the past five (5) years have conducted, the Business, in all material respects, in accordance with all Laws and Governmental Orders applicable to the Business, the Transferred Assets or the Assumed Liabilities, including (i) all Laws and Governmental Orders related to the harvest and export and substitution of raw logs pursuant to 16 USC § 620 et seq., 36 CFR § 223.48, and 36 CFR 223.159 et seq. and (ii) the Lacey Act, 16 USC §§3371 – 3378, and other applicable export control Laws. To the Knowledge of the Sellers, no event has occurred or circumstance exists that (with or without notice or lapse of time) would reasonably be expected to constitute or result in a violation by the Sellers of, or a failure on the part of the Sellers to comply with, any Law or any Governmental Order in connection with the Business, the Transferred Assets or the Assumed Liabilities which violation or failure to comply would reasonably be expected to be, individually or in the aggregate, material to the Business. No investigation by any Governmental Authority regarding a violation of any such Law or any Governmental Order is pending or, to the Sellers’ Knowledge, threatened. (b) Section 4.7(b) of the Sellers Disclosure Schedule sets forth a true, correct and complete list of all outstanding Governmental Orders applicable to the Business, the Transferred Assets or the Assumed Liabilities. The Sellers (and, as applicable, their Subsidiaries) are in compliance in all material respects with the terms of each such outstanding Governmental Order.

-57- (c) Each Seller and each Subsidiary thereof and their respective officers, directors, Business Employees and, to the Knowledge of the Sellers, other Representatives acting on their behalf, are, and for the past eight (8) years have been, in connection with the Business, in compliance in all material respects, with (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any other applicable Law related to anti-bribery or anti-corruption (ii) U.S. and any applicable foreign economic sanction Laws (“Sanctions”), including economic sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control and U.S. and applicable foreign Laws pertaining to export and import controls, including those administered by the U.S. Departments of Commerce and State, and (iii) applicable anti-money laundering Laws. No Seller, nor any Subsidiary thereof, nor their respective officers, directors, employees and, to the Knowledge of the Sellers, other Representatives acting on their behalf has engaged in the last eight (8) years in commercial bribery (i.e., corruption involving only non- governmental parties in connection with the Business). (d) None of the Sellers, any Subsidiary thereof, nor any director, officer or Business Employee of any Subsidiary, in each case, related to the Business, is a Person with whom dealings are restricted, prohibited, or sanctionable under any Sanctions, including as a result of (i) being named on any list of Persons subject to Sanctions, (ii) being located, organized, or resident in, or directly or indirectly owned or controlled by the government of, any country or territory with which dealings are broadly and comprehensively prohibited by any country-wide or territory-wide Sanctions (currently, the Crimea, Luhansk and Donetsk regions of Ukraine, Cuba, Iran, North Korea, and Syria) or (iii) any direct or indirect relationship of ownership, control, or agency with, or any direct or indirect commercial dealings with, a Person described in clause (i) or (ii) (each of clause (i), (ii) and (iii) is a “Sanctioned Person”). The Business conducts no business activity with any Sanctioned Person. (e) Each Seller and any Subsidiary thereof has policies and procedures reasonably designed to ensure compliance by the Business with applicable anti-corruption, anti-bribery and anti-money laundering Laws and Sanctions. (f) Parent is not a TID U.S. business as defined by CFIUS in 31 C.F.R. § 800.248. Intellectual Property. (a) Section 4.8(a) of the Sellers Disclosure Schedule contains a true and correct list of all of the Transferred Intellectual Property consisting of (i) Registered Intellectual Property, including for each such item, as applicable, (A) the record owner of such item, (B) the jurisdiction in which such item is issued, registered or pending and (C) the issuance, registration or application date and number of such item, (ii) material unregistered Trademarks included in the Transferred Intellectual Property and (iii) any proceedings or actions pending or, to the Knowledge of the Sellers, threatened before any court, arbiter or tribunal (including the United States Patent and Trademark Office or equivalent authority or registrar anywhere in the world) to which a Seller is or was a party in the past three (3) years, and in which claims are or were raised relating to the validity, enforceability, scope, ownership or infringement, misappropriation or other violation of any of the Registered Intellectual Property. With respect to each item of material Registered Intellectual Property, (x) each such item is in effect, subsisting, valid and enforceable, (y) all maintenance, renewal and prosecution fees relating thereto that are due on or

-58- before the Closing Date have been paid, and (z) all necessary documents and certificates have been filed with United States Patent and Trademark Office or equivalent authority or registrar anywhere in the world, as the case may be, for the purposes of maintaining each such item. (b) Except as set forth on Section 4.8(b) of the Sellers Disclosure Schedule, a Seller is, and immediately after the Closing, Purchaser will be, the sole owner of all right, title and interest, free and clear of all Encumbrances (other than Permitted Encumbrances) in and to the material Transferred Intellectual Property (including all items listed on Section 4.8(a)(i)-(ii) of the Sellers Disclosure Schedule). The Sellers have, and immediately after the Closing, Purchaser will have, all necessary licenses, rights, permissions and authorizations to use the material In- Licensed Intellectual Property in the manner used in or necessary for the conduct of the Business as currently conducted and as currently contemplated to be conducted in all material respects. (c) The Transferred Intellectual Property, together with the Intellectual Property licensed to the Purchaser pursuant to Section 6.7(d) and the Trademarks licensed to the Purchaser pursuant to Section 6.6, constitute all of the Intellectual Property that is owned by the Sellers or any of their Subsidiaries that is used in or necessary for the conduct of the Business as currently conducted and as currently contemplated to be conducted in all material respects, and, immediately after the Closing, Purchaser will own or have a sufficient right to use all such Intellectual Property without the payment of any royalties or other fees. (d) None of (A) the Transferred Intellectual Property, (B) the operation of the Business as has been conducted and as currently conducted or (C) in respect of the Business, the Sellers or any of their Subsidiaries, in the last six (6) years, interferes with, dilutes, infringes, misappropriates or otherwise violates, or has, in the past three (3) years, interfered with, diluted, infringed, misappropriated or otherwise violated any Intellectual Property of any third party, and to the Knowledge of the Sellers, no third party currently interferes with, dilutes, infringes upon, misappropriates, or violates, nor during the last three (3) years has any third party interfered with, diluted, infringed upon, misappropriated, or otherwise violated, any Transferred Intellectual Property. There has been no Action or written claim (including in the form of cease and desist letters or invitations to license) against the Sellers or any of their Subsidiaries pending or, to the Knowledge of the Sellers, threatened which, in respect of the Business, (i) alleges any infringement, misappropriation, misuse or violation of any Intellectual Property of a third party, (ii) invites such Seller or such Subsidiary to take a license under any Intellectual Property of a third party or consider the applicability of any Intellectual Property of a third party to the conduct of the Business or (iii) challenges or seeks to deny or restrict the ownership, use, validity or enforceability of any Transferred Intellectual Property or the rights of any of the Sellers or their Subsidiaries in any of the Transferred Intellectual Property. Neither a Seller nor any of its Subsidiaries has filed or threatened any Action or made any written claim against any third party alleging any infringement, misappropriation or other violation of any Transferred Intellectual Property in the past three (3) years. (e) Each employee, consultant and contractor of a Seller or any of its Subsidiaries who has been involved in the conception, development or reduction to practice of any material Intellectual Property for or on behalf of the Sellers or their Subsidiaries in connection with the Business (such Person, a “Contributor”) has entered into a written non-disclosure and invention assignment agreement whereby such Contributor assigns to such Seller or applicable Subsidiary

-59- all of his, her or its right, title and interest in and to the Intellectual Property that are conceived of, developed by or reduced to practice by such employee, consultant or contractor. No Contributor owns, or has any right, claim, interest or option (including the right to further remuneration or consideration) with respect to any such material Intellectual Property or has made, or threatened to make, any assertion of any of the foregoing. (f) No Open Source Software has been incorporated into, combined with or linked to any Transferred Software and no Transferred Software has been derived from any Open Source Software. The Sellers and their Subsidiaries have not used any Open Source Software in connection with the Business in any manner that would or could, with respect to any Transferred Software, (i) require its disclosure or distribution in source code form, (ii) require the licensing thereof for the purpose of making derivative works or (iii) impose any restriction on the consideration to be charged for the distribution thereof. (g) The Sellers and their Subsidiaries have taken all reasonable steps to maintain and protect the confidentiality of the Trade Secrets included in the Transferred Intellectual Property or owned by any third party that has provided any Trade Secrets to the Sellers or any of their Subsidiaries in respect of the Business subject to confidentiality obligations. (h) No funding, facilities or resources of any Governmental Authority, university, college, other educational institution, multi-national, bi-national or international organization or research center (any such entity, a “Governmental Research Entity”) was used in the development or creation of any Transferred Intellectual Property. No Governmental Research Entity (nor any of its employees, contractors or students) has any claim or right (including license rights) to any Transferred Intellectual Property. (i) The Transferred IT Assets, together with the IT Assets provided under the Transition Services Agreement (collectively, the “Business IT Assets”), constitute all of the material IT Assets used in or necessary for the conduct of the Business as currently conducted and as currently contemplated to be conducted in all material respects. The Business IT Assets operate and perform in accordance with their documentation and functional specifications and otherwise as required for the operation of the Business, in all material respects, as currently conducted, and are free of (i) any errors, bugs or defects that materially affect the value, functionality or fitness for the intended purpose thereof and (ii) any computer virus, unauthorized disabling or erasing mechanism, worm, unauthorized software lock, drop dead device, Trojan horse, back door, trap door or time bomb or other software routines or hardware components that permit unauthorized access or the unauthorized disablement (including rendering unavailable) or erasure of the Business IT Assets (or any data or information stored or contained therein or transmitted thereby). The Sellers have taken reasonable and appropriate actions, consistent with current industry practices (including implementing and monitoring compliance with administrative, technical and physical safeguards, policies, procedures and security measures that materially conform with all applicable Privacy Requirements), to protect the operation, confidentiality, integrity, and security of the Business IT Assets (and all data and information stored or contained therein or transmitted thereby, including Personal Information and Trade Secrets) against unauthorized or improper use, loss, access, disclosure, interruption, modification or corruption. During the last three (3) years, there has been no failure or other substandard performance of any Business IT Assets which has caused any material disruption to the Business

-60- nor any material breach, or unauthorized or improper use, loss, access, disclosure, interruption, modification or corruption (including any ransomware attacks), of any Business IT Assets (or any data or information stored or contained therein or transmitted thereby). (j) The Sellers and their Subsidiaries, and the Processing by them or on their behalf of any Personal Information in respect of the Business are, and for the past three (3) years have been, in compliance in all material respects with (i) all applicable Data Privacy and Security Laws, (ii) the Sellers’ and their Subsidiaries’ privacy policies and privacy notices and (iii) all contractual obligations relating to Personal Information ((i)-(iii), collectively, the “Privacy Requirements”), and there has been no material unauthorized access to or breach, misuse or theft of any Personal Information Processed by or on behalf of the Sellers or their Subsidiaries in respect of the Business. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement comply in all material respects with all Privacy Requirements. No Actions have been asserted or, to the Knowledge of the Sellers, threatened against, and no written notices or claims (including any communication from any Governmental Authority) have been received by the Sellers or any of their Subsidiaries (and, to the Knowledge of the Sellers, all third parties Processing Personal Information on their behalf) alleging a violation of any Privacy Requirements. Real Property. (a) Section 1.131 of the Sellers Disclosure Schedule sets forth (i) the street address, city, state and country or municipality and province of each parcel of Owned Real Property and the Seller that owns the parcel and (ii) the street address, city, state and country or municipality and province of each parcel of Leased Real Property and the name of the lessor and lessee of such Leased Real Property. The applicable Seller has (A) a valid marketable fee simple ownership interest in each parcel of Owned Real Property set out in Section 1.131 of the Sellers Disclosure Schedule, free and clear of all Encumbrances other than Permitted Encumbrances and (B) a valid leasehold interest in the Leased Real Property set out in Section 1.131 of the Sellers Disclosure Schedule, free and clear of all Encumbrances other than Permitted Encumbrances. (b) There are no pending or, to the Knowledge of the Sellers, threatened condemnation or expropriation proceedings, lawsuits or proceedings relating to the Owned Real Property, Leased Real Property or any part thereof. (c) A Seller, as applicable in respect of each Manufacturing Facility, has received all approvals of Governmental Authorities (including Permits) required in connection with the ownership, occupation or operation thereof and each Manufacturing Facility has been constructed in a good and workmanlike manner and has been operated and maintained in accordance with applicable Law, except as would not reasonably be expected to be, individually or in the aggregate, material to the Business. (d) Except for Permitted Encumbrances, there are no oral or written leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties (other than the Sellers) the right of use or occupancy of any portion of the Owned Real Property or, to the Knowledge of the Sellers, the Leased Real Property or options granting any right to purchase or lease, any material portion of the Owned Real Property or, to the Knowledge of the Sellers,

-61- the Leased Real Property and, other than the Sellers, there is no Person in possession of any material portion of the Owned Real Property or Leased Real Property. (e) The Sellers have not received any written notice of any violation of any applicable zoning ordinance or other Law relating to, or any written notice that any work is required pursuant to applicable Law to be done upon or in connection with, the operation of the Manufacturing Facilities and the operation of the Owned Real Property or Leased Real Property. (f) To the Knowledge of the Sellers, there is no action before any Governmental Authority pending to change materially the zoning or building ordinances or any other Laws affecting the Owned Real Property or Leased Real Property. (g) No party to any Transferred Real Property Lease has notified the Sellers or any of their Subsidiaries in writing that it is exercising any termination right with respect to any such Transferred Real Property Lease. Employee Benefit Matters. (a) Section 4.10(a) of the Sellers Disclosure Schedule sets forth a true, correct and complete and up-to-date list of all material Seller Benefit Plans. (b) Section 4.10(b) of the Sellers Disclosure Schedule sets forth a true, correct and complete and up-to-date list of all material Union Benefit Plans. (c) Section 4.10(a) and Section 4.10(b) of the Sellers Disclosure Schedule identifies each Seller Benefit Plan and Union Benefit Plan that is a “registered pension plan” as that term is defined in subsection 248(1) of the Tax Act. Except as disclosed in Section 4.10(a) and Section 4.10(b) of the Sellers Disclosure Schedule, no Seller Benefit Plan or Union Benefit Plan contains a “defined benefit provision” as that term is defined in subsection 147.1(1) of the Tax Act. (d) The Sellers have provided or made available to the Purchaser, for each Seller Benefit Plan, (i) true, correct and complete copies of all current plan documents and summary plan descriptions (including all amendments and modifications thereof) or, to the extent not in writing, a summary of material terms thereof, including participation agreements and collective agreements, (ii) the most recent IRS determination, opinion or advisory letter with respect to each Seller Benefit Plan that is intended to be qualified under Section 401(a) of the Code, if any; (iii) in respect of the period of twenty-four (24) months prior to the date of this Agreement, all material non-routine communication from a Governmental Authority to the extent affecting any Business Employee under any Seller Benefit Plan or, to the Knowledge of the Sellers, Union Benefit Plan; and (iv) all material employee booklets and brochures. The Sellers have provided or made available to the Purchaser, for each Union Benefit Plan, the material plan documents that are to the Sellers’ Knowledge in the possession of the Sellers. (e) Except as disclosed in Section 4.10(a) of the Sellers Disclosure Schedule, the Sellers do not sponsor, maintain, contribute to nor are they required to maintain or contribute to, or have any actual or contingent liability under, (i) any multiemployer plan as defined in Section 3(37) and 4001(a)(3) of ERISA, (ii) any “employee pension benefit plan” as defined in Section 3(2) of ERISA or (iii) a plan that has two or more contributing sponsors at least two of whom are

-62- not under common control, within the meaning of Section 4063 of ERISA, in each case for the benefit of any Business Employee. (f) To the Knowledge of the Sellers, no Business Employee is a trustee of a Canadian Multi-Employer Plan. With respect to any Canadian Multi-Employer Plan, the funding obligation of LP Canada is to make contributions in accordance with the applicable plan documents, including the collective agreement, the participation agreement, the plan text, and the trust agreement. (g) Except as would not, individually or in the aggregate, reasonably be expected to result in any material Liability to the Purchaser or its Affiliates, each Seller Benefit Plan has been administered in compliance with its terms, all applicable collective agreements and applicable Laws, including ERISA and the Code, and no claims, disputes, government audits, examinations or investigations are pending or, to the Knowledge of the Sellers, threatened with respect to any Seller Benefit Plan, other than ordinary claims for benefits. Each Seller Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received an IRS determination, opinion or advisory letter as to the qualification of such plan, and nothing has occurred and no circumstance exists that would reasonably be expected to adversely affect such qualification. To the Knowledge of the Sellers, no fact or circumstance exists that could adversely affect the tax-preferred or tax-exempt status of any Seller Benefit Plan. With respect to Seller Benefit Plans applicable to Business Employees in Canada, except with respect to any “registered pension plan”, as such term is defined under the Tax Act, none of the Seller Benefit Plans enjoys any special tax status under applicable Law. No advance tax rulings or interpretations have been sought, issued or received in respect of any Seller Benefit Plan. (h) Except as would not, individually or in the aggregate, reasonably be expected to result in any material Liability to the Purchaser or its Affiliates, (i) with respect to each Seller Benefit Plan, (i) all contributions or payments due to date have been made timely and in compliance with the terms of such Seller Benefit Plan and applicable Law, and (ii) all premiums due or payable with respect to insurance policies relating to such Seller Benefit Plan or Union Benefit Plan have been timely paid in full. (i) Except as disclosed in Section 4.10(a) of the Sellers Disclosure Schedule, the consummation of the Acquisition will not, either alone or in combination with another event (including the termination of service of any service provider), (i) entitle any current or former director, officer, employee or other individual service provider of the Business (including any Business Employee) to any severance, transaction-based, change in control or similar payment, enhancement or benefit or (ii) result in the acceleration of the time of payment, or vesting, or trigger the funding or increase the amount of any compensation or benefits due to any such director, officer, employee or service provider. (j) Except as disclosed in Section 4.10(a) of the Sellers Disclosure Schedule, no Seller Benefit Plan promises or provides retiree medical, health or life insurance or other retiree welfare benefits to any Business Employee, except as, and solely to the extent, statutorily required by Laws.

-63- (k) No Seller Benefit Plan is intended to be or has ever been found or alleged by a Governmental Authority to be a “salary deferral arrangement” within the meaning of subsection 248(1) of the Tax Act. (l) No improvements to any Seller Benefit Plan have been promised by any Seller with respect to the Business Employees. (m) No insurance policy or other contract or agreement affecting any Seller Benefit Plan, and, to the Knowledge of the Sellers, Union Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder. (n) Except as would not, individually or in the aggregate, reasonably be expected to result in any material Liability to the Purchaser or its Affiliates, no Tax penalties or additional Taxes have been imposed or would be reasonably expected to be imposed on any Business Employee, and no acceleration of Taxes has occurred or would be reasonably expected to occur with respect to any Business Employee, in each case as a result of a failure to comply with Section 409A of the Code with respect to any Seller Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code. No Business Employee is entitled to receive any gross-up or additional payment or benefit in connection with the Tax imposed under Section 409A or 4999 of the Code or similar Laws. The transactions contemplated by this Agreement will not result in a “change in control” or “change in effective control” of Parent within the meaning of Section 280G of the Code and the Business represents less than one-third (1/3rd) of the total gross fair market value of all of the assets of Parent. Labor Matters. (a) All of the collective bargaining agreements that are applicable to the current Business Employees are set forth in Section 4.11(a) of the Sellers Disclosure Schedule (the “Labor Agreements”). (b) Except as set forth in Section 4.11(b) of the Sellers Disclosure Schedule, during the past five (5) years there has been no, and there are currently no, (i) pending or, to the Knowledge of the Sellers, threatened strikes or lockouts with respect to any Business Employees; (ii) union organizing efforts pending or, to the Knowledge of the Sellers, threatened with respect to the Business or the Business Employees; (iii) unfair labor practice, labor dispute or labor arbitration (other than routine individual grievances) claims or proceedings pending or, to the Knowledge of the Sellers, threatened against the Business or with respect to the Business Employees; or (iv) slowdowns or work stoppages in effect or, to the Knowledge of the Sellers, threatened with respect to the Business Employees. (c) Except as would not, individually or in the aggregate, reasonably be expected to result in any material Liability to the Purchaser or its Affiliates, (i) for the past five (5) years, the Sellers have complied with all applicable Laws relating to labor and employment with respect to the Business and the Business Employees, including discrimination, labor relations, wages, hours, employee and independent contractor classifications, employee safety, employee privacy, workers compensation and the payment of payroll and similar Taxes. There has been no “mass layoff” or “plant closing” (as defined by the WARN Act) with respect to the Business during the

-64- past ninety (90) days or for which any Liabilities remain unsatisfied and (ii) there is no legal proceeding pending, or to the Knowledge of the Sellers, threatened against the Sellers by a Business Employee alleging any employment or labor-related claims. (d) Except as set forth in Section 4.11(d) of the Sellers Disclosure Schedule, there are no outstanding inspection orders made under the Occupational Health and Safety Regulation (British Columbia) or the Workers Compensation Act (British Columbia) relating to the Business. There have been no fatal or critical accidents which would reasonably be likely to result in charges or penalties under the Occupational Health and Safety Regulation (British Columbia) or the Workers Compensation Act (British Columbia). The Sellers have complied in all material respects with any orders issued under occupational health and safety laws. (e) Except as would not, individually or in the aggregate, reasonably be expected to result in any material Liability to the Purchaser or its Affiliates, (i) each Person providing services to Business (including any Business Employee) that has been classified as a consultant or independent contractor and not as an employee has been properly classified as such, and the Sellers do not have any Liabilities arising out of the hiring or retention of Persons to provide services to the Business and treating such Persons as consultants or independent contractors and not as employees of the Sellers and (ii) all employees providing services to the Business (including all Business Employees) have been correctly classified as exempt or non-exempt for purposes of the Fair Labor Standards Act and any similar state, provincial or local law, and overtime has been properly recorded and paid for with respect to all such employees classified as non-exempt. (f) Except as would not, individually or in the aggregate, reasonably be expected to result in any material Liability to the Purchaser or its Affiliates, with respect to each Person providing services to the Business (including any Business Employee), the Sellers are and have been for the last five (5) years in compliance with all Laws governing the employment eligibility of employees in accordance with all applicable Laws relating to immigration and citizenship. The Sellers maintain adequate internal systems and procedures to provide reasonable assurances that all Business Employees hiring is conducted in compliance with all applicable Laws relating to citizenship and immigration. No Actions against a Seller or any of its Subsidiaries are pending, or to the Sellers’ Knowledge, threatened, by any Governmental Authority in connection with the employment of any current or former applicant, employee, consultant, or independent contractor of the Business relating to citizenship or immigration, including without limitation and, as applicable: the U.S. Immigration Reform and Control Act of 1986, as amended; the U.S. Immigration and Nationality Act, as amended; the U.S. Illegal Immigration Reform and Immigrant Responsibility Act of 1996, as amended; any successor statutes, laws, rules and regulations; the U.S. federal government’s employment, eligibility verification system known as E-Verify; U.S. state and local laws, ordinances, statutes, rules and regulations regarding the use of E-Verify; and the wage and hour regulations related to employment under the H-1B or the H- 2B visa programs. (g) To the Sellers’ Knowledge, no Business Employee is in violation of any material term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation:

-65- (i) to the Sellers or (ii) to any third party with respect to such individual’s right to be employed or engaged by the Sellers or such individual’s use of trade secrets or proprietary information. (h) During the last five (5) years, the Sellers have promptly, thoroughly and impartially investigated all allegations of sexual harassment or other discrimination or retaliation of which they became aware pertaining to any manager or officer of the Business. During the last five (5) years, with respect to each such allegation that the Sellers reasonably concluded had merit, the Sellers have taken appropriate corrective action that the Sellers judged was reasonably calculated to prevent further improper action. The Sellers do not reasonably expect any material Liability with respect to any such allegations. Taxes. Except as set forth on Section 4.12 of the Sellers Disclosure Schedule: (a) All income Tax Returns and all other material Tax Returns required to have been filed by the Sellers or their Subsidiaries arising out of or relating to the ownership or use of the Transferred Assets or the operation of the Business have been timely filed (taking into account any extension of time to file granted or obtained) and such Tax Returns are true, correct and complete in all material respects. (b) All income Taxes and all other material Taxes required to be paid by the Sellers or their Subsidiaries arising out of or relating to the ownership or use of the Transferred Assets or the operation of the Business have been timely paid. Sellers and each of their Subsidiaries has complied with all Tax withholding, reporting and payment obligations in respect of and in connection with amounts paid to any employee, independent contractor, or other service provider, any creditor, any stockholder or lender, any other third party. (c) No claim or deficiency for any material amount of Taxes has been proposed, asserted or assessed in writing by any Governmental Authority against the Sellers in respect of the Transferred Assets or the Business, which remains unresolved or unpaid and, to Seller’s Knowledge, no such claim or deficiency is being considered by any Governmental Authority. (d) No audit or other examination of any Tax Return of the Sellers or any of their Subsidiaries arising out of or relating to the ownership or use of the Transferred Assets or the operation of the Business is presently in progress, nor have the Sellers or any of their Subsidiaries been notified of any request for such an audit or other examination, and, to the Sellers’ Knowledge, no such audit or other examination is being contemplated. (e) The accruals and reserves for Taxes arising out of or relating to the ownership or use of the Transferred Assets or the operation of the Business do not exceed the provisions for such Taxes set forth in the Financial Statements. (f) No Governmental Authority has asserted in writing that Sellers or any of their Subsidiaries is required to but has not filed a Tax Return in any jurisdiction arising out of or relating to the ownership or use of the Transferred Assets or the operation of the Business.

-66- (g) There are no Encumbrances for Taxes (other than Permitted Encumbrances) upon any of the Transferred Assets. (h) There are no waivers or extensions of any statute of limitations currently in effect in respect of Taxes arising out of or relating to the ownership or use of the Transferred Assets or the operation of the Business (other than extensions that arise as a result of filing Tax Returns by the extended due date therefor). (i) There are no Taxes of the Sellers or their Subsidiaries attributable to payments, events or transactions occurring prior to the Closing Date, and which remain unpaid as of the Closing Date, that have been deferred until after the Closing Date pursuant to the CARES Act (Pub. L. 116-136 (2020) or any similar law providing for deferral or conditional deferral, reduction, forgiveness or conditional forgiveness, or any similar type of relief. (j) LP Canada is not a non-resident of Canada for all purposes of the Tax Act. (k) None of the Transferred Assets other than those Transferred Assets being sold by LP Canada are “taxable Canadian property” for purposes of the Tax Act. (l) LP Canada is registered for GST purposes and its registration number is 103396396 RT0003. (m) Neither the Sellers nor their Subsidiaries “participate” or have “participated” in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). (n) None of the Transferred Assets that are being transferred by LP Canada or any other Seller Subsidiary is a United States real property interest as defined in Section 897(c) of the Code. Material Contracts. (a) Section 4.13(a) of the Sellers Disclosure Schedule sets forth a true, correct and complete list of each of the following Contracts (excluding purchase orders) to which a Seller or any of its Subsidiaries is a party that relates exclusively to the Business and is in effect as of the date of this Agreement (all Contracts listed or required to be listed in Section 4.13(a) of the Sellers Disclosure Schedule, the “Business Contracts”): (i) (A) each Contract for the purchase of products, materials, supplies, goods, equipment or other assets or for the receipt of services or (B) any other Contract in each case of clause (A) and clause (B), that provided for consideration or payments by a Seller or its Subsidiaries in excess of $500,000 in the aggregate related to the Business in 2021; (ii) (A) each Contract for the sale or furnishing of products, materials, supplies, goods, equipment or other assets or services by a Seller or its Subsidiaries to customers of the Business or (B) any other Contract, in each case of clause (A) and clause (B), which provided for consideration or payments by such customers in excess of $500,000 in the aggregate related to the Business in 2021;

-67- (iii) each Contract that limits or purports to limit (or that following the Closing could limit) the ability of any Seller, any Affiliate of any Seller, Purchaser or any of Purchaser’s Affiliates to (A) compete in any line of business, with any Person, in any geographic area or during any period of time, including by limiting the ability to sell any particular services or products to any Persons, or (B) solicit any customers or individuals for employment; (iv) each Contract for the sale or furnishing of products, materials, supplies, goods, equipment or other assets or services by a Seller or its Subsidiaries to customers of the Business that provides for or otherwise includes any rebate, volume discount, or other similar program; (v) Contracts that involve the creation, assumption or guarantee of indebtedness for borrowed money, or the extension of credit to any Person or the creation of an Encumbrance on any Transferred Assets, in each case in excess of $250,000; (vi) Contracts with a Seller, on one hand, or any Subsidiary of such Seller, on the other hand; (vii) Contracts relating to any partnership or joint venture between the Business and a third party, or involving the sharing of revenues, profits or royalties of the Business; (viii) Contracts relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) for consideration with an aggregate value of $250,000 or more; (ix) Contracts under which Seller or any of its Subsidiaries is lessor of or permits any third party to hold or operate any Owned Real Property or Leased Real Property; (x) Contracts requiring capital expenditures in excess of $250,000 in any fiscal year of a Seller; (xi) Contracts relating to the development of any material Transferred Intellectual Property by, with or for a Seller or any of its Subsidiaries; (xii) (A) All Transferred IP Agreements, (B) Contracts relating to In-Licensed Intellectual Property or (C) Contracts under which any license (including any covenant not to sue or assert or any option to any of the foregoing), or any other right to use or exploit, is granted under any Transferred Intellectual Property; (xiii) any Contract that (A) requires any Person to purchase its total requirements of any product or service from any other Person or contains “take or pay” or similar provisions; (B) contains “most-favored-nation” clause or similar term that provides preferential pricing or treatment or (C) otherwise contain exclusive relationships for sales or distribution;

-68- (xiv) any broker, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting or advertising Contract; (xv) any Contract to which a Governmental Authority is a party; (xvi) any Contract involving any resolution or settlement of any actual or threatened Action with a value in excess of $250,000 or that provides for any injunctive or other non-monetary relief relating to the Business (including restrictions on use, licensing or registration of any Transferred Intellectual Property); (xvii) any Contract that could or could reasonably be expected to prevent, delay or impair the consummation of the transactions contemplated by this Agreement; (xviii) each Contract with a Key Customer or Key Supplier; (xix) all Timber Harvesting Contracts; (xx) all Aboriginal Contracts; and (xxi) (A) all Transferred Real Property Leases and (B) all leases, rental or occupancy agreements, licenses, installment and conditional sale agreements, and other Contracts that (1) provide for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real property or (2) provide for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any personal property and involve aggregate payments in excess of $250,000 in any calendar year. (b) Section 4.13(b) of the Sellers Disclosure Schedule sets forth a true, correct and complete list of each Shared Contract that is in effect on the date hereof. (c) The Sellers have made available to the Purchaser true, correct and complete copies of each Business Contract and each Shared Contract (together, the “Material Contracts”) (including all modifications, amendments, supplements, annexes and schedules thereto and written waivers thereunder). Each Material Contract is valid and binding on the applicable Seller (or its Subsidiary) that is a party thereto and, to the Knowledge of the Sellers, the counterparty thereto, and is in full force and effect, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). Neither such Seller nor, to the Knowledge of the Sellers, any other party thereto, is in material breach of or material default under the terms of, or has provided or received any notice of material breach, material default or intention to terminate, any Material Contract. To the Knowledge of the Sellers, no event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of material default under any Material Contract or result in a termination thereof or would cause or permit the acceleration of or other material changes of or to any right or obligation or the loss of any material benefit thereunder.

-69- Environmental Matters. (a) Except as set forth on Section 4.14(a) of the Sellers Disclosure Schedule, (i) the Sellers are conducting, and have conducted during the last five (5) years, the Business (including the ownership or use of the Transferred Assets) in compliance in all material respects with Environmental Law; (ii) in connection with the Business and the Transferred Assets, the Sellers have obtained and are and during the last five (5) years have been in compliance in all material respects with all Environmental Permits, a true, correct and complete list of which is set forth in Section 4.14(a)(ii) of the Sellers Disclosure Schedule, such Environmental Permits are in full force and effect, all applications as necessary for renewal of such Environmental Permits have been timely filed, and such Environmental Permits or applications for renewal contain no terms or conditions that will require material changes or limitations on the activities and operations of Sellers, the Business or the Transferred Assets relative to those activities and operations of Sellers, the Business or the Transferred Assets in effect as of the Closing; (iii) in connection with the Business and the Transferred Assets, the Sellers have not Released any Hazardous Materials nor has there been any other Release or presence of or exposure to any Hazardous Material, whether on or off the property currently owned or operated in connection with the Business, that would reasonably be expected to result in material liability or a requirement for notification, investigation or remediation by the Sellers under any Environmental Law; and (iv) there is no Action, notice or information request pending or, to the Sellers’ Knowledge, threatened, in connection with the Business or the Transferred Assets that relates to any noncompliance or alleged noncompliance with, violation or alleged violation of, or any Liability or alleged Liability under, any Environmental Law; (v) there are no material Governmental Orders pursuant to Environmental Law relating to the operation of the Business or the Transferred Assets; (vi) the Sellers have not assumed by contract any material liability or obligation under Environmental Laws, including as relating to any Hazardous Materials or any Release and (vii) no liens pursuant to Environmental Laws have been or are imposed against any Transferred Assets or in connection related to the Business and, to the Sellers’ Knowledge, no such liens have been threatened. (b) The Sellers have made available to the Purchaser true, correct and complete copies of all (i)(A) material Phase I or Phase II environmental site assessment reports or similar reports and (B) material environmental compliance reports and audit reports or similar reports relating to the Business, the Manufacturing Facilities, the Owned Real Property or the Leased Real Property to the extent such assessments and reports in this subsection (b) were prepared by or for the Sellers and are in possession or control of the Sellers, and (ii) Environmental Permits required under Environmental Laws for the ownership and operations of the Manufacturing Facilities. Aboriginal Groups. (a) Except as disclosed in Section 4.15 of the Sellers Disclosure Schedule, there are no Aboriginal Contracts. (b) Section 4.15 of the Sellers Disclosure Schedule sets out all of the Aboriginal Groups that, to the Knowledge of the Sellers, have made any Aboriginal Claims against or involving the Sellers or any Subsidiary or in respect of the Business or a permit which relate to,

-70- affect, or could reasonably be expected to affect or impair the Business or the validity of any Permits. (c) To the Knowledge of the Sellers, all material written documents or correspondence from or to any Aboriginal Groups or any third party concerning any Aboriginal Groups received or sent within the last three years relating to the Business or any Permits and within the possession or control of the Sellers or any of their respective Subsidiaries have been disclosed to the Purchaser, including any material term sheets, offers, or other proposals delivered to, or made by, any Aboriginal Group in relation to the Business. Customers and Suppliers. (a) Section 4.16(a) of the Sellers Disclosure Schedule lists the ten largest customers (measured in terms of dollars received by the Business) of the Business during the 12-month period ended December 31, 2021 (the “Key Customers”). (b) Section 4.16(b) of the Sellers Disclosure Schedule lists the ten largest suppliers (measured in terms of dollars paid by the Business) of the Business during the 12-month period ended December 31, 2021 (the “Key Suppliers”). (c) Except in connection with normal expiration of Contracts in accordance with their terms, none of the Key Customers or Key Suppliers has notified a Seller in writing that it intends to (i) cease or materially decrease purchasing from or selling to the Business, (ii) materially modify the terms on which it sells to or purchases from the Business (including any material changes in pricing or terms) as compared to past practices, or (iii) materially alter any purchases from or sales to the Business. Except as set forth in Section 4.16(c) of the Sellers Disclosure Schedule since January 1, 2022, except in connection with normal expiration of Contracts in the ordinary course of business, no Key Supplier or Key Customer has (i) decreased materially its purchasing from or selling to the Business from the levels achieved during the 12-month period ended December 31, 2021 or (ii) made any material change in the terms and conditions on which it was doing business with a Seller and its Subsidiaries with respect to the Business as of the 12- month period ended December 31, 2021. There is no pending or, to the Knowledge of the Sellers, threatened material dispute or controversy with any Key Supplier or Key Customer. Inventory. All Transferred Inventory was manufactured, purchased, acquired or ordered in the ordinary course of business and consistent with the regular past inventory practices of the Sellers and, with respect to the Business, with the exception of “off-spec” inventory held for rework, is of a quality useable or saleable in the ordinary course of business. The quantities of each item of Transferred Inventory are consistent with the regular past inventory practices of the Sellers with respect to the Business, but taking into account expected levels of sales. All labor and overhead costs reflected in the value of Transferred Inventory were capitalized in accordance with GAAP. Title to Assets; Sufficiency of Assets. The Sellers own good, valid and marketable title to or, in the case of leased or licensed assets, a valid leasehold interest or license in, all of the Transferred Assets (other than the Owned

-71- Real Property and Leased Real Property, which are addressed in Section 4.9, and the Assumed Tenures, which are addressed in Section 4.23), free and clear of all Encumbrances other than Permitted Encumbrances. Except as set forth in Section 4.18 of the Sellers Disclosure Schedule, the Transferred Equipment and other Transferred Assets (other than the Transferred IT Assets, which are addressed in Section 4.8(i)) that are tangible assets of any kind or description are structurally sound, in good operating condition and repair in all material respects, ordinary wear and tear excepted, and suitable in all material respects for their current use. From the Balance Sheet to the date hereof, there has been no damage, theft or similar loss with respect to the Transferred Assets that would be, individually or in the aggregate, material to the Business. The Transferred Assets and the employment of the Business Employees, together with the services and assets to be provided, the licenses to be granted and the other arrangements contemplated by this Agreement or the other Transaction Documents, constitute all of the assets, rights and properties necessary and sufficient to conduct, in all material respects, the Business on or immediately after the Closing Date in substantially the same manner as currently conducted by the Sellers, as conducted immediately prior to the Closing Date. Brokers. Except for UBS Securities, LLC (the fees and commissions of which all constitute Excluded Liabilities), no broker, finder or investment banker or other similar Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of the Sellers. The Sellers shall be solely responsible for the fees and expenses of UBS Securities, LLC. Transferred Permits. (a) The Sellers hold, and are operating in compliance with, and have held and have operated in compliance with for the past five (5) years, all Transferred Permits except as would not reasonably be expected to be, individually or in the aggregate, material to the Business. All such Transferred Permits are in full force and effect. The Transferred Permits constitute all Permits necessary for the operation of the Business as currently conducted and as conducted immediately prior to the Closing Date. (b) (i) The Sellers have fulfilled and performed all of their material obligations with respect to the Transferred Permits, and (ii) to the Knowledge of the Sellers no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Transferred Permit. No Action is pending or, to the Knowledge of the Sellers, threatened to revoke, withdraw, suspend, cancel, terminate, modify, or limit any Transferred Permit, and there are no facts or circumstances that are reasonably likely to give rise to any change in any Transferred Permit or any failure to comply with applicable Laws or any term or requirement of a Transferred Permit, in each case except as would not reasonably be expected to be, individually or in the aggregate, material to the Business.

-72- Product Liability; Product Warranties. During the last five (5) years, (a) there has not been any claim pending or, to the Knowledge of the Sellers, threatened in writing against the Sellers with respect to the Business for any product returns, product liability or warranty obligations relating to any products or services of the Business that are, or were during such period, manufactured, produced, marketed or sold by or for the Business (such products and services, collectively the “Business Products”) from any particular customer or with respect to any particular Business Product of more than $50,000; (b) the Business Products have complied in all material respects with applicable Laws; (c) the Sellers have conducted periodic audits and inspections of its material suppliers and contract manufacturers, consistent with industry standards, and none of these inspections or audits have resulted in material findings; (d) there have not been any defects or deficiencies in any such Business Products that would reasonably be expected to result in a claim against the Business of greater than $50,000; (e) none of the Business Products designed, manufactured, packaged, labeled, shipped or sold by the Sellers has been subject to, or is subject to, any recall mandated by any Governmental Authority or demanded in writing by any customer, and (f) the Sellers have not voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement relating to an alleged lack of safety or regulatory compliance of any of the Business Products and, to the Knowledge of the Sellers, there are no facts or circumstances that could cause any Governmental Authority to require the recall, market withdrawal, replacement, reformulation, relabeling or suspension of manufacturing, promotion, importation or sale of any of the Business Products. Transferred Accounts Receivable. (a) The Transferred Accounts Receivable (i) arise from bona fide transactions in the ordinary course of business, (ii) are carried at values determined in accordance with GAAP consistently applied, and (iii) do not represent obligations for goods sold on consignment, on approval or on a sale or return basis or subject to any other repurchase or return arrangement, and (iv) and are collectible except to the extent of reserves therefor set forth in the Financial Statements or, in the case of receivables subsequently created, as reflected in the books and records of the Sellers (which receivables are recorded in accordance with GAAP consistently applied). No Person has any Encumbrance on any Transferred Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any Transferred Accounts Receivable. (b) The Sellers have not received written notice of any valid claims or set offs or other defenses or counterclaims with respect to such Transferred Accounts Receivable. Since the Balance Sheet Date, there have been no write-offs in excess of $25,000 of any receivables that would comprise Transferred Accounts Receivable if in existence as of the Closing Date. (c) Section 4.22(c) of the Sellers Disclosure Schedule sets forth a true, correct and complete list of all credit limits to customers of the Business in an amount equal to or greater than $100,000.

-73- Forestry Matters. (a) The Assumed Tenures and each of the road permits included in the Transferred Permits are validly subsisting, and all levies, fees, rentals, charges, dues, stumpage and other costs due and payable have been paid by the Sellers. (b) The Sellers have observed and performed in all material respects all covenants, agreements and obligations on their part to be observed or performed under (i) the provisions of the Assumed Tenures and (ii) each of the road permits included in the Transferred Permits and (iii) the Forest Legislation applicable to the Assumed Tenures. (c) The AAC of the Assumed Tenures is, as at the date hereof, as set forth in Section 4.23(c) of the Sellers Disclosure Schedule. (d) The Sellers have not received in the past five (5) years any written notice of the Sellers’ breach of the Assumed Tenures or of any Forest Legislation in respect of the Assumed Tenures that has not been remedied by the Sellers. (e) No Governmental Authority has given any written notice to the Sellers in the last three years with respect to the Assumed Tenures or any of the road permits included in the Transferred Permits which would have the effect of reducing, varying, impairing, suspending or terminating in any manner any Assumed Tenure, the AAC of the Assumed Tenures, or any of the road permits included in the Transferred Permits or any rights or privileges attached thereto. No Governmental Authority has given any written notice to the Sellers in the last three years with respect to the Assumed Tenures that the AAC partition by the chief forester under section 8(5) of the Forest Act (British Columbia) or any partition order under s. 75.02 of the Forest Act (British Columbia) has been, will be or is intended to be made or varied in a manner that is reasonably expected to result in the volume, quality and nature of the timber to be made available for harvesting pursuant to the Assumed Tenures to not be of a volume, quality or nature that is materially consistent with past practice. (f) Except for the Assumed Tenures, neither of the Sellers nor any of their Subsidiaries holds, owns or otherwise has any forest licenses, timber deeds or other rights to timber that are used or held for use in the Business. (g) In connection with the Business, neither of the Sellers nor any of their Subsidiaries (i) engages in timber harvesting in the United States; (ii) sources any raw logs from national forest system lands west of the 100th Meridian; or (iii) sources any raw logs from state or federal timber sales in the United States. (h) In connection with the Business, neither of the Sellers nor any of their Subsidiaries engages in any log import or export to or from the United States. Related Party Transactions. Except for compensation or other employment arrangements in the ordinary course of business and except for the Shared Contracts, no Related Party of a Seller or any of its Affiliates or, to the Sellers’ Knowledge, any immediate family member (as defined under Item 404 of

-74- Regulation S-K promulgated under the Securities Act) of any Related Party (a) is a party to any agreement, arrangement or transaction with a Seller or any of its Affiliates relating to, or in respect of, the Business, the Transferred Assets or the Assumed Liabilities, or (b) has any interest or right in any material property or right, tangible or intangible, used by a Seller or any of its Affiliates relating to, or in respect of, the Business. Solvency. After giving effect to the transactions contemplated by this Agreement, each Seller will not (a) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the fair salable value of its assets is less than the amount required to pay its probable Liability on its existing debts as they mature), (b) have unreasonably small capital with which to engage in its business, or (c) have incurred debts (and does not immediately plan to incur debt) beyond its ability to pay as they become due. Disclaimer of the Sellers. (a) EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV, THE TRANSACTION DOCUMENTS AND ANY CERTIFICATE OR OTHER INSTRUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTION DOCUMENTS AND NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NONE OF THE SELLERS, THEIR SUBSIDIARIES OR THEIR REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF (I) THE BUSINESS, ANY OF THE TRANSFERRED ASSETS OR THE ASSUMED LIABILITIES (II) THE EXCLUDED ASSETS OR THE EXCLUDED LIABILITIES; (III) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE OR ANY OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE OR SALES OF GOODS ACT (BRITISH COLUMBIA) (OR SIMILAR LAWS); (IV) THE OPERATION OF THE BUSINESS BY THE PURCHASER ON OR AFTER THE CLOSING DATE; OR (V) THE PROBABLE SUCCESS, PROFITABILITY OR PROSPECTS OF THE BUSINESS ON OR AFTER THE CLOSING DATE, AND ANY SUCH OTHER REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED. (b) EXCEPT IN CONNECTION WITH, AND WITHOUT LIMITING IN ANY RESPECT, THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV, THE OTHER TRANSACTION DOCUMENTS AND ANY CERTIFICATE OR OTHER INSTRUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS AND THE COVENANTS AND OBLIGATIONS OF THE SELLERS SET FORTH HEREIN OR IN THE OTHER TRANSACTION DOCUMENTS AND THE INDEMNIFICATION PROVIDED IN ARTICLE X AND THE TRANSACTION DOCUMENTS WITH RESPECT TO SUCH COVENANTS AND OBLIGATIONS, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NONE OF THE SELLERS, THEIR SUBSIDIARIES OR THEIR REPRESENTATIVES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO THE PURCHASER, ITS REPRESENTATIVES OR TO ANY OTHER PERSON UNDER THIS AGREEMENT RESULTING FROM THE PROVISION TO THE PURCHASER OR ITS

-75- REPRESENTATIVES, OR THE PURCHASER’S OR ITS REPRESENTATIVES’ USE OF, ANY INFORMATION RELATING TO THE BUSINESS, INCLUDING THE CONFIDENTIAL MANAGEMENT PRESENTATION, THE CONFIDENTIAL INFORMATION MEMORANDUM AND ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS, BUSINESS PLANS, OFFERING MATERIALS OR OTHER MATERIAL MADE AVAILABLE TO THE PURCHASER OR ITS REPRESENTATIVES OR POTENTIAL FINANCING SOURCES, WHETHER ORALLY OR IN WRITING, IN CERTAIN “DATA ROOMS,” MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK-OUT” DISCUSSIONS, “EXPERT SESSIONS,” SITE TOURS OR VISITS, DILIGENCE CALLS OR MEETINGS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF THE PURCHASER OR ITS REPRESENTATIVES OR IN ANY OTHER FORM IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS. ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER The Purchaser and Canadian Purchaser hereby represents and warrants to the Sellers as follows: Organization, Authority and Qualification of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the other Transaction Documents to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and upon their execution, the other Transaction Documents to which the Purchaser is a party, will be, duly executed and delivered by the Purchaser. Assuming due authorization, execution and delivery by the Sellers, this Agreement constitutes, and upon their execution, each of the other Transaction Documents to which the Purchaser is a party, will constitute, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 5.3 or set forth in Section 8.1(b) of the Sellers Disclosure Schedule have been obtained, all filings and notifications described in Section 5.3 or set forth in Section 8.1(b) of the Sellers Disclosure Schedule have been made, any applicable waiting period has expired or been

-76- terminated, and except as may result from any facts or circumstances relating solely to the Sellers or their Affiliates, the execution, delivery and performance by the Purchaser of this Agreement and each of the other Transaction Documents and the consummation by the Purchaser of the transactions contemplated hereby and thereby, do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or bylaws or other similar organizational documents of the Purchaser; (b) conflict with or violate in any material respect any Law or Governmental Order applicable to the Purchaser or give any Governmental Authority or other Person the right to challenge any of the transactions contemplated hereby or exercise any remedy or obtain any relief under, any Law or Order applicable to the Purchaser; or (c) conflict with in any material respect, result in any material breach of, constitute a material default (or an event which, with the giving of notice or lapse of time, or both, would become such a default) under, require any material consent under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party, except, in the case of clauses (b) and (c), as would not materially and adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or the other Transaction Documents. Governmental Consents and Approvals. The execution, delivery and performance by the Purchaser of this Agreement and each other Transaction Document to which it is a party does not require any consent, approval, authorization or other order or declaration of, action by, filing with or notification to, any Governmental Authority, including the submission of any CFIUS Notice or receipt of any CFIUS Approval, other than compliance with, and filings under, the HSR Act, the Competition Act, and any other applicable filings and approvals in those jurisdictions set forth on Section 8.1(b) of the Sellers Disclosure Schedule and any other applicable Antitrust Laws. Litigation. As of the date of this Agreement, there is no Action by or against the Purchaser or any of its Affiliates pending or, to the knowledge of the Purchaser, threatened before any Governmental Authority, that would materially and adversely affect the legality, validity or enforceability of this Agreement or any other Transaction Document or would prevent or materially delay the consummation of the transactions contemplated by this Agreement or the other Transaction Documents. Brokers. No broker, finder or investment banker or other similar Person is entitled to any brokerage, finder’s or other fee or commission for which any Seller would be responsible in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of the Purchaser.

-77- Financial Ability. The Purchaser: (a) at the Closing will have sufficient unrestricted internal funds (without giving effect to any unfunded financing regardless of whether any such financing is committed) available to pay the Purchase Price and any fees or expenses incurred by the Purchaser in connection with the transactions contemplated hereby; (b) has, and at the Closing will have, the resources and capabilities (financial or otherwise) to perform its obligations under this Agreement and the other Transaction Documents; and (c) has not incurred any obligation, commitment, restriction or liability of any kind that would materially impair or adversely affect such resources and capabilities. The Purchaser acknowledges and agrees that: (i) the Sellers and their respective Affiliates have no responsibility for any equity or debt financing that the Purchaser may raise in connection with the transactions contemplated hereby; (ii) it is not a condition to Closing under this Agreement, nor to the consummation of the transactions contemplated hereby, for the Purchaser to obtain any equity or debt financing; and (iii) the Purchaser does not have the right to terminate this Agreement for failure to obtain any equity or debt financing. Solvency. Assuming the representations and warranties of the Sellers contained in this Agreement are true and correct as qualified by the Sellers Disclosure Schedule to this Agreement (disregarding Material Adverse Effect and materiality qualifiers set forth therein) in all material respects, the Purchaser will not (a) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the fair salable value of its assets is less than the amount required to pay its probable Liability on its existing debts as they mature), (b) have unreasonably small capital with which to engage in its business, or (c) have incurred debts (and does not immediately plan to incur debt) beyond its ability to pay as they become due. Independent Investigation. (a) The Purchaser has conducted to its satisfaction its own independent investigation, review and analysis of the business, operations, assets, Liabilities, results of operations, financial condition, software, technology and prospects of the Business, which investigation, review and analysis was performed by the Purchaser and its Representatives. The Purchaser acknowledges that it and its Representatives have been provided access to the personnel, properties, facilities and records of the Business for such purpose. In entering into this Agreement, the Purchaser acknowledges that it has relied upon its own investigation, review and analysis and, except as otherwise provided in this Agreement, the other Transaction Documents and any certificate or other instrument delivered pursuant hereto or thereto, not on any statements, representations or opinions of the Sellers or any of their Representatives (except the specific representations and warranties of the Sellers set forth in Article IV, the other Transaction Documents or any certificate or other instrument delivered pursuant hereto and thereto). (b) The Purchaser hereby acknowledges and agrees that notwithstanding anything herein to the contrary (but subject to the last sentence of this Section 5.8(b)) (i) other than the specific representations and warranties made in Article IV, the other Transaction Documents or

-78- any certificate or other instrument delivered pursuant hereto and thereto, none of the Sellers, their Subsidiaries or their Representatives makes or has made, and the Purchaser has not and is not relying on, any representation or warranty, express or implied, at law or in equity, in respect of the Business, any of the Transferred Assets or the Assumed Liabilities, including with respect to (A) the Excluded Assets or the Excluded Liabilities; (B) merchantability or fitness for any particular use or purpose or any other warranties arising under the Uniform Commercial Code (or similar Laws); (C) the operation of the Business by the Purchaser on or after the Closing Date; or (D) the probable success, profitability or prospects of the Business on or after the Closing Date; and (ii) none of the Sellers, their Subsidiaries or their Representatives will have or be subject to any liability or indemnification obligation to the Purchaser, its Representatives or to any other Person resulting from the distribution to the Purchaser or its Representatives of, or the Purchaser’s or its Representatives’ use of, any information relating to the Business, including the Confidential Management Presentation, the Confidential Information Memorandum and any information, documents, offering materials or other material made available to the Purchaser or its Representatives or potential financing sources, whether orally or in writing, in certain “data rooms,” management presentations, functional “break-out” discussions, “expert sessions,” site tours or visits, diligence calls or meetings, responses to questions submitted on behalf of the Purchaser or its Representatives or in any other form in connection with the transactions contemplated by this Agreement or the other Transaction Documents. The Purchaser and its Representatives have received and may continue to receive from the Sellers, their Subsidiaries and their Representatives certain estimates, projections, forecasts, plans and budgets for the Business and certain plan and budget information. The Purchaser acknowledges that these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Further, the Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and that the Purchaser is not relying on any estimates, projections, forecasts, plans or budgets furnished by the Sellers or their Representatives, and the Purchaser shall not, and shall cause its Representatives not to, hold any such Person liable with respect thereto. Notwithstanding in this Agreement, including the preceding portions of this Section 5.8(b), shall be deemed to limit or qualify the specific representations and warranties made in Article IV, the other Transaction Documents or any certificate or other instrument delivered pursuant hereto and thereto, or the Purchaser’s reliance thereon, or the liabilities and indemnification obligations of any Person with respect thereto. Trade Agreement Investor. Purchaser is a trade agreement investor for purposes of the Investment Canada Act (Canada).

-79- ARTICLE VI ADDITIONAL AGREEMENTS Conduct of Business Prior to the Closing. From the date of this Agreement and until the earlier of the Closing Date (or, to the extent relating to, affecting or otherwise with respect to any Fiber Assets, the Fiber Transfer Date) and the date on which this Agreement is terminated pursuant to Section 11.1 (except (a) as set forth in Section 6.1 of the Sellers Disclosure Schedule, (b) as expressly required by this Agreement, the other Transaction Documents or applicable Law, (c) as the Purchaser shall otherwise consent to in writing (such consent not to be unreasonably withheld, delayed or conditioned) or (d) solely for purposes of the following clause (A), any COVID Action), (A) the Sellers shall, and shall cause their relevant Subsidiaries to (I) conduct the Business in the ordinary course of business consistent with past practice in all material respects; and (II) use commercially reasonable efforts to (x) preserve intact in all material respects the business organization of the Business, (y) keep available the services of the Business Employees and (z) maintain and preserve the relationships and goodwill with customers, suppliers and others having business dealings with the Business; and (B) the Sellers shall not, and shall cause their relevant Subsidiaries not to, to the extent relating to the Business: (i) permit or allow any of the Transferred Assets (whether tangible or intangible) to be subjected to any new Encumbrance, other than Permitted Encumbrances; (ii) change any method of accounting or accounting practice or policy used by the Sellers with respect to the Business as of the date hereof, other than such changes as are required by GAAP or a Governmental Authority; (iii) change in any material respect the policies or practices regarding accounts receivable or accounts payable or fail to manage working capital substantially in accordance with past practices; (iv) grant or announce any increase in, or accelerate the timing of payment or vesting of, the salaries, bonus opportunities, equity incentives or other compensation or benefits payable or to become payable to any of the Business Employees, other than (A) as required by Law; (B) as required by the terms of any Labor Agreement as they exist on the date hereof; (C) as required by the terms of any Seller Benefit Plans and Union Benefit Plans as they exist on the date hereof; (D) for changes in welfare benefits of the Sellers or any of their Subsidiaries in the ordinary course of business consistent with past practice that apply equally to all similarly situated employees of the Sellers or any of their Subsidiaries, as the case may be and that could not result in a material increase in cost for Purchaser; or (E) payments under the retention agreements set forth in Section 6.1(d)(iv) of the Sellers Disclosure Schedules to be paid by the Sellers to certain Business Employees on or around the Closing Date (which, for the avoidance of doubt, shall be the sole Liability of Sellers);

-80- (v) except as required by Law or as otherwise would not create an additional obligation, or increase the potential liability of, the Purchaser pursuant to Section 6.9, adopt, amend, modify or terminate any Seller Benefit Plan or any plan, program, agreement or arrangement that would be a Seller Benefit Plan if in effect as of the date hereof; (vi) (A) hire any individual who would become a Business Employee, except for hires by the Sellers at any Manufacturing Facility in the ordinary course of business with prior written notice to the Purchaser with respect to any such individual with annual cash compensation in excess of $75,000,or (B) terminate any Business Employee (except with respect to terminations for “cause” as reasonably determined by the Sellers or their applicable Subsidiaries), or take any action that will result in (1) an individual who is a Business Employee ceasing to be a Business Employee (except with respect to terminations for “cause” as reasonably determined by the Sellers or their applicable Subsidiaries) or (2) except as provided in the immediately foregoing clause (A), any individual who is not a Business Employee becoming a Business Employee, or (C) implement or announce any employee layoffs that could implicate the WARN Act; (vii) other than as required by Law, enter into, terminate or materially amend any Labor Agreement; (viii) sell, lease, sublease, license, abandon or otherwise transfer any Owned Real Property, Leased Real Property or material Transferred Assets (other than Transferred Intellectual Property), other than sales of Transferred Inventory in the ordinary course of business; (ix) (A) sell, transfer, assign, license, sublicense, abandon, cancel or let lapse, terminate or allow to enter into the public domain or fail to renew, maintain, continue to prosecute or defend or otherwise dispose of any Transferred Intellectual Property, except for non-exclusive trademark licenses granted to distributors and resellers in the ordinary course of business consistent with past practice; or (B) fail to continue to protect and maintain the confidentiality of any Trade Secrets included in the Transferred Intellectual Property; (x) other than in the ordinary course of business, (A) accelerate, terminate, cancel, renew, amend, grant a waiver under or otherwise modify any Business Contract, those parts of any Shared Contract that are related to the Business, any Contract that would constitute a Business Contract if in effect as of the date hereof, or those parts of any Contract that would constitute a Shared Contract if in effect as of the date hereof that are related to the Business or (B) enter into any Contract that would constitute a Material Contract if in effect as of the date hereof; (xi) settle, pay, discharge or satisfy any Action that would constitute a Transferred Asset or Assumed Liability, including where such settlement, payment, discharge or satisfaction would impose any restrictions or limitations upon the operation of the Business, whether before or after the Closing;

-81- (xii) acquire, by merger or consolidation with, or by purchase of all or substantially all of the assets or equity of, any business or entity which would constitute a Transferred Asset or Assumed Liability; (xiii) make any loans, advances or capital contributions to, or investments in, any other Person; (xiv) grant any credit limit exceeding $100,000 to customers (other than customers who already have such a credit limit), including modification or increase of any existing credit limit to be over $100,000; or (xv) authorize, resolve, commit, agree (by Contract or otherwise) or otherwise become obligated to take any of the actions specified in Sections 6.1(i)-(xiv). Notwithstanding anything to the contrary in this Agreement, (A) the Sellers shall be permitted to declare and pay any cash dividends or make cash distributions or cash transfers (including in connection with any “cash sweep” arrangements) prior to the Closing Date; (B) the Sellers may settle any Indebtedness owing by the Sellers or any of their Subsidiaries, including by repayment or capitalization, prior to the Closing Date; (C) nothing contained in this Agreement shall be construed to give to the Purchaser directly or indirectly, rights to control or direct the Business’s operations prior to the Closing; (D) prior to the Closing, the Sellers shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision of the operation of the Business; and (E) no consent of the Purchaser shall be required with respect to any matter set forth in this Section 6.1 to the extent that the requirement of such consent would violate any applicable Law in any material respect; provided, however, that, in such instances, the Sellers shall (i) inform the Purchaser of the applicable Law that would be so violated and will reasonably cooperate with the Purchaser to give effect to the provisions of this Section 6.1 in a manner that would not result in any such violation and (ii) notify the Purchaser of any action taken or not taken by any Seller or any of their Subsidiaries that would have required the consent of the Purchaser but for the operation of this clause (E). In furtherance of and without limiting the foregoing, with respect to the Fiber Assets that have not been transferred as of immediately following the Closing, until the Fiber Transfer Date, the Sellers shall not take any action with respect to such Fiber Assets that would have been prohibited prior to the Closing by this Section 6.1. Access to Information and Manufacturing Facilities. (a) From the date of this Agreement until the Closing (or, to the extent relating to any Fiber Assets, the Fiber Transfer Date), upon reasonable notice, the Sellers shall use commercially reasonable efforts to (i) afford the Purchaser and its Representatives reasonable access to the offices, properties (including the Manufacturing Facilities, Owned Real Property and Leased Real Property), assets, Contracts (including the Shared Contracts), books and records, and other documents, data and information of the Business; and (ii) furnish to the authorized Representatives of the Purchaser such additional available information regarding the Business (or copies thereof), as the Purchaser may from time to time reasonably request; provided, that (A) any such access or furnishing of information shall be conducted at the Purchaser’s expense, during normal business hours, under the supervision of the Sellers’

-82- personnel and in such a manner as not to unreasonably interfere with the normal operation of the Business; (B) all requests for access pursuant to this Section 6.2(a) shall be made in writing and shall be directed to and coordinated with a person or persons designated by the Sellers in writing; and (C) the Purchaser shall not, and shall cause its Representatives not to, contact any of the employees, customers, distributors, suppliers or other material business relation of the Sellers or the Business regarding the transactions contemplated by this Agreement or the other Transaction Documents, whether in person or by telephone, mail, or other means of communication, without the specific prior written consent (such consent, in the case of requests to contact employees, (i) not to be unreasonably withheld, delayed or conditioned and (ii) to be deemed given if the Sellers do not reply to such request within one (1) Business Day). Notwithstanding anything to the contrary in this Agreement, the Sellers shall not be required to provide any access or disclose any information to the Purchaser or its Representatives if such disclosure would (1) jeopardize, or result in a loss or waiver of, any attorney-client or other legal privilege; (2) contravene any applicable Law, fiduciary duty or Material Contract; or (3) result in disclosure of any proprietary information or trade secrets of the Sellers, their Subsidiaries or third parties; provided, however, that, in such instances, the Sellers shall inform the Purchaser of the general nature of the information being withheld and, upon the Purchaser’s request, reasonably cooperate with the Purchaser to provide such information, in whole or in part, in a manner that would not result in any of the outcomes described in the foregoing clauses (1), (2) and (3). When accessing any of the Sellers’ properties prior to Closing, the Purchaser shall, and shall cause its Representatives to, comply with all of the Sellers’ safety and security requirements for the applicable property applicable to all visitors to such property. Notwithstanding anything to the contrary in this Agreement, (I) in no event shall the Sellers be required to provide any information exclusively relating to any Excluded Assets or any Excluded Liabilities (and not relating to the Business, any Transferred Asset or any Assumed Liability); and (II) neither the Purchaser nor any of its Representatives shall be allowed to sample or analyze any soil or groundwater or other environmental media, or any building material, at the Manufacturing Facilities, Owned Real Property or Leased Real Property without the prior written consent of the Sellers, which consent may be withheld in the sole discretion of the Sellers. No information or knowledge obtained in any investigation by the Purchaser or other information received by the Purchaser pursuant to this Section 6.2(a) shall operate as a waiver or affect or be deemed to affect or modify any representation, warranty, covenant or agreement contained herein, the conditions to the obligations of the parties to consummate the Closing in Article VIII or consummate the Fiber Transfer in Article IX or otherwise prejudice in any way the rights and remedies of the Purchaser hereunder, including pursuant to Article X, (ii) be deemed to affect or modify the Purchaser’s reliance on the representations, warranties, covenants and agreements made by any Seller in this Agreement or (iii) be deemed to amend or supplement the Sellers Disclosure Schedule or prevent or cure any misrepresentation, breach of warranty or breach of covenant by any Seller. (b) In order to facilitate the resolution of any claims made against, or incurred by, the Sellers relating to the Business (other than any Action between the Purchaser and the Sellers or any of their respective Affiliates arising from the Transaction Documents) and for purposes of compliance with securities, environmental, employment, accounting and other Laws and regulations including stock exchange rules and regulations, until the seventh anniversary of the Closing Date, the Purchaser shall (i) retain the books and records and financial and operational data relating to the Business (to the extent constituting a Transferred Asset delivered to the Purchaser at the Closing) for periods prior to the Closing Date; and (ii) upon reasonable notice,

-83- afford the Representatives of the Sellers reasonable access (including the right to make, at the Sellers’ expense, copies), during normal business hours, to such books and records. (c) In order to facilitate the resolution of any claims made against, or incurred by, the Purchaser relating to the Business (other than any Action between the Purchaser and the Sellers or any of their respective Affiliates arising from the Transaction Documents) and for purposes of compliance with securities, environmental, employment, accounting and other Laws and regulations, including stock exchange rules and regulations, until the seventh anniversary of the Closing Date, the Sellers shall (i) retain the books and records and financial and operational data relating to the Business (to the extent not a Transferred Asset delivered to the Purchaser at the Closing) for the periods prior to the Closing Date; and (ii) upon reasonable notice, afford the Representatives of the Purchaser reasonable access (including the right to make, at the Purchaser’s expense, copies), during normal business hours, to such books and records. (d) The Purchaser hereby waives the requirement for LP Canada to provide a site disclosure statement pursuant to Section 40(6) of the Environmental Management Act of British Columbia in respect of the Owned Real Property owned by LP Canada. Confidentiality. (a) The terms of the confidentiality agreement, dated as of December 9, 2021 (the “Confidentiality Agreement”), between Parent and the Purchaser are hereby incorporated herein by reference and shall continue in full force and effect until the Closing and shall survive the Closing and remain in full force and effect until their expiration in accordance with the terms of the Confidentiality Agreement; provided, however, that, upon the Closing, the confidentiality and non-use obligations of the Purchaser contained in the Confidentiality Agreement shall terminate in respect of all Confidential Information (as defined in the Confidentiality Agreement) to the extent relating to the Business and the transactions contemplated by this Agreement or the other Transaction Documents. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms. (b) The Purchaser acknowledges and agrees that any Confidential Information made available to the Purchaser or its Representatives pursuant to Section 6.2(a) or otherwise by the Sellers or any of their Representatives prior to the Closing Date shall be subject to the terms and conditions of the Confidentiality Agreement. (c) From and after the Closing, the Sellers shall, and shall cause their respective Affiliates and Representatives to, keep confidential and not use any and all information to the extent relating to the Business; provided, however, that the foregoing non-disclosure obligation shall not apply to information that (i) was available to the public prior to the Closing other than as a result of a disclosure by any Seller or any Affiliate or Representative thereof outside of the ordinary course of business (including any such disclosure made with the intention of circumventing the non-disclosure obligations set forth herein), (ii) becomes available to the public after the Closing other than as a result of a disclosure by any Seller or any Affiliate or Representative thereof in breach of this Agreement or (iii) becomes available to any Seller or their Affiliates or Representatives after the Closing from a source other than the Purchaser or its

-84- Affiliates or Representatives if the source of such information is not known by any Seller or any Affiliate or Representative thereof to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Purchaser or its Affiliates or Representatives with respect to such information; provided, further, that no Seller shall be liable hereunder with respect to any disclosure to the extent such disclosure is required by any applicable Law or Governmental Order, including applicable rules of any securities exchange. In the event that any Seller or any of their respective Affiliates or Representatives determines (with the advice of counsel) that the disclosure of any information relating to the Business is required by any applicable Law or Governmental Order, the applicable Seller shall (A) to the extent permissible by such applicable Law or Governmental Order, provide the Purchaser with prompt written notice of such requirement, (B) disclose (and cause their Affiliates and Representatives to disclose) only that information that such Seller determines (with the advice of counsel) is required by such applicable Law or Governmental Order to be disclosed and (C) use reasonable efforts to preserve the confidentiality of such information, including by, at the Purchaser’s request and expense, reasonably cooperating with the Purchaser to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such information. Third-Party Consents. The Sellers and the Purchaser shall cooperate and use commercially reasonable efforts to (a) obtain all consents, approvals and waivers required to effect the transactions described in this Agreement and to satisfy the conditions to Closing set forth in Article VIII and the conditions to the Fiber Transfer in Article IX and (b) provide all notices required under any Material Contract. Such consents, approvals, waivers and notices shall be in form and substance reasonably acceptable to the Purchaser. Regulatory and Other Authorizations; Notices and Consents. (a) Each of the Purchaser and each Seller and their respective Affiliates shall use its reasonable best efforts to, (i) promptly obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Transaction Documents; (ii) cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals; and (iii) provide such other information to any Governmental Authority as such Governmental Authority may reasonably request in connection herewith. Each party hereto agrees to, and shall cause its respective Affiliates, as applicable, to make as promptly as reasonably practicable, (A) but in any event no later than ten (10) Business Days after the date of this Agreement, its respective filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement or the other Transaction Documents and to supply as promptly as reasonably practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act, (B) but in any event no later than ten (10) Business Days after the date of this Agreement, (i) its respective filing with the Commissioner of a notification pursuant to Part IX of the Competition Act in respect of the transactions contemplated by this Agreement or the other Transaction Documents, and (ii) a request that an ARC be issued and, if the Commissioner is unwilling to issue an ARC, a request that a No Action Letter be issued, and to supply as

-85- promptly as reasonably practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the Competition Act; and in any event within ten (10) Business Days after the date of this Agreement, their respective filings and notifications, if any, pursuant to any other applicable Antitrust Law in the jurisdictions set forth on Section 8.1(b) of the Sellers Disclosure Schedule with respect to the transactions contemplated by this Agreement, and to supply as promptly as reasonably practicable to the appropriate Governmental Authorities any additional information and documentary material that may be reasonably requested pursuant to the applicable antitrust, competition or trade regulation Law; and (C) but in any event no later than ten (10) Business Days after the date of this Agreement, a filing with the Minister of a notice of intended disposition signed by LP Canada and the Purchaser requesting the Minister’s approval pursuant to section 54(2)(a) of the Forest Act (British Columbia) of the transfer of the Assumed Tenures and related road permits to the Purchaser as contemplated herein. The Purchaser shall be responsible for and shall pay all filing fees required by applicable Law to be paid to any Governmental Authority in order to obtain any such authorizations, consents, orders or approvals, including the HSR Act and the Competition Act. (b) Without limiting the generality of the Purchaser’s undertaking pursuant to Section 6.5(a), but subject to Section 6.5(c), the Purchaser shall, and shall cause each of its Affiliates to, take any and all steps necessary to avoid or eliminate each and every impediment under any Antitrust Law or national security Law that may be asserted by any Governmental Authority or any other party so as to enable the parties hereto to close the transactions contemplated hereby and by the other Transaction Documents prior to the Termination Date, including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, mitigation agreements, letters of assurance or otherwise, the sale, divestiture, licensing or other disposition of the Transferred Assets to be acquired by it pursuant hereto, and the entrance into such other arrangements, as are necessary in order to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, in each case under any Antitrust Law or national security Law, which would otherwise have the effect of materially delaying or preventing the consummation of the transactions contemplated hereby and by the other Transaction Documents. (c) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require, or be construed to require, (i) the Purchaser or any of its Affiliates to (and the Sellers shall not, and shall cause each of their relevant Affiliates not to, take any of the actions described in clauses (A)-(E) below without the prior written consent of the Purchaser, except that the Sellers shall, and shall cause their Affiliates to, take any such action requested by the Purchaser to the extent such action relates to the Business and the Transferred Assets (and not any other business of the Sellers) and is conditioned on the occurrence of the Closing), agree to (A) any sale, divestiture, license or other disposition (by consent decree, hold separate order, mitigation agreement, letter of assurance or otherwise) of any capital stock, businesses, assets (tangible or intangible), properties or other interests of the Purchaser, the Sellers or any of their respective Affiliates (including the Transferred Assets), (B) the imposition of any limitation, restriction or condition on the ability of the Purchaser, the Sellers or any of their respective Affiliates to conduct their respective businesses (including the Business) or own, acquire, hold or exercise rights of ownership of any capital stock, businesses, assets (tangible or intangible),

-86- properties or other interests (including the Transferred Assets), (C) the imposition of any limitation, restriction or condition on the Purchaser, the Sellers or any of their respective Affiliates under any Antitrust Law or national security Law, (D) any modification or waiver of the terms and conditions of this Agreement or any Transaction Document or (E) take any other action, in each case unless such action affects only the Business and the Transferred Assets (and not any other business or assets of Purchaser, Sellers or any of their respective Affiliates) and such action would not reasonably be expected to have a material and adverse effect on the Transferred Assets (including the Assumed Tenures and Fiber Assets) or the Business or on the benefits that Purchaser reasonably anticipates from the transactions contemplated by this Agreement (any action described in clause (A), (B), (C), (D) or (E) above to which the Purchaser is not required to agree, a “Burdensome Condition”), or (ii) the Purchaser or any of its Affiliates to litigate with or otherwise participate in any Action with any Governmental Authority in connection with obtaining any consent pursuant to this Agreement. (d) Each party shall not extend or consent to any extension of any applicable waiting or review period or enter into any agreement with any Governmental Authority to not consummate the transaction contemplated by this Agreement, except upon the prior consent of the other party. Each party to this Agreement shall promptly notify the other party of any substantive communication it or any of its Representatives receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other party to review in advance any proposed substantive communication by such party to any Governmental Authority. None of the parties to this Agreement shall, or shall permit its outside counsel to, be present or participate in any substantive call, discussion or meeting with any Governmental Authority in respect of any filings, investigation (including any settlement of an investigation), litigation or other inquiry unless it consults with the other party in advance, and unless prohibited by such Governmental Authority, gives the other party the opportunity to attend and participate in such call, discussion or meeting. Each party hereto shall, and shall cause its Representatives to, coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party hereto may reasonably request in connection with the foregoing. Each party to this Agreement shall, and shall cause its outside counsel, to provide the other party’s outside counsel with copies of all correspondence, filings or communications between the parties or any of their respective Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement or the other Transaction Documents; provided, however, that materials may be redacted (i) to remove references concerning the valuation of the Business and competitively sensitive information; (ii) as necessary to comply with contractual arrangements or applicable Law; and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. Notwithstanding anything in this Agreement to the contrary, the Purchaser and the Sellers shall, except where prohibited by applicable Law, work cooperatively in determining the strategy for dealing with any Governmental Authority regarding the application of any Antitrust Laws to the transactions contemplated by this Agreement. (e) Except as permitted pursuant to this Section 6.5, the Purchaser shall not, and shall cause its Affiliates not to, enter into any transaction, or any agreement to effect any transaction (including any merger or acquisition) that would reasonably be expected to make it materially more difficult, or to materially increase the time required, to (i) obtain the expiration or

-87- termination of the waiting period under the HSR Act, or any other applicable Antitrust Law, applicable to the transactions contemplated by this Agreement or the other Transaction Documents; (ii) obtain Competition Act Approval; (iii) avoid the entry of, the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that would materially delay or prevent the consummation of the transactions contemplated hereby and by the other Transaction Documents; or (iv) obtain all authorizations, consents, orders and approvals of Governmental Authorities necessary for the consummation of the transactions contemplated by this Agreement or the other Transaction Documents. Retained Names and Marks. (a) The Purchaser hereby acknowledges that all right, title and interest in and to the “LP” and “LOUISIANA-PACIFIC CORPORATION” names and the Louisiana-Pacific or LP logo, together with all Trademarks owned by the Sellers and set forth on Section 6.6 of the Sellers Disclosure Schedule and any other Trademarks owned by the Sellers and included in the Excluded Assets (collectively, the “Retained Names and Marks”), are owned solely by the Sellers or their Subsidiaries, and that, except as expressly provided in this Section 6.6, any and all right of the Business to use the Retained Names and Marks shall terminate as of the Closing and shall immediately revert to the Sellers, along with any and all Goodwill associated therewith. The Purchaser further acknowledges that neither the Purchaser nor any of its Subsidiaries is acquiring any rights on or after the Closing Date, to use the Retained Names and Marks, except as provided in Section 6.6(b). (b) The Purchaser shall, for a period of twelve (12) months after the Closing Date, be entitled to use the Retained Names and Marks, solely in connection with the operation of the Business as operated immediately prior to the Closing Date, after which period the Purchaser shall remove or obliterate all Retained Names and Marks set forth on Section 6.6 of the Seller Disclosure Schedules or in respect of which Sellers provide reasonable notice to Purchaser that are visible on the Transferred Assets and on any other assets and materials under the control or possession of the Purchaser that contain such Retained Names and Marks, it being understood that (i) the Purchaser shall not be required to cease using, or be required to remove, conceal, cover, redact or replace Retained Names and Marks from existing stocks of signs, letterheads, labels, office forms, invoice stock and other documents and materials or any Transferred IT Assets or Transferred Software, in each case, that are used solely for internal purposes for a period of twelve (12) months after the Closing Date; (ii) the Purchaser shall have the right to use the Retained Names and Marks in connection with the sale of any existing inventory of products of the Business bearing such Retained Names and Marks (“Existing Stock”) for a period of twelve (12) months after the Closing Date; and (iii) nothing herein shall prevent, restrict or otherwise limit the Purchaser from (A) stating the historical relationship between the Business and the Sellers for informational purposes (and in a non-trademark manner) or otherwise using the Retained Names and Marks in a descriptive, factually accurate manner, or (B) making any use of the Retained Names and Marks that (x) would constitute “fair use” or otherwise not be prohibited under applicable Law if such use were made by a third party, or (y) is otherwise required under applicable Law; provided, however, that the Purchaser shall use commercially reasonable efforts to ensure that all such public-facing materials bearing the Retained Names and Marks and used in connection with the sale of Existing Stock hereunder following the Closing

-88- shall, to the extent practicable, display a notice, in a format reasonably acceptable to the Sellers, indicating that the Business (i) was formerly owned by the Sellers; and (ii) is now owned and operated by the Purchaser. (c) Except as expressly provided in this Section 6.6, no other right to use the Retained Names and Marks is granted hereunder by the Sellers to the Purchaser or any of its Affiliates whether by implication or otherwise, and nothing hereunder permits the Purchaser or any of its Affiliates to use the Retained Names and Marks in any manner other than as permitted above. The Purchaser shall use commercially reasonable efforts to ensure that all uses of the Retained Names and Marks provided in this Section 6.6 shall be only with respect to goods and services of a level of quality similar to the quality of goods and services with respect to which the Retained Names and Marks were used in the Business prior to the Closing. Any and all Goodwill generated by the use of the Retained Names and Marks under this Section 6.6 shall inure solely to the benefit of the Sellers. In no event shall the Purchaser or any of its Affiliates use the Retained Names and Marks hereunder in any manner that may reasonably be expected to damage or tarnish the reputation of the Sellers or the Goodwill associated with the Retained Names and Marks. (d) The Purchaser agrees that the Sellers shall have no responsibility for claims by third parties arising out of, or relating to, the use by the Purchaser and its Affiliates of any Retained Names and Marks after the Closing Date. In addition to any and all other available remedies, the Purchaser shall indemnify and hold harmless the Seller Indemnified Parties from and against any and all such claims that may arise out of the use of the Retained Names and Marks set forth on Section 6.6 of the Seller Disclosure Schedules or in respect of which Sellers provide reasonable notice to Purchaser by the Purchaser or any of its Affiliates in violation of or outside the scope permitted by this Section 6.6. Notwithstanding anything in this Agreement to the contrary, the Purchaser hereby acknowledges that in the event of any breach or threatened breach of this Section 6.6, the Sellers, in addition to any other remedies available to them, shall be entitled to seek a preliminary injunction, temporary restraining order or other equivalent relief restraining the Purchaser and any of its Affiliates from any such breach or threatened breach. Other Intellectual Property Matters. (a) Promptly following the Closing Date (but in any event within thirty (30) days following the Closing Date), the Sellers shall, and shall cause their applicable Subsidiaries to, deliver or cause to be delivered to the Purchaser, in each case, to the extent in the possession or control of a Seller or any of its Subsidiaries and not already located within the Manufacturing Facilities, true, correct and complete copies of original registration certificates, ribbon copies and litigation or prosecution files and dockets relating to each item of Registered Intellectual Property. (b) Promptly following the Closing Date (but in any event within ninety (90) days following the Closing Date), the Sellers shall, and shall cause their applicable Subsidiaries to, deliver or cause to be delivered to the Purchaser, in each case, to the extent in the possession or control of a Seller or any of its Subsidiaries and not already located within the Manufacturing Facilities, embodiments of all Transferred Intellectual Property, including the Transferred Software and Trade Secrets included therein, together with any documentation, data and

-89- information for each of the foregoing items. Without limiting the foregoing, if, during or following the foregoing ninety (90) day period, Purchaser identifies any of the foregoing items that should have been delivered to Purchaser, the applicable Seller shall promptly deliver, or cause to be delivered, such item to the Purchaser. For the avoidance of doubt, neither the Sellers nor any of their Subsidiaries shall have any obligation to create and/or develop any embodiments of Transferred Intellectual Property that are not already in existence as of the Closing Date. (c) As of and following the Closing, Sellers and their Subsidiaries (i) shall not use any Transferred Intellectual Property (except to the extent permitted pursuant to Section 6.7(d)) and (ii) shall protect the confidentiality of any Trade Secrets included in the Transferred Intellectual Property in a manner consistent with how the Sellers and their Subsidiaries protect similar Trade Secrets owned by the Sellers or one of their Subsidiaries, but shall take no less than reasonable care, including by entering into written confidentiality agreements as applicable. None of the Sellers or any of their Subsidiaries shall interfere with the Purchaser’s efforts to apply for, register, defend or enforce registrations for, and rights in, the Transferred Intellectual Property worldwide. (d) The Purchaser hereby grants to the Sellers a non-exclusive, perpetual, fully paid- up, non-sublicensable (other than to (i) Sellers’ Affiliates and (ii) its and their service providers solely for the provision of services to the Sellers’ retained businesses), non-transferrable (other than in connection with a sale of all or substantially all of the assets of the Sellers’ retained businesses), license to use (subject to Section 6.7(c)) any Transferred Intellectual Property (excluding any Trademarks) used in the Sellers’ retained businesses as of the Closing solely in the field of the Sellers’ retained businesses in which such Transferred Intellectual Property was used as of the Closing and natural evolutions thereof (but in any event, outside the field of the Business and natural evolutions thereof). The Sellers hereby grant to the Purchaser a non- exclusive, fully paid-up, non-sublicensable (other than to (i) the Purchaser’s Affiliates and (ii) its and their service providers solely for the provision of services to the Business), non-transferrable (other than in connection with a sale of all or substantially all of the assets of the Business), license to use all Intellectual Property used in the Business as of the Closing, excluding Transferred Intellectual Property and In-Licensed Intellectual Property, solely in the field of the Business and natural evolutions thereof. (e) Prior to Closing, the Sellers shall, at Sellers’ sole cost and expense, use commercially reasonably efforts to promptly (i) obtain a release, in a form reasonably approved by Purchaser, with respect to the security interest in favor of Bank of America, N.A. that is currently on record against the Trademark set forth on Section 4.8(b) of the Sellers Disclosure Schedule, and (ii) file such release with the Canadian Intellectual Property Office, and if such release has not been obtained or filed as of Closing, Sellers shall, after the Closing, use commercially reasonably efforts to promptly obtain or file such release. Insurance. (a) From and after the Closing Date, the Closing Assets and the Business (other than with respect to the Fiber Assets) shall cease to be insured by the Sellers’ insurance policies or by any of its self-insured programs.

-90- (b) From and after the Fiber Transfer Date, the Fiber Assets and the Business related to the Fiber Assets shall cease to be insured by the Sellers’ insurance policies or by any of its self-insured programs. (c) For the avoidance of doubt, subject to Section 6.8(d), the Sellers shall retain all rights to control their insurance policies and programs, including the right to exhaust, settle, release, commute, buy back or otherwise resolve disputes with respect to any of their insurance policies and programs notwithstanding whether any such policies or programs apply to any Liabilities of the Purchaser. The Purchaser agrees to arrange for its own insurance policies with respect to the Business and the Purchaser covering all periods and agrees not to seek, through any means, to benefit from the Sellers’ insurance policies that may provide coverage for claims relating in any way to the Business or the Transferred Assets prior to the Closing; provided, that this Section 6.7 shall not be construed to limit the Purchaser’s rights to indemnification by the Sellers granted under this Agreement. (d) Notwithstanding anything to the contrary in this Section 6.7, in the event that, between the date of this Agreement and the Closing Date, there shall occur any material damage, theft or similar loss with respect to any Closing Asset, or between the date of this Agreement and the Fiber Transfer Date, there shall occur any material damage, theft or loss with respect to any Fiber Asset, then (i) the Sellers shall promptly give notice to the Purchaser thereof, including the Sellers’ estimate of the amount of casualty insurance (if any) payable in respect thereof, and (ii) at the Purchaser’s request (which request may be made prior to or after the Closing or the Fiber Transfer), the Sellers and their Affiliates shall (A) use all commercially reasonable efforts to promptly collect any amounts due under any relevant existing insurance policies in connection therewith and (B) remit such amounts to the Purchaser on the Closing Date or (if collected after the Closing Date) promptly following receipt thereof. The Sellers shall have no obligation to obtain insurance coverage in addition to the coverage that exists on the date hereof. Employees. (a) With respect to Represented Employees, the Purchaser acknowledges that, as of the Closing, the Canadian Purchaser will be the successor employer to LP Canada under the Labour Relations Code (British Columbia) including being bound by all Labor Agreements and Union Benefit Plans. (b) Except as set forth in Section 1.20(b) of the Sellers Disclosure Schedule, with respect to Business Employees that are not Represented Employees (the “Non-Union Business Employees”), prior to and effective as of the Closing Date, the Purchaser shall, or shall cause one of its Affiliates to, offer employment to each Non-Union Business Employee who (i) is actively employed on such date or is absent from employment on such date, including absence due to vacation, temporary illness or quarantine (the “Current Employees”) or (ii) (A) is absent from work due to an authorized leave of absence (including a leave of absence due to a short-term or long-term disability, workers’ compensation or a leave required under applicable Law) and (B) has the right to return to employment following expiration of such absence under applicable Law, effective as of the expiration of the leave (the “Leave Employees” and, together with the Current Employees, the “Closing Date Employees”); provided, that, solely with respect to Leave Employees who reside and work in the United States (“US Leave Employees”), such US Leave

-91- Employee is able to return to work as of such expiration. Notwithstanding the foregoing, a US Leave Employee’s leave period shall have expired and such US Leave Employee shall have returned to active employment status within six (6) months of the Closing Date or such longer period as is required by applicable Law in order for Purchaser to be required to extend an offer of employment to such US Leave Employee pursuant to this Section 6.9(b). All such offers of employment to (1) Current Employees shall provide for employment with the Purchaser or an Affiliate of the Purchaser to commence effective as of 12:00 a.m., local time, on the day immediately following the Closing Date and (2) Leave Employees shall provide for employment with the Purchaser or an Affiliate of the Purchaser to commence at 12:00 a.m., local time, on the day immediately following the expiration of such Leave Employees’ authorized leave. All such offers of employment shall be made consistent with the requirements of Section 6.9(c) and otherwise in accordance with the applicable provisions of this Section 6.9; provided, however, that notwithstanding anything herein to the contrary each such offer shall, as permitted by applicable Law, be subject to such Non-Union Business Employee’s completion of the Purchaser’s background checks and other onboarding processes consistent with the Purchaser’s customary practice. More specifically, with respect to Closing Date Employees who reside and work in Canada (the “Canadian Closing Date Employees”), the Purchaser shall, or shall cause its Affiliates to offer each Canadian Closing Date Employee, at least seven (7) Business Days in advance of the Closing Date, terms and conditions of employment that are no less favorable in the aggregate than those provided to such Canadian Closing Date Employees immediately prior to the Closing Date, including employee benefits that are no less favorable in the aggregate to the employee benefits (including but not limited to any tax qualified retirement or savings plan but excluding any equity or equity based incentive, retiree medical or defined benefit pension benefits) provided or made available by the Sellers and their Subsidiaries to such Canadian Closing Date Employees immediately prior to the Closing Date. Each Closing Date Employee who accepts an offer of employment from the Purchaser or one of its Affiliates and commences employment with the Purchaser or an Affiliate of the Purchaser and each Represented Employee employed by any of the Sellers immediately prior to the Closing Date shall be referred to herein as a “Transferred Employee”; provided, however, that a Leave Employee shall be treated as a Transferred Employee upon the expiration of the Leave Employee’s authorized leave. A Current Employee who arrives at his or her then applicable place of employment in the Business on the first Business Day immediately following the Closing Date shall be deemed for all purposes of this Agreement to have accepted the offer from the Purchaser or one of its Affiliates. Offers pursuant to this Section 6.9(b) to Non-Union Business Employees who reside and work in the United States shall, at the Sellers’ request, make employment contingent upon such Transferred Employees’ waiver of any and all claims and rights to severance in connection with the transfer of employment that such Transferred Employees may have against the Sellers or their Affiliates. The date a Transferred Employee commences, or is deemed to commence, employment with the Purchaser or an Affiliate of the Purchaser shall be referred to herein as the “Transfer Date.” With respect to any Non-Union Business Employees who reside and work in the United States set forth on Section 1.20(a) of the Sellers Disclosure Schedule who decline an offer of employment from the Purchaser or one of its Affiliates pursuant to this Section 6.9(b), the Sellers shall terminate the employment of such Non-Union Business Employee effective as of the Closing and the Sellers shall not be permitted to rehire any such Non-Union Business Employee for the one (1) year period following the Closing Date or, with respect to a Leave Employee the one (1) year period following the expiration of such Leave Employee’s authorized leave.

-92- (c) With respect to Transferred Employees who are not Represented Employees and who reside and work in the United States (the “US Non-Union Transferred Employees”), the Purchaser shall, or shall cause its Affiliates to, provide each US Non-Union Transferred Employee (solely to the extent such US Non-Union Transferred Employees remain employed by the Purchaser or one of its Affiliates) (i) for the one-year period immediately following the Closing Date, an annual base salary (or in case of an hourly employee, a base hourly wage rate) and annual target cash bonus incentive opportunities that are no less favorable in the aggregate than those provided to such US Non-Union Transferred Employee immediately prior to the Closing Date and (ii) for the period commencing on the Closing Date and ending on December 31, 2022, employee benefits that are no less favorable, in the aggregate, to the employee benefits (including any tax qualified retirement or savings plan covering such Non-Union Transferred Employee immediately prior to the Closing Date, but excluding any equity or equity based incentive, retiree medical or defined benefit pension benefits) provided or made available by the Sellers and their Subsidiaries to such US Non-Union Transferred Employees immediately prior to the Closing Date; provided, that the Purchaser and its Affiliates shall not be obligated to provide any defined benefit retirement benefits to or in respect of any US Non-Union Transferring Employee. Notwithstanding the foregoing, nothing contemplated by this Agreement shall be construed as requiring either the Purchaser or any of its Affiliates to continue the employment of any US Non-Union Transferred Employee for any period on or after the Closing Date. With respect to Transferred Employees who are not Represented Employees and who reside and work in Canada (the “Canadian Non-Union Transferred Employees”), the Purchaser shall, or shall cause its Affiliates to, for the period commencing on the Closing Date and ending on December 31, 2022 (solely to the extent such Canadian Non-Union Transferred Employees remain employed by the Purchaser or one of its Affiliates) provide each Canadian Non-Union Transferred Employee with terms and conditions of employment that are no less favorable in the aggregate than those provided to such Canadian Non-Union Transferred Employees immediately prior to the Closing Date, including employee benefits (including but not limited to any tax qualified retirement or savings plan, but excluding any equity or equity based incentive, retiree medical or defined benefit pension benefits) that are no less favorable in the aggregate to the benefits provided or made available by the Sellers and their Subsidiaries to such Canadian Non-Union Transferred Employees immediately prior the Closing Date. Notwithstanding the foregoing, nothing contemplated by this Agreement shall be construed as requiring either the Purchaser or any of its Affiliates to continue the employment of any Canadian Non-Union Transferred Employee for any period on or after the Closing Date. (d) With respect to each US Non-Union Transferred Employee and each Canadian Non-Union Transferred Employee (together, the “Non-Union Transferred Employees”), for the one-year period immediately following the Closing Date, the Purchaser or its Affiliates shall provide severance benefits to each Non-Union Transferred Employee equal to, and on the same terms and conditions as, the severance benefits applicable to such Non-Union Transferred Employee as of immediately prior to the Closing Date, as set forth on Section 6.9(d) of the Sellers Disclosure Schedule, after taking into account any service that such Non-Union Transferred Employee has with the Purchaser or its Affiliates as of the date of such termination of employment, including, for the avoidance of doubt, service credited under Section 6.9(f). (e) With respect to the Canadian Non-Union Transferred Employees and the Canadian Union Transferred Employees, if required, the Sellers agree to provide the Purchaser

-93- with certain transition services pursuant to the Transition Services Agreement (the “Transition Services”). The nature, duration, and price of the Transition Services shall be negotiated in good faith and agreed to by the Parties and will include, subject to third-party consent, the provision of payroll services (which shall include, for the avoidance of doubt, the making of employer and employee contributions to the Union Benefit Plans in respect of the Canadian Union Transferred Employees) and, with respect to the Canadian Non-Union Transferred Employees, benefits under the Seller Benefit Plans, to ensure continuity of compensation and benefits for the Canadian Non-Union Transferred Employees and the Canadian Union Transferred Employees who are continuing their employment with the Purchaser on the Transfer Date. The Purchasers will use their reasonable best efforts to establish: (i) payroll services for the Canadian Non-Union Transferred Employees and the Canadian Union Transferred Employees and (ii) Purchaser Benefit Plans for the Canadian Non-Union Transferred Employees prior to Closing such that the Purchaser will be and remain in compliance with its obligations vis-à-vis the Canadian Non- Union Transferred Employees and Canadian Union Transferred Employees pursuant to Section 6.9(b) and Section 6.9(c) in respect of the terms and conditions of employment. The parties will cooperate in good faith prior to Closing to ensure continuity of compensation and benefits for the Canadian Non-Union Transferred Employees and the Canadian Union Transferred Employees who are continuing their employment with the Canadian Purchaser on the Transfer Date. (f) Except as provided for in the Transition Services Agreement, the Non-Union Transferred Employees shall cease to accrue further benefits under the Seller Benefit Plans as of the Transfer Date. With respect to each Non-Union Transferred Employee, effective from and after the Transfer Date, the Purchaser shall, or shall cause its Affiliates to, (i) recognize, for purposes of eligibility, vesting and benefit accruals (except under a defined benefit plan) under the Purchaser Benefit Plans to which such Non-Union Transferred Employee is participating and for purposes of eligibility for and calculation of vacation, sick days and severance benefits under all plans, programs and arrangements established or maintained by the Purchaser or its Affiliates in which such Non-Union Transferred Employee participates, service with the Sellers and their Subsidiaries prior to the Transfer Date to the same extent such service was recognized under comparable Seller Benefit Plans, except as would result in the duplication of benefits, and (ii) use commercially reasonable efforts to (A) waive any pre-existing condition exclusion, actively-at-work requirement or waiting period under all employee health and other welfare benefit plans established or maintained by the Purchaser or its Affiliates in which such Non- Union Transferred Employee participates, and (B) provide full credit for any co-payments, deductibles or similar payments made or incurred by such Non-Union Transferred Employee prior to the Transfer Date under the corresponding Seller Benefit Plan (if any), covering such Non-Union Transferred Employee with respect to all employee health and other welfare benefit plans established or operated by the Purchaser or its Affiliates in which such Non-Union Transferred Employees participates (other than flexible spending accounts) for the plan year in which the Transfer Date occurs. (g) The Sellers shall pay to each US Non-Union Transferred Employee of the Manufacturing Facility in Red Bluff, California, or who is otherwise a resident of the State of California, an amount equal to the balance of such US Non-Union Transferred Employee’s accrued and unused paid time off (which, for clarity, only includes vacation for any Business Employees in California) (“PTO Balance”) as of the Transfer Date. Effective as of the Transfer Date and other than the PTO Balance, the Purchaser shall assume, honor, pay and perform all

-94- obligations of the Seller and its Affiliates for all accrued but unused paid time off with respect to each Non-Union Transferred Employee to the extent such accrued but unused paid time off is treated as Indebtedness for purposes hereof. (h) As of the Closing Date, the Purchaser shall permit each Non-Union Transferred Employee who was eligible to participate in a defined contribution plan sponsored by the Sellers or one of their Subsidiaries that is intended to be “qualified” within the meaning of Section 401(a) of the Code (the “Seller 401(k) Plan”) to elect to rollover to a defined contribution plan sponsored by the Purchaser or one of its Affiliates that is intended to be “qualified” within the meaning of Section 401(a) of the Code (the “Purchaser 401(k) Plan”), each such Non-Union Transferred Employee’s account balance when distributed from the Seller 401(k) Plan, including, to the extent permitted by the terms of Purchaser’s 401(k) Plan, any outstanding participant loans from the Seller 401(k) Plan. Effective as of the Closing, Seller shall take any action necessary to ensure that the accounts of each Transferred Employee under any Seller 401(k) Plan shall be fully vested and nonforfeitable. (i) The Sellers agree to provide any required notice under, and otherwise comply with, the WARN Act with respect to any “plant closing” or “mass layoff” or group termination or similar event affecting Business Employees (including as a result of the consummation of the transactions contemplated hereby) and occurring on or prior to the Closing. The Purchaser agrees to provide any required notice under, and otherwise comply with, the WARN Act with respect to any “plant closing” or “mass layoff” or group termination or similar event affecting Transferred Employees and occurring after the Closing. (j) The Sellers shall retain all liability for any compensation under the Sellers’ annual incentive compensation and short-term bonus programs (collectively, “Sellers’ Annual Incentive Programs”) that accrues in the period prior to the Closing Date and, notwithstanding the terms and conditions of the Sellers’ Annual Incentive Programs, shall pay each Transferred Employee that participates in any of Sellers’ Annual Incentive Programs an incentive compensation or bonus amount, as applicable, (which, with respect to any such incentive compensation or bonus that consists of profit sharing, on a pro rata basis), as reasonably determined by the Sellers consistent with the terms of such Annual Incentive Programs and any accruals thereunder, in respect of the period through the Closing Date. With respect to any payment due pursuant to this Section 6.9(j), the Sellers shall make such payment to the Transferred Employee on or as soon as reasonably practicable following the Closing Date. (k) Nothing in this Section 6.9, express or implied, shall (i) confer upon any Business Employee, or legal representative or beneficiary thereof, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement, (ii) be construed to prevent the Purchaser or any of its Affiliates from terminating or modifying to any extent or in any respect any Purchaser Benefit Plan, (iii) amend, or be deemed to amend, any Plan (including any Purchaser Benefit Plan) or (iv) constitute the establishment of, or an amendment to, any Plan. (l) After the Closing Date, the Sellers and their Subsidiaries, on the one hand, and Purchaser and its Affiliates, on the other hand, shall cooperate in good faith with each other to provide such information regarding the Business Employees on an ongoing basis as may be

-95- reasonably necessary to facilitate and implement the intent of this Section 6.9, including determinations of eligibility for, and payments of benefits to, such employees and their spouses, dependents and beneficiaries, as applicable. The Purchaser and its Affiliates shall not disseminate any communications about employment to the Business Employees prior to the Closing Date without the prior written approval of the Sellers, and the Sellers shall not disseminate any such communications about employment offers without the prior written approval of the Purchaser, which approval in each case shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent either party from making any and all public disclosures legally required to comply with any applicable Laws; provided, that, each party shall provide the other party with advance notice as to the form and content of any such disclosures. Privileged Matters. The parties hereto hereby acknowledge that each of Troutman Pepper Hamilton Sanders LLP, Fasken Martineau DuMoulin LLP and any other legal counsel currently representing the Sellers or any of their Affiliates in connection with this Agreement or any other agreements or transactions contemplated hereby or thereby (each, “LP Counsel”) has acted as counsel to the Sellers in connection with the transactions contemplated herein. The following provisions apply to the attorney-client relationship between (a) the Sellers and LP Counsel prior to Closing and (b) the Sellers and LP Counsel following Closing. The Purchaser agrees that (i) it will not seek to disqualify LP Counsel from acting and continuing to act as counsel to the Sellers either in the event of a dispute hereunder or in the course of the defense or prosecution of any claim relating to the transactions contemplated herein because of LP Counsel’s representation of the Sellers in connection with the transactions contemplated herein; and (ii) the Sellers have a reasonable expectation of privacy with respect to the Sellers’ communications (including any e-mail communications using the Sellers’ e-mail systems) with LP Counsel to the extent such communications concern the transactions contemplated by this Agreement or the other Transaction Documents. The parties furthermore agree that for the purposes of the attorney- client privilege, any communications between LP Counsel and the Sellers that were made in the course of negotiating the transactions contemplated by this Agreement or the other Transaction Documents that relate to the subject matter of this Agreement or that may be relevant to any claims for indemnification under this Agreement or any other dispute arising in connection with the transactions contemplated hereby (“Protected Communications”) shall be deemed privileged communications of the Sellers for the purposes of such claims or disputes, and to the extent that they may not be considered as such at law, the parties hereto agree to contractually treat such Protected Communications as if they were privileged communications of the Sellers. The Purchaser hereby acknowledges and agrees that any inadvertent disclosure to, or access by, the Purchaser of any Protected Communications will not prejudice or otherwise constitute a waiver of any claim of such privilege or protection by the Sellers regarding the Protected Communications. Upon becoming aware of the inadvertent disclosure, the Purchaser shall promptly return to the Sellers the inadvertently disclosed information that may be subject to a claim of attorney-client privilege or attorney work-product protection.

-96- Further Action. From time to time after the Closing or Fiber Transfer Date, as the case may be, without additional consideration, each party hereto shall, and shall cause its Affiliates to, execute and deliver such further instruments and take such other action as may be necessary or is reasonably requested by the other party hereto to make effective the transactions contemplated by this Agreement or the other Transaction Documents. Without limiting the foregoing, upon reasonable request of a party hereto, the other party shall, and shall cause its Affiliates to, execute, acknowledge and deliver all such further assurances, deeds, assignments, consequences, powers of attorney and other instruments and papers as may be required for the transfer to the Purchaser ownership of the Transferred Assets, subject to Permitted Encumbrances, and the assumption by the Purchaser of the Assumed Liabilities, as contemplated by this Agreement or the other Transaction Documents. Misdirected Payments; Wrong Pockets. If a Seller or any of its Subsidiaries, on the one hand, or the Purchaser or any of its Affiliates, on the other hand, after the Closing Date receives (a) any funds properly belonging to the other party or its Affiliates or Subsidiaries, as applicable, including under any Shared Contract, the receiving party will promptly so advise such other party and will promptly deliver such funds to an account or accounts designated in writing by such other party (and, for the avoidance of doubt, the Sellers and the Purchaser acknowledge and agree that there is no right of offset with respect to such funds, whether in connection with a dispute under this Agreement or any of the other Transaction Documents or otherwise) or (b) mail, courier package, facsimile transmission, purchase order, invoice, service request or other document intended for or otherwise the property of the other party or its Affiliates or Subsidiaries, as applicable, the receiving party will promptly so advise such other party and will promptly deliver such received item to such other party. From and after the Closing, the Purchaser shall have the right and authority to collect for its own account all receivables and other related items that are included in the Transferred Assets. Without limiting the generality of the foregoing, and subject to the other terms and conditions of this Agreement, in the event that the Purchaser, any of the Purchaser’s Affiliates, any Seller or any Subsidiary of a Seller discovers following the Closing that (a) any Transferred Asset was inadvertently not transferred and delivered to the Purchaser at the Closing, the applicable Seller shall promptly transfer and deliver such Transferred Asset to the Purchaser in accordance with the terms of this Agreement or (b) any Excluded Asset was inadvertently transferred to the Purchaser at the Closing, the Purchaser shall promptly transfer such Excluded Asset back to the applicable Seller. RWI Policy. The parties hereto acknowledge that the Purchaser or any Affiliate thereof may obtain, at the Purchaser’s sole expense, a representation and warranty insurance policy (a “RWI Policy”). To the extent the Purchaser obtains an RWI Policy, any such RWI Policy shall include a provision whereby the insurer expressly waives, and irrevocably agrees not to pursue (subject to a customary exception for Fraud), directly or indirectly, any subrogation rights against the Sellers or any direct or indirect shareholder, member, director, officer or partner (or the functional equivalent of any such position) or employee of the Sellers with respect to any claim

-97- made by any insured thereunder and such Persons shall be express third party beneficiaries of such provision. The Purchaser shall not waive, amend, modify or otherwise revise this subrogation provision under the RWI Policy, or allow such provision to be waived, amended, modified or otherwise revised by any other Person, in each case, without the Sellers’ prior written consent, which the Sellers may grant or withhold in their sole discretion. For the avoidance of doubt, the parties hereto acknowledge and agree that the Purchaser or its Affiliate obtaining the RWI Policy is not a condition to the Closing. Replacement of Security. (a) The Purchaser shall use commercially reasonable efforts to replace as of the Fiber Transfer Date all existing security deposits/bonds, letters of credit and Tenure Deposits in the name of the Sellers relating exclusively to the Business, (i) listed in Section 6.14 of the Sellers Disclosure Schedules or (ii) entered into by the Sellers between the date hereof and the Fiber Transfer Date in accordance with the terms of this Agreement and with prior written notice to the Purchaser (collectively (i) and (ii), the “Security Bonds”). The Sellers shall provide all reasonable cooperation requested by the Purchaser in connection therewith. (b) With respect to any Security Bonds which cannot be replaced by the Purchaser using commercially reasonable efforts at the Fiber Transfer (collectively, “Nominated Security Bonds”), notwithstanding any other provision hereof, such Nominated Security Bonds shall not be replaced; and from the Fiber Transfer Date until such time as their replacement is possible: (i) the Purchaser shall apply for and use commercially reasonable efforts to replace the Nominated Security Bonds, at its sole cost and expense, as soon as reasonably practicable, and the Sellers shall provide all reasonable cooperation requested by the Purchaser in connection therewith; (ii) the Purchaser shall be responsible for and shall pay, satisfy, discharge, assume, perform and fulfill in a timely manner any and all liabilities and obligations arising and accruing after the Fiber Transfer Date in connection with the Nominated Security Bonds, including to pay the fees relating thereto and other related costs incurred by the Sellers to maintain the Nominated Security Bonds after the Fiber Transfer Date, in each case solely to the extent such liabilities and obligations constitute Assumed Fiber Liabilities; (iii) the Purchaser shall indemnify and hold the Sellers harmless from and against any Losses suffered or incurred after the Closing to the extent related to the Nominated Security Bonds remaining in place after the Fiber Transfer Date, unless such Losses constitute Excluded Liabilities; and (iv) the holding as agent by the Sellers of any of the Nominated Security Bonds shall not create a relationship of association, partnership or joint venture between the Sellers, on the one hand, and the Purchaser, on the other hand.

-98- Notification of Certain Matters. (a) From the date of this Agreement until the Closing, the Sellers shall promptly notify the Purchaser of (i)) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (ii) any notice from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents; (iii) any Action commenced or threatened against any Seller or any of their Subsidiaries in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents; (iv) any failure of any Seller to comply in all material respects with any of its covenants or agreements hereunder; or (v) the occurrence of any event that could result in any of the conditions set forth in Article VIII or Article IX becoming incapable of being satisfied or that is otherwise materially adverse to the Business; provided, however, that the delivery of any notice by any Seller and the information or knowledge obtained by the Purchaser pursuant to this Section 6.15 shall not (A) operate as a waiver or affect or be deemed to affect or modify any representation, warranty, covenant or agreement contained herein, the conditions to the obligations of the parties to consummate the Closing in Article VIII or consummate the Fiber Transfer in Article IX or otherwise prejudice in any way the rights and remedies of the Purchaser hereunder, including pursuant to Article X, (B) be deemed to affect or modify the Purchaser’s reliance on the representations, warranties, covenants and agreements made by any Seller in this Agreement or (C) be deemed to amend or supplement the Sellers Disclosure Schedule or prevent or cure any misrepresentation, breach of warranty or breach of covenant by any Seller. (b) From the date of this Agreement until the Closing, the Purchaser shall promptly notify the Sellers of (i) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (ii) any notice from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents; (iii) any Action commenced or threatened against the Purchaser or any of their Subsidiaries in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents; (iv) any failure of the Purchaser to comply in all material respects with any of its covenants or agreements hereunder; or (v) the occurrence of any event that could result in any of the conditions set forth in Article VIII or Article IX becoming incapable of being satisfied; provided, however, that the delivery of any notice by the Purchaser and the information or knowledge obtained by the Sellers pursuant to this Section 6.15 shall not (A) operate as a waiver or affect or be deemed to affect or modify any representation, warranty, covenant or agreement contained herein, the conditions to the obligations of the parties to consummate the Closing in Article VIII or consummate the Fiber Transfer in Article IX or otherwise prejudice in any way the rights and remedies of the Sellers hereunder, including pursuant to Article X, (B) be deemed to affect or modify the Sellers’ reliance on the representations, warranties, covenants and agreements made by the Purchaser in this Agreement or (C) prevent or cure any misrepresentation, breach of warranty or breach of covenant by the Purchaser. Forest Certifications. (a) Prior to and after the Closing, the Sellers shall cooperate with the Purchaser and use commercially reasonable efforts to assist the Purchaser, as and when reasonably requested by

-99- Purchaser and at the Purchaser’s expense, in facilitating and effecting the 90-day grace period with respect to each of the Sustainable Forestry Initiative certificates Nos. CERT-0136961, CERT-0136962, and CERT-0136968 (“SFI Certificates”) and the re-certification of the SFI Certificates in order to enable the Purchaser to benefit from and hold the SFI Certificates. (b) In the event that the Purchaser is required or desires to transfer or re-certify the Programme for the Endorsement of Forest Certification certificate No. CERT-0136969 (“PEFC Certificate”), the Sellers, prior to and after the Closing, shall cooperate with the Purchaser and use commercially reasonable efforts to assist the Purchaser at the Purchaser’s expense, as and when reasonably requested by the Purchaser, in facilitating and effecting such transfer or recertification of the PEFC Certificate. Negotiation of Other Documentation. Promptly following execution of this Agreement (and in any event prior to the Closing Date or, solely with respect to the Fiber Conveyance Documents, the Fiber Transfer Date), the Purchaser and the Sellers will prepare drafts of, negotiate in good faith, and mutually agree on the form of each of the definitive Transaction Documents (other than this Agreement and the Tenure Management and Fiber Supply Agreement). Notice of Known Liabilities as of the Closing Date. On the Closing Date (but prior to the Closing), the Sellers shall deliver a certificate of the Sellers signed by a duly authorized representative thereof dated as of the Closing Date describing in reasonable detail, and accompanied by reasonable backup documentation, all matters that are not in the Sellers Disclosure Schedule as of the date of this Agreement that, to Sellers’ Knowledge, (a) constitute a breach or inaccuracy of any representation or warranty of the Sellers in Article IV on and as of the date of this Agreement (except to the extent such representation or warranty was, by its terms, made as of a specific date, in which case on and as of such date) or (b) would constitute a breach or inaccuracy of any representation or warranty of the Sellers of Article IV as of the Closing Date if such representation or warranty were made on and as of the Closing Date (it being understood that for purposes of this clause (b) all such representations and warranties that, by their terms, were made as of the date of this Agreement shall be deemed to be made on and as of the Closing Date notwithstanding anything to the contrary in such representations and warranties, but all such representations that, by their terms, were made as of a date earlier than the date of this Agreement shall be deemed to have been made on and as of such date and not as of the Closing Date); provided, that for all purposes of this Section 6.18, all materiality, Material Adverse Effect and similar qualifiers in such representations and warranties shall be disregarded; provided, further, that the Sellers shall not be required to describe on such certificate any matter that constitutes, for purposes of the foregoing clause (b), a breach of a representation and warranty in the first sentence of Section 4.8(a), Section 4.10(a), Section 4.10(b), the first sentence of Section 4.10(c), Section 4.11(a), Section 4.13(a) or Section 4.13(b), in each case which breach consists solely of an inaccuracy as of the Closing Date in the lists required by such representations and warranties to be set forth in the Sellers Disclosure Schedule, which inaccuracy is not the result of any breach by the Sellers of any covenant or agreement in this Agreement. No information or knowledge obtained by the Purchaser pursuant to this Section 6.18 or the certificate required to be delivered pursuant hereto shall operate as a

-100- waiver or affect or be deemed to adversely affect or modify any representation, warranty, covenant or agreement contained herein, the conditions to the obligations of the parties to consummate the Closing in Article VIII or consummate the Fiber Transfer in Article IX or otherwise prejudice in any way the rights and remedies of the Purchaser hereunder, including pursuant to Article X, (ii) be deemed to affect or modify the Purchaser’s reliance on the representations, warranties, covenants and agreements made by any Seller in this Agreement or (iii) be deemed to amend or supplement the Sellers Disclosure Schedule or prevent or cure any misrepresentation, breach of warranty or breach of covenant by any Seller. ARTICLE VII TAX MATTERS Sales Taxes and Non-Income Taxes. (a) Sales Taxes. Consistent with section 222.1 of the Excise Tax Act (Canada) (and subject to the requirements therein), the obligation to remit or otherwise account to the relevant Taxing Authority for all sales, use, excise and similar Taxes, excluding all Transfer Taxes, imposed with respect to sales made by the Business (“Sales Taxes”), including in respect of the Transferred Accounts Receivables, shall belong to the party that issued the invoice to the customer. (b) Non-Income Taxes. For all purposes of this Agreement, the portion of any Straddle Period Non-Income Tax that is allocable to the pre-Closing portion of such Straddle Period will be determined as follows: based on the amount of such Taxes due and payable for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period through the Closing Date and the denominator of which is the number of days in the applicable Straddle Period. To the extent permitted by applicable Law or administrative practice, Sellers will cause any Tax period in respect of Non-Income Taxes that would otherwise be a Straddle Period to end on the Closing Date and the Purchaser and the Canadian Purchaser will cooperate and not take any position inconsistent therewith. (c) Tax Returns for Straddle Period Non-Income Taxes. All Tax Returns required to be filed in respect of Non-Income Taxes for any Straddle Period will be prepared and filed by Sellers if due on or prior to the Closing Date and will be prepared and filed by the Purchaser or the Canadian Purchaser, as applicable, if due after the Closing Date. All such Tax Returns prepared and filed by the Sellers or the Purchaser or Canadian Purchaser will be prepared in accordance with past practices except to the extent different treatment is required by an intervening change in Law. Cooperation. The Purchaser and the Sellers agree (i) to retain all books and records with respect to Tax matters pertinent to the Business relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the other, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Authority and (ii) to give the other party reasonable written notice prior to transferring, destroying, or discarding any such books and

-101- records prior to the expiration of the applicable statute of limitations and, if the other party so requests, allow the other party to take possession of such books and records. Tax Contests. (a) If any party to this Agreement receives written notice of a proposed or actual inquiry, claim, assessment, audit, action, suit, court proceeding, litigation, investigation or other dispute with any Governmental Authority with respect to Taxes (a “Tax Contest”) relating to Taxes that are or may be another party’s responsibility under this Agreement, the party receiving such written notice shall, within ten (10) days following receipt of such written notice, provide written notice of such Tax Contest to the other party; provided, however, that no failure to give the written notice provided for in this Section 7.3 shall relieve any party of any liability hereunder except to the extent that such party is prejudiced by such failure. (b) The Sellers shall control any Tax Contest that involves Taxes for which Sellers are solely responsible (under Law and this Agreement), and the Purchaser and Canadian Purchaser shall control any Tax Contest relating to Taxes for which the Purchaser or Canadian Purchaser is solely responsible (under Law and this Agreement). If the Sellers are controlling a Tax Contest pursuant to the previous sentence, and the Tax Contest involves any Transferred Asset, any Assumed Liability or the Business and the positions taken during such Tax Contest or the terms of the settlement or disposition of such Tax Contest could reasonably be expected to impact the Purchaser or Canadian Purchaser with respect to Taxes arising out of or relating to the ownership or use of the Transferred Assets or the operation of the Business during any Post- Closing Tax Period, the Purchaser shall be allowed to participate in such proceeding (at its own cost and expense) and the Sellers shall consult with the Purchaser in good faith prior to settling or disposing of such Tax Contest. If the Purchaser or Canadian Purchaser is controlling a Tax Contest pursuant to the sentence preceding the previous sentence, and the Tax Contest involves any Transferred Asset, any Assumed Liability or the Business and the positions taken during such Tax Contest or the terms of the settlement or disposition of such Tax Contest could reasonably be expected to result in an assertion by a Governmental Authority that the Sellers owe additional Taxes arising out of or relating to the ownership or use of the Transferred Assets or the operation of the Business during any Pre-Closing Tax Period, the relevant Seller shall be allowed to participate in such proceeding (at its own cost and expense) and the Purchaser shall consult with such Seller in good faith prior to settling or disposing of such Tax Contest. If a Tax Contest involves Taxes for which both the Purchaser or the Canadian Purchaser, on the one hand, and one or more of the Sellers, on the other hand, could be liable, the parties will cooperate in good faith to divide the Tax Contest in accordance with the Taxes for which the Purchasers and such Sellers are responsible, and if it is not possible to so divide such Tax Contest, the parties will cooperate in good faith to jointly handle the Tax Contest. Transfer Taxes. (a) Notwithstanding Section 7.1, any Transfer Taxes shall be borne and paid by the Purchaser and Canadian Purchaser, on a joint and several basis. They shall initially be determined by reference to the Closing Date Allocation Schedule. The Purchasers and the Sellers agree to (i) cooperate in the execution and delivery of all instruments and certificates necessary to enable the appropriate party to file any Tax Returns relating to the Transfer Taxes

-102- and (ii) cooperate and use commercially reasonable efforts to attempt to mitigate any Transfer Taxes. All necessary Tax Returns with respect to all such Transfer Taxes shall be filed by the party primarily or customarily responsible under the applicable Law for filing such Tax Returns. The Purchasers and the Sellers shall cooperate with each other in order to prepare such Tax Returns, ensure that the payments of Transfer Taxes are funded and borne in accordance with the first sentence of this Section 7.4 and minimize applicable Transfer Taxes in a manner that is mutually agreeable and in compliance with applicable Law, including by timely signing and delivering (or causing to be timely signed and delivered) such certificates or forms as appropriate to establish any available exemption from (or otherwise reduce) any such Transfer Taxes (including any exemption for transfer of a going concern). For greater certainty, all Transfer Taxes payable by the Purchaser or the Canadian Purchaser and collectable by Parent or LP Canada shall be remitted to Parent or LP Canada, respectively, concurrently with the payment of consideration on which such Transfer Taxes are calculated , or, if applicable, within ten (10) days of the Final Allocation Schedule, if as a result of such Final Allocation Schedule, additional Transfer Taxes are required to be paid. Any refunds of Transfer Taxes (or credit or reimbursement for overpayment of Transfer Taxes), including any interest actually received (or credited) with respect thereto, from the applicable taxing authorities shall belong to Purchaser or the Canadian Purchaser, as applicable, and, if received by (or credited to) any Seller, an amount equal to such refund shall be paid, net of any reasonable out-of-pocket costs incurred in connection with such receipt and any net Tax costs incurred or accrued on account of the receipt of such refund, the incurrence of such out-of-pocket costs and the payment of such amount to Purchaser or Canadian Purchaser by such Seller to Purchaser or Canadian Purchaser, as applicable, within twenty (20) days after such Seller receives such refund (or is credited with such over payment); provided, that no amount that is credited to any Seller shall belong to Purchaser or the Canadian Purchaser, as applicable, unless such credit either results in a refund or is actually used to offset Taxes otherwise payable by Sellers or any of their Affiliates. (b) At the Closing, if LP Canada and the Canadian Purchaser each deem it is available, LP Canada and the Canadian Purchaser shall execute jointly an election under section 167 of the Excise Tax Act (Canada) to relieve the sale of such Transferred Assets being sold by LP Canada from GST. If it is deemed available, the Canadian Purchaser shall file such election no later than the filing date for its GST return for the reporting period in which the Closing Date occurs. The Purchaser and Canadian Purchaser shall, at all times, jointly and severally indemnify and hold harmless LP Canada, its directors, officers, and employees against and in respect of any and all Transfer Taxes, including any penalties and interest, assessed by any Governmental Authority in the event that such GST election or other Transfer Taxes exemption (including any non-collection of Transfer Taxes) was inapplicable, invalid, or not properly made. In the event that the amount of GST that was collected at Closing is less than it should have been, this indemnity shall cover the additional GST and interest or penalties, assessed by any Governmental Authority, so long as the interest and penalties were not due to the Sellers’ erroneous delay in payment of such amounts after they were collected from the Purchasers Notwithstanding anything else in this Agreement, this indemnity shall survive the Closing Date in perpetuity and shall not be subject to any thresholds, caps or similar restrictions. (c) The Canadian Purchaser may provide any purchase exemption certificates (or the equivalent where required) to the Sellers claiming exemption from PST for any Transferred

-103- Assets that are purchased solely for resale, or for production machinery and equipment that is validly exempt from PST upon the provision of such certificate or equivalent. (d) No later than ten (10) days prior to Closing, the Canadian Purchaser shall provide to the Sellers its registration number for GST and PST purposes. Bulk Sales. The Purchaser and the Sellers hereby mutually agree to waive compliance with the provisions of any bulk transfer or sales Laws, to the extent applicable to the transactions contemplated hereby, except that LP Canada shall request a clearance certificate pursuant to section 187 of the Provincial Sales Tax Act (British Columbia) within five (5) Business Days after the date of this Agreement, or on a date that reasonably predates the date of this Agreement; provided, however, that the receipt of such clearance certificate by LP Canada or the Purchaser shall not be a condition precedent to the Purchaser’s obligations to consummate the transactions contemplated hereby, including the Acquisition. The Purchaser and the Sellers acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, any and all Liabilities arising out of the failure of the Sellers or any of their Subsidiaries to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction, or the failure to timely obtain such clearance certificate, shall be treated as Excluded Liabilities for all purposes under this Agreement. Canadian Income Tax Elections. (a) Section 22 Tax Election. If available, the Canadian Purchaser and LP Canada shall elect jointly in the prescribed form under section 22 of the Tax Act, section 184 of the Taxation Act (Québec), if applicable, and the corresponding provisions of any other applicable Tax statute as to the sale by LP Canada of its Transferred Accounts Receivable and designate in such election an amount equal to the portion of the Purchase Price allocated to such Transferred Accounts Receivable pursuant to Section 2.5(b). This election, or these elections, shall be made within the time prescribed for such elections. (b) Subsection 20(24) Tax Election. The Canadian Purchaser and LP Canada shall, if applicable, jointly execute and file an election under subsection 20(24) of the Tax Act in the manner required by subsection 20(25) of the Tax Act and under the equivalent or corresponding provisions of any other applicable provincial or territorial statute, in the prescribed forms and within the time period permitted under the Tax Act and under any other applicable provincial or territorial statute, as to such amount paid by LP Canada to the Canadian Purchaser for assuming future obligations. In this regard, the Canadian Purchaser and LP Canada acknowledge that a portion of the Transferred Assets transferred by LP Canada pursuant to this Agreement and having a value equal to the amount elected under subsection 20(24) of the Tax Act and the equivalent provisions of any applicable provincial or territorial statute, is being transferred by LP Canada as a payment for the assumption of such future obligations by the Canadian Purchaser. (c) Section 56.4 Election. The Parties shall make, and LP Canada shall file, any election or amended election in prescribed form (or such other form as LP Canada may reasonably request) and within the prescribed time limits pursuant to subsection 56.4(7) of the

-104- Tax Act, and any analogous provision of provincial or territorial Tax legislation. The Parties acknowledge and agree that (a) the amount that can reasonably be regarded as being consideration for the restrictive covenants referenced in Article XII will be included by LP Canada in computing a “goodwill amount” of LP Canada (within the meaning of the Tax Act), (b) such covenants can reasonably be regarded as necessary to maintain or preserve the fair market value of the benefit of the expenditure derived from such goodwill amount, (c) no proceeds are received or will be receivable as consideration for granting such restrictive covenants and (d) it is intended that subsections 56.4(5) and (7) of the Tax Act, and any analogous provision of provincial or territorial Tax legislation, apply with respect to the restrictive covenants referenced in Article XII. ARTICLE VIII CONDITIONS TO CLOSING Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement or the other Transaction Documents shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions: (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Purchaser contained in this Agreement (A) that are not qualified by a “materiality” qualification shall be true and correct in all material respects as though such representations and warranties had been made on and as of the Closing Date; and (B) that are qualified by a “materiality” qualification shall be true and correct in all respects as though such representations and warranties had been made on and as of the Closing Date (except to the extent such representations and warranties are, by their terms, made as of a specific date, in which case such representations and warranties shall be true and correct to the extent set forth in the foregoing clause (A) or (B), as applicable, as of such date); (ii) the covenants and agreements contained in this Agreement to be complied with by the Purchaser at or prior to the Closing shall have been complied with in all material respects; and (iii) the Sellers shall have received a certificate of the Purchaser signed by a duly authorized representative thereof dated as of the Closing Date certifying the matters set forth in clauses (i) and (ii) above; (b) Governmental Approvals. Any waiting period (and any extension thereof) under the HSR Act shall have expired or shall have been terminated, Competition Act Approval shall have been obtained, and any consents, authorizations, orders, approvals, declarations and filings required under the Antitrust Laws of the jurisdictions identified on Section 8.1(b) of the Sellers Disclosure Schedule shall have been made or obtained. (c) No Order. There shall not be in effect any Law or Governmental Order enacted, issued or promulgated by a Governmental Authority of competent jurisdiction that permanently enjoins, prohibits or renders illegal the consummation of the transactions contemplated by this Agreement or the other Transaction Documents. (d) Closing Deliveries. The Purchaser shall have delivered the items contemplated by Section 2.8.

-105- Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement or the other Transaction Documents shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions: (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Sellers set forth in Section 4.1 (Organization, Authority and Qualification of the Sellers) and Section 4.2(a) (No Conflict with Seller Organizational Documents) shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date, except that representations and warranties that are made as of a specific date shall be tested only on and as of such date; (ii) the representations and warranties of the Sellers set forth in Section 4.5(a) (No Material Adverse Effect) shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date; (iii) the representations and warranties of the Sellers contained in Article IV (other than representations and warranties of the Sellers referred to in clauses (i) and (ii) above) (disregarding any Material Adverse Effect, “material”, “in all material respects” or similar qualifications therein) shall be true and correct as of the Closing Date as if made on and as of the Closing Date (except that representations and warranties that are made as of specific date shall be tested only on and as of such date), except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (iv) the covenants and agreements contained in this Agreement to be complied with by the Sellers at or prior to the Closing shall have been complied with in all material respects; and (v) the Purchaser shall have received a certificate of the Sellers signed by a duly authorized representative thereof dated as of the Closing Date certifying the matters set forth in clauses (i) – (iv) above. (b) Governmental Approvals. Any waiting period (and any extension thereof) under the HSR Act shall have expired or shall have been terminated and any consents, Competition Act Approval shall have been obtained, authorizations, orders, approvals, declarations and filings required under the Antitrust Laws of the jurisdictions identified on Section 8.1(b) of the Sellers Disclosure Schedule shall have been made or obtained, in each case without the imposition of a Burdensome Condition. (c) No Order. There shall not be in effect any Law or Governmental Order enacted, issued or promulgated by a Governmental Authority of competent jurisdiction that permanently enjoins, prohibits or renders illegal the consummation of the transactions contemplated by this Agreement or the other Transaction Documents. (d) Closing Deliveries. The Sellers shall have delivered the items contemplated by Section 2.7. (e) Canadian Transferred Employee Transition Services. Prior to the Closing Date, the Purchaser shall have established (i) payroll services for the Canadian Non-Union Transferred Employees and the Canadian Union Transferred Employees and (ii) Purchaser Benefit Plans for the Canadian Non-Union Transferred Employees such that the Purchaser will be and remain in compliance with its obligations vis-à-vis the Canadian Non-Union Transferred Employees and

-106- Canadian Union Transferred Employees pursuant to Section 6.9(b) and Section 6.9(c) in respect of the terms and conditions of employment. ARTICLE IX CONDITIONS TO FIBER TRANSFER Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the sale, assignment, transfer, conveyance and delivery, to the Purchaser at the Fiber Transfer of the Fiber Assets pursuant to Article III shall be subject to the fulfillment or written waiver, at or prior to the Fiber Transfer, of each of the following conditions: (a) Consummation of the Closing. The Closing shall have occurred as contemplated by Section 2.6 or shall occur substantially concurrently with the Fiber Transfer. (b) Forest Act Approval. Pursuant to section 54(2)(a) of the Forest Act (British Columbia), the Minister, in writing, shall have approved the disposition of the Assumed Tenures and related road permits to the Purchaser as contemplated hereby on terms reasonably satisfactory to the Sellers and the Purchaser. (c) No Order. There shall not be in effect any Law or Governmental Order enacted, issued or promulgated by a Governmental Authority of competent jurisdiction that permanently enjoins, prohibits or renders illegal the consummation of the transactions contemplated by this Agreement or the other Transaction Documents as they relate solely to the Fiber Assets. (d) Fiber Transfer Deliveries. The Purchaser shall have delivered the items contemplated by Section 3.6. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the purchase, receipt and assumption from LP Canada at the Fiber Transfer of the Fiber Assets pursuant to Article III shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions: (a) Consummation of the Closing. The Closing shall have occurred as contemplated by Section 2.6 or shall occur substantially concurrently with the Fiber Transfer. (b) Forest Act Approvals. Pursuant to section 54(2)(a) of the Forest Act (British Columbia), the Minister, in writing, shall have approved the disposition of the Assumed Tenures and related road permits to the Purchaser as contemplated hereby on terms reasonably satisfactory to the Sellers and the Purchaser. (c) No Order. There shall not be in effect any Law or Governmental Order enacted, issued or promulgated by a Governmental Authority of competent jurisdiction that permanently enjoins, prohibits or renders illegal the consummation of the transactions contemplated by this Agreement or the other Transaction Documents as they relate solely to the Fiber Assets.

-107- (d) Fiber Transfer Deliveries. LP Canada shall have delivered the items contemplated by Section 3.5. ARTICLE X INDEMNIFICATION Survival of Representations, Warranties and Covenants. The representations and warranties of the parties contained in this Agreement and in any certificate delivered pursuant to this Agreement shall terminate upon the Closing (and no party hereto shall have any Liability hereunder or thereunder at or after the Closing in respect thereof). Each of the covenants and other agreements contained in this Agreement, any Conveyance Document or any certificate or other instrument delivered by or on behalf of a party pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby (together with any right to assert a claim under Section 10.2 or Section 10.3, as applicable) until the later of the expiration of (i) its term and (ii) the applicable statute of limitations. Nothing in this Section 10.1 or otherwise in this Agreement shall limit claims made by the Purchaser, or Purchaser’s rights and remedies, under any RWI Policy obtained by the Purchaser. Indemnification by the Sellers. The Purchaser and its Affiliates and their respective officers, directors, employees and agents (each a “Purchaser Indemnified Party”) shall from and after the Closing be indemnified, defended and held harmless by the Sellers from and against any and all losses, damages, claims, costs and expenses, Liabilities, interest, awards, judgments, fines and penalties (including, in each case, reasonable attorneys’ fees and expenses, costs of investigation and costs of enforcing any right to indemnification hereunder or pursuing any insurance providers) suffered, sustained or incurred by any of them (hereinafter a “Loss”), to the extent arising out of, or resulting from, without duplication: (a) the breach of any covenant or agreement of the Sellers contained in this Agreement or any Conveyance Document; (b) any employees other than the Transferred Employees; or (c) the Excluded Liabilities (including Known Liabilities). Indemnification by the Purchaser. The Sellers and their Affiliates and their respective officers, directors, employees and agents (each a “Seller Indemnified Party”) shall from and after the Closing be indemnified, defended and held harmless, jointly and severally, by the Purchaser and the Canadian Purchaser from and against any and all Losses, to the extent arising out of, or resulting from, without duplication: (a) the breach of any covenant or agreement of the Purchaser contained in this Agreement or any Conveyance Document; or

-108- (b) the Assumed Liabilities and, solely from and after the Fiber Transfer, the Assumed Fiber Liabilities. Limitations on Indemnification. (a) No claim for indemnification under Section 10.2 or Section 10.3 may be asserted nor may any Action be commenced against an Indemnifying Party in respect of such claim unless written notice of such claim or Action is received by such Indemnifying Party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or Action on or prior to the date on which the covenant or agreement on which such claim or Action (taking into account the information then available to the Indemnified Party) is based ceases to survive, if any, as set forth in Section 10.1. (b) For all purposes of this Article X, but subject to Section 10.7, “Losses” shall be calculated net of (i) any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party in respect of such Losses or any of the events, conditions, facts or circumstances resulting in or relating to such Losses, net of any deductible, reimbursement obligation or reasonable and documented costs of collection (“Third- Party Payments”); and (ii) any accruals or reserves included in Final Net Working Capital as finally determined pursuant to Section 2.10. Any Third-Party Payment recovered by the Indemnified Party, subsequent to the Indemnifying Party’s making of an indemnification payment in satisfaction of its applicable indemnification obligation, shall be promptly remitted to the Indemnifying Party to the extent of the indemnification payment made. (c) Each party hereto shall, and shall cause its respective Affiliates to, use commercially reasonable efforts to mitigate its Losses upon and after becoming aware of any event that could reasonably be expected to give rise to any Losses. No party hereto shall be entitled to any payment, adjustment or indemnification more than once with respect to the same Loss. (d) Notwithstanding anything to the contrary herein, the rights and remedies of the Indemnified Parties shall not be limited by the fact that any Indemnified Party (i) had actual or constructive knowledge (regardless of whether such knowledge was obtained through such Indemnified Party’s own investigation or through disclosure by the Indemnifying Party, its Representatives or any other Person) of any breach, event or circumstance, whether before or after the Closing, or (ii) waived any breach of representation or warranty or compliance with any covenant, agreement or obligation. (e) With respect to any indemnification claim hereunder for which the Sellers, as the Indemnifying Party, may be obligated to indemnify the Purchaser Indemnified Parties (including under Article VII (Tax Matters) and this Article X (Indemnification)), the Indemnified Party shall first seek to recover all Losses from the RWI Policy to the extent that it would reasonably be expected that the RWI Policy would provide coverage (excluding any retention) for the amount of such Losses; provided, that nothing in this Section 10.4(e) shall restrict the right of the Indemnified Party to submit a Claim Notice or any other notice under Section 10.5.

-109- (f) The aggregate liability of the Sellers, on the one hand, and the Purchaser, on the other hand, for Losses to the Purchaser Indemnified Parties and the Seller Indemnified Parties, respectively, under this Agreement shall be an amount equal to the Purchase Price. Notice of Loss; Third-Party Claims. (a) An Indemnified Party shall promptly give the Indemnifying Party written notice in reasonable detail of any matter which an Indemnified Party has determined has given, or is reasonably expected to give, rise to a right of indemnification under this Agreement (such notice, a “Claim Notice”), stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that any such Claim Notice need only specify such information to the knowledge of the Indemnified Party as of the date of such Claim Notice and shall not limit or prejudice any of the rights or remedies of any Indemnified Party on the basis of any limitations on the information included in such Claim Notice, including any such limitations made in good faith to preserve the attorney-client privilege, work product doctrine or any other privilege; provided, further, that failure to promptly provide such Claim Notice shall not limit the obligation of the Indemnifying Party under this Agreement except to the extent such Indemnifying Party is adversely prejudiced thereby. (b) Subject to Section 10.4(e), if an Indemnified Party shall receive notice from a third party of any Action, audit, demand or assessment against it (each, a “Third-Party Claim”), which could give rise to a claim for Loss under this Agreement, the Indemnified Party shall promptly give the Indemnifying Party written notice in reasonable detail of such Third-Party Claim, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises, together with copies of all notices and documents served on or received by the Indemnified Party and its Representatives in respect thereof. A failure by the Indemnified Party to give notice in a timely manner pursuant to this Section 10.5(b) shall not limit the obligation of the Indemnifying Party under this Agreement, except (i) to the extent such Indemnifying Party is adversely prejudiced thereby; or (ii) to the extent expenses are incurred during the period in which notice was not provided which expenses would not have been incurred had the notice been timely given. The Indemnifying Party shall be entitled to assume and control the defense of such Third-Party Claim at its expense and through counsel of its choice that is reasonably satisfactory to the Indemnified Party, if it gives notice of its intention to do so to the Indemnified Party within thirty (30) days of the receipt of such notice from the Indemnified Party; provided, however, that such Indemnifying Party shall not have the right to control the defense of any Third-Party Claim (i) that seeks any injunctive or other equitable relief or involves any criminal allegations against the Indemnified Party, or (ii) if the Indemnifying Party is a Seller, (A) that has been brought by or on behalf of any customer or supplier of the Business or (B) in respect of which an Indemnified Party is seeking recovery from the RWI Policy if the insurer has assumed or is controlling the defense of such Third-Party Claim. If the Indemnifying Party elects to undertake any such defense against a Third-Party Claim, the Indemnified Party may participate in such defense at its own expense. The Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s

-110- control relating thereto (or in the possession or control of any of its Representatives) as is reasonably requested by the Indemnifying Party or its counsel. The Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge any Third-Party Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party shall have the right to settle any Third-Party Claim (i) (A) for which it obtains a complete and unconditional release of the Indemnified Parties from all Liabilities in respect of such Third-Party Claim, and (B) the settlement of which does not involve any relief other than money damages which will be paid in full by the Indemnifying Party, or (ii) the settlement of which the Indemnified Party consents to in writing (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything in this Agreement to the contrary, this Section 10.5 shall not apply to any Tax Contest or other Third-Party Claim in respect of Taxes which shall be governed exclusively by Article VII. Exclusive Remedy. Notwithstanding anything to the contrary in this Agreement, each of the parties hereto acknowledges and agrees that following the Closing (a) except for the matters covered by Section 2.10, Section 3.9, any rights of the Purchaser under any RWI Policy, and other than as provided in Section 13.12 or as contemplated by any other Transaction Document (other than the Conveyance Documents), (i) the indemnification provisions in Article VII and this Article X shall be the sole and exclusive remedies of the parties hereto for any Losses (including any such Losses from claims for breach of contract, warranty, tortious conduct (including negligence) and whether predicated on common law, statute, strict liability, or otherwise, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Environmental Management Act of British Columbia, or any other Environmental Laws) that a party may at any time suffer or incur, or become subject to, as a result of or in connection with this Agreement or any Conveyance Document; (ii) none of the parties hereto may bring a claim under any Conveyance Document other than pursuant to this Article X; and (iii) any and all claims arising out of, or in connection with, the Transferred Assets, the Assumed Liabilities, the Business or the transactions contemplated in this Agreement must be brought under and in accordance with the terms of this Agreement; and (b) notwithstanding anything herein to the contrary, no breach of any representation, warranty, covenant or agreement contained herein or in any other Transaction Document shall give rise to any right on the part of any party hereto or thereto, after the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, to rescind this Agreement, any other Transaction Document or any of the transactions contemplated hereby or thereby, including the Acquisition. Any RWI Policy obtained by the Purchaser shall be the exclusive remedy and exclusive source of recovery for the Purchaser in connection with any breach of a representation or warranty by the Sellers. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall limit (i) the rights or remedies of any party hereto following the Closing Date based upon or in connection with Fraud committed by any other party hereto in making such party’s representations and warranties set forth in this Agreement or any schedule, exhibit or certificate delivered pursuant to this Agreement, and (ii) the right of any party hereto to bring claims based on Fraud against another party hereto in connection with such other party’s making of its representations and warranties set forth in this Agreement or any schedule, exhibit or certificate delivered pursuant to this Agreement at any time following the Closing Date (which right shall

-111- survive until the latest time permitted by applicable Law). Any claim under the Tenure Management and Fiber Supply Agreement, the OSB Purchase Agreement or the Transition Services Agreement shall be brought under, and pursuant to the terms of, those agreements, and nothing in this Agreement shall restrict or modify the rights or remedies of any party to any such agreement under such agreement. Further Environmental Provisions. (a) With respect to any Remedial Action at any Manufacturing Facility, Owned Real Property or Leased Real Property necessary to satisfy the Sellers’ indemnification obligations under Section 10.2 for any Seller Environmental Liabilities: (i) the Purchaser shall conduct and control the Remedial Action and related activities; provided, however, that the Purchaser shall provide copies of all material documents, including all material correspondence with Governmental Authorities, with respect to such Remedial Action to the Sellers, including providing the Sellers copies of any material submissions to any Governmental Authority in advance of their submission for the Sellers’ review and comment, any such comment to be considered in good faith by the Purchaser; and (ii) the Sellers shall only be liable for their share of the costs incurred to the extent such Remedial Action is conducted in the most cost-effective manner appropriate for the subject site (“Most Cost-Effective Manner”). The Most Cost-Effective Manner shall incorporate (A) the least stringent clean-up standards that, based upon the use classification as of the Closing (industrial, commercial or other) of the subject site, are allowed under applicable Environmental Law; and (B) the least costly methods that are allowed under applicable Environmental Law and that are approved by or otherwise acceptable to applicable Governmental Authorities to achieve such standards, including the use of engineering and institutional controls to eliminate or minimize actual or potential exposure pathways; provided, that (1) such engineering or institutional controls do not materially and adversely affect the use of the subject site or require any future material costs unless Sellers are liable for such costs and (2) subject to subclause (1), Purchaser shall be liable for the operation and maintenance costs incurred with respect to such engineering or institutional controls subsequent to their implementation or installation, provided that, Sellers shall remain responsible for any monitoring of any Hazardous Materials remaining in groundwater subsequent to the removal of the source of the Hazardous Materials until such monitoring is no longer required under Environmental Law or by a Governmental Authority. (b) With respect to any action (other than any such action that is a Remedial Action) to correct a violation of or noncompliance with any Environmental Law or Environmental Permit that is required to satisfy the Sellers’ indemnification obligations under Section 10.2 for any Seller Environmental Liabilities: (i) the Purchaser shall control and complete the conduct of such corrective action in the Most Cost-Effective Manner; provided, however, that the Purchaser shall consult with the Sellers in connection with undertaking the corrective action, shall

-112- provide the Sellers with copies of all material correspondence submitted to and received from any Governmental Authority relating to the corrective action or to the associated violation or noncompliance, shall provide the Sellers with reasonable opportunity to provide comments to any material submissions to any Governmental Authority with respect thereto, including to any corrective action plans or proposals, and the Purchaser shall in good faith consider any such comments in connection with such submission; and (ii) the Purchaser shall, and shall cause its Affiliates to, provide the Sellers with reasonable notice of all planned substantive meetings and telephone conferences with the applicable Governmental Authority, and the Sellers and their Representatives shall have the right to attend and participate in such meetings and telephone conferences. (iii) the Sellers shall not be obligated to indemnify any Purchaser Indemnified Party for capital costs incurred in connection with the implementation of a corrective action that are in excess of the least cost required to achieve compliance with any applicable Environmental Law or Environmental Permit in effect as of the Closing, and, for the avoidance of doubt, the parties hereto acknowledge that the Sellers shall under no circumstances be responsible for any incremental costs related to an action that is required or recommended pursuant to any internal standards, policies or guidelines of the Sellers or the Purchaser or any of their respective Subsidiaries to the extent that such corrective action exceeds the minimum requirements of any such Environmental Law or Environmental Permit; provided, however, that the corrective action (A) shall not materially and adversely affect the use of the subject site or require any material increase in future operating costs unless Sellers are liable for such costs and (B) shall be sufficient to allow the Purchaser to operate in a manner and at a level of production that is consistent with the subject Manufacturing Facility’s full operating capacity; (iv) the Sellers shall under no circumstances be responsible for any costs related to compliance with any changes to Environmental Laws or Environmental Permits subsequent to the Closing, including any operating costs related to any capital upgrade or improvements made as, or in connection with any changes to such Environmental Laws or Environmental Permits after Closing; (v) the Sellers shall under no circumstances be responsible for any removal, abatement, encapsulation or maintenance of any Hazardous Materials included in any building material or equipment, including any such Hazardous Materials discovered, encountered or disturbed pursuant to any demolition, renovation or construction, subsequent to the Closing; and (vi) for the sake of clarity, the parties acknowledge that, notwithstanding this Section 10.7, Section 10.5 sets forth the procedures pursuant to which any Third-Party Claim (other than as related to a Remedial Action or a corrective action under this Section 10.7) is addressed. (c) With respect to the Sellers’ indemnification obligations under Section 10.2 for any Seller Environmental Liabilities, the Sellers shall not be responsible for Losses to the extent they are (i) increased by any act or omission of or Release of Hazardous Materials or violations

-113- of or non-compliance with Environmental Law or Environmental Permits by the Purchaser or its Affiliates or their respective Representatives subsequent to the Closing; (ii) incremental costs or expenses arising from changes in Environmental Law or Environmental Permits coming into effect subsequent to the Closing; (iii) caused, triggered or increased by any change in use classification of a subject Owned Real Property or Leased Real Property, subsequent to the Closing from industrial to commercial or residential or from commercial to residential or otherwise; (iv) caused, triggered or increased by any decommissioning, closure or shutdown of a facility; or (v) caused, triggered or increased by any sampling and analysis of soil or groundwater at any Owned Real Property or Leased Real Property conducted subsequent to the Closing or by any voluntary disclosure of information after Closing with respect to the presence of Hazardous Materials at any Owned Real Property or Leased Real Property, in each case by or on behalf of the Purchaser or one of its Affiliates unless such sampling and analysis or disclosure is (A) required to comply with Environmental Law, an Environmental Permit or Governmental Order or required or at the written, unsolicited request of by a Governmental Authority; (B) necessary or reasonably advisable to be conducted in response to a Third-Party Claim; or (C) necessary or reasonably advisable to prevent or mitigate an imminent and substantial threat to human health or the environment. (d) The Purchaser acknowledges that its sole and exclusive remedy against the Sellers or any Subsidiary of the Sellers for any Losses or Liabilities relating to Seller Environmental Liabilities, is under Section 10.2(c) for Excluded Liabilities that are Seller Environmental Liabilities, subject to the limitations set forth in this Section 10.7. (e) Notwithstanding anything to the contrary contained in this Agreement, none of the Sellers or any of their Subsidiaries shall be liable for any claim for indemnification (x) for any Seller Environmental Liabilities (solely to the extent that such Seller Environmental Liability relates to (i) the presence of any Hazardous Materials at, in or on or (ii) any violation of or noncompliance with Environmental Laws or Environmental Permits by the Sellers at, in each case, any Manufacturing Facility, Owned Real Property or Leased Real Property) that is made after the tenth (10th) anniversary of the Closing Date or (y) for any other Seller Environmental Liabilities that is made after the twentieth (20th) anniversary of the Closing Date; provided, however, that, in each case, any written claim made with reasonable technical and legal specificity by the Purchaser prior to the tenth (10th) anniversary of the Closing Date or twentieth (20th) anniversary of the Closing Date, as applicable, shall survive until such claim is finally and fully resolved. No Losses may be claimed under Section 10.2 for any Excluded Liability that is a Seller Environmental Liability (solely to the extent that such Seller Environmental Liability relates to (i) the presence of any Hazardous Materials at, in or on or (ii) any violation of or noncompliance with Environmental Laws or Environmental Permits by the Sellers at, in each case, any Manufacturing Facility, Owned Real Property or Leased Real Property) unless and until the aggregate amount of indemnifiable Losses relating to such Seller Environmental Liabilities exceeds $200,000 (excluding, in each case, any individual claim resulting in losses in an amount of $75,000 or less), whereupon the Purchaser Indemnified Parties shall be entitled to indemnification for the amount of such Losses in excess of such amount. The maximum amount of indemnifiable Losses which may be recovered from the Sellers arising out of or resulting from Seller Environmental Liabilities shall be an amount equal to 15% of the Purchase Price.

-114- Canadian Sales Taxes. All references in this Article X to Losses shall exclude the GST and any applicable provincial Tax to the extent that input Tax credits (or similar credits or refunds) are available therefor. If the Parties, acting reasonably, determine that any payment (the “Payment”) made pursuant to this Article X is subject to GST or is deemed by the Excise Tax Act (Canada) (or any applicable provincial Law) to be inclusive of GST, or is subject to any other sales Taxes, the Indemnifying Party agrees to pay to the Indemnified Party, in addition to the Payment, the GST or other sales Taxes payable in connection with such Payment or, in the case of GST or other sales Taxes deemed to be included in such Payment, the Indemnifying Party agrees to increase the amount of the Payment to take into consideration the GST or other sales Taxes deemed to be included in the Payment, such that the net amount received by the Indemnified Party, after remittance of such GST or other sales Taxes to the appropriate Governmental Authority, is equal to the amount that would have been received by the Indemnified Party if no GST or other sales Taxes was deemed to be included. Adjustment to Purchase Price. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law. ARTICLE XI TERMINATION Termination. This Agreement may be terminated at any time prior to the Closing: (a) by either the Sellers, on the one hand, or the Purchaser, on the other hand, if the Closing shall not have occurred by the six-month anniversary of the date hereof (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 11.1(a) shall not be available to any party hereto whose material breach or failure to fulfill any material obligation under this Agreement shall have been the proximate cause of the failure of the Closing to occur on or prior to such date; provided, further, however, that if prior to the Termination Date, all of the conditions to the Closing set forth in Article VIII have been satisfied or waived, as applicable (other than those conditions that by their nature can only be satisfied or waived at the Closing), except for the conditions set forth in Section 8.1(b) or, solely with respect to the Antitrust Laws of a jurisdiction identified on Section 8.1(b) of the Sellers Disclosure Schedule, Section 8.2(b), either the Purchaser or Parent may extend the Termination Date to a date that is three (3) months after the Termination Date (and if so extended, such later date being the Termination Date) by providing written notice of such extension not less than three (3) Business Days prior to the Termination Date; (b) by either the Sellers, on the one hand, or the Purchaser, on the other hand, in the event that any Governmental Authority of competent jurisdiction in the United States of America or Canada shall have enacted, promulgated or issued a Law or Governmental Order that permanently enjoins or materially prohibits the consummation of the purchase of the Transferred Assets contemplated by this Agreement or the other Transaction Documents and such Law or

-115- Governmental Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party hereto whose material breach of this Agreement or failure to fulfill any material obligation under this Agreement shall have been the proximate cause of the issuance of such Law or Governmental Order; (c) by the Sellers, if a breach of any representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement (including an obligation to consummate the Closing) shall have occurred that would, if occurring or continuing on the Closing Date, cause the condition set forth in Section 8.1(a) not to be satisfied, and such breach is not cured, or is incapable of being cured, within 30 days (but no later than the Termination Date) of receipt by the Purchaser of written notice from the Sellers of such breach; provided, however, that no Seller is then in breach of this Agreement so as to cause any of the conditions set forth in Section 8.2(a) not to be satisfied; (d) by the Purchaser, if a breach of any representation, warranty, covenant or agreement on the part of the Sellers set forth in this Agreement (including an obligation to consummate the Closing) shall have occurred that would, if occurring or continuing on the Closing Date, cause the condition set forth in Section 8.2(a) not to be satisfied, and such breach is not cured, or is incapable of being cured, within 30 days (but no later than the Termination Date) of receipt by the Sellers of written notice from the Purchaser of such breach; provided, however, that the Purchaser is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 8.1(a) not to be satisfied; or (e) by the mutual written consent of the Sellers and the Purchaser. Any termination pursuant to this Section 11.1 (other than a termination pursuant to Section 11.1(d)) shall be effected by written notice from the party so terminating to the other party, which notice shall specify the Section hereof pursuant to which this Agreement is being terminated. Effect of Termination. In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void and have no effect and there shall be no Liability on the part of any party hereto or any of their respective Representatives; provided, however, that (i) Section 6.3, the last sentence of Section 6.5(a), this Section 11.2 and Article XIII and the related definitional provisions set forth in Article I shall survive any such termination; and (ii) nothing herein shall relieve any party hereto from Liability for any Intentional Breach of this Agreement occurring prior to such termination. ARTICLE XII RESTRICTIVE COVENANTS Non-Competition. The Sellers shall not, and shall cause their respective present and future Affiliates not to, without the prior written consent of the Purchaser (which consent may be withheld for any

-116- reason), for a period of five (5) years after the Closing Date, directly or indirectly, as an advisor, manager, consultant, broker, owner or equity holder (other than as an equity holder of less than five percent of the issued and outstanding shares of a publicly traded company) or otherwise: (a) engage in or compete with the Business anywhere in the United States or Canada (the “Restricted Area”), (b) own any equity interest in, or operate, control or participate in the operations or control of (including as a joint venture partner, agent, representative, consultant or lender) any Person that directly or indirectly engages in or competes with the Business in the Restricted Area, (c) solicit any Person that was a customer of the Business as of or prior to the Closing in respect of any matter relating to the Business, (d) intentionally interfere with the business relationships between the Business and any of its customers or suppliers or (e) facilitate or assist any other Person with respect to any of the foregoing. Notwithstanding the foregoing, this Section 12.1 will not restrict the Sellers or any Subsidiary thereof from performing their obligations under the other Transaction Documents. Non-Solicitation of Employees. The Sellers shall not, and shall cause their respective present and future Affiliates not to, without the prior written consent of the Purchaser (which consent may be withheld for any reason), for a period of one (1) year after the Closing Date, for themselves or on behalf of any other Person, directly or indirectly hire or solicit for employment any management-level employee, maintenance staff or factory engineer, in each case that is a Transferred Employee (each, a “Covered Employee”) or induce or attempt to induce or encourage any Covered Employee to leave his or her employment with the Business; provided, however, that the foregoing will not prevent the Sellers or their Subsidiaries from (a) engaging in general solicitations to the public or general advertising not targeted at employees of the Purchaser or any of its Affiliates, or (b) hiring any individual whose employment with the Purchaser and its Affiliates has been terminated by the Purchaser or such Affiliate following the Closing Date. Acknowledgments; Enforcement. (a) The Sellers acknowledges that, in view of the nature of the businesses of the Purchaser and the business objectives of the Purchaser in acquiring the Business, and the consideration paid to the Sellers hereunder, the restrictions and covenants contained or referenced in this Article XII are reasonably necessary to protect the legitimate business interests of the Purchaser and that any violation of such restrictions will result in irreparable injury to the Purchaser, the Business and their Affiliates for which damages may not be an adequate remedy. The Sellers therefore acknowledge that, if any such restrictions or covenants are violated, the Purchaser shall be entitled to seek preliminary and injunctive relief against the violating party as well to an equitable accounting of earnings, profits and other benefits arising from such violation without the posting of any bond or deposit with any Governmental Authority. (b) If, at the time of enforcement of any covenant contained in this Article XII, a court or other Governmental Authority shall hold that the duration, scope or geographic restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographic area reasonable under such circumstances shall be substituted for the stated duration, scope or geographic area and that the court or other

-117- Governmental Authority shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and geographic area permitted by Law. (c) In the event that either of the Sellers or any of their successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any Person, then, and in each such case, the applicable Seller or successor or assign shall cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Article XII. (d) The Purchaser and the Sellers acknowledge that (i) the covenants set forth in this Article XII are an essential element of this Agreement and that, but for these covenants, the parties would not have entered into this Agreement, and (ii) this Article XII constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement, any other Transaction Document or any other document contemplated by this Agreement. ARTICLE XIII GENERAL PROVISIONS Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial and other advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement or the other Transaction Documents shall be borne by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Sellers Disclosure Schedule. Notwithstanding anything to the contrary contained in this Agreement, the information and disclosures contained in any Section or subsection of the Sellers Disclosure Schedule corresponding to any Section or subsection of Article IV of this Agreement shall be deemed to be disclosed and incorporated by reference in each other Section or subsection of the Sellers Disclosure Schedule corresponding to a Section or subsection of Article IV of this Agreement as though fully set forth in such other Section or subsection to the extent the relevance of such information to such other Section or subsection is reasonably apparent on the face of such disclosure without independent knowledge on the part of the reader regarding the matter disclosed, notwithstanding the omission of a reference or a cross-reference with respect thereto. Certain items and matters (other than matters required by a particular representation or warranty to be included in the Sellers Disclosure Schedule) are listed in the Sellers Disclosure Schedule for informational purposes only and may not be required to be listed therein by the terms of this Agreement. In no event shall the listing of items or matters in the Sellers Disclosure Schedule be deemed or interpreted to broaden, or otherwise expand the scope of, the representations and warranties or covenants and agreements contained in this Agreement. No reference to, or disclosure of, any item or matter in any Section of this Agreement or any Section of the Sellers Disclosure Schedule shall be construed as an admission or indication that such item or matter is

-118- material or that such item or matter is required to be referred to or disclosed in this Agreement or in the Sellers Disclosure Schedule (other than any matters required by a particular representation, warranty or covenant to be included in the Sellers Disclosure Schedule). Without limiting the foregoing, no reference to, or disclosure of, a possible breach or violation of any contract or agreement, Law or Governmental Order shall be construed as an admission or indication to any third party that a breach or violation exists or has actually occurred. Notices. All notices, requests, claims, demands, disclosures and other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earliest of the date (a) when delivered personally, by messenger or by overnight delivery service by a recognized commercial carrier to an officer of the other party, (b) when received if mailed by registered or certified United States mail, postage prepaid, return receipt requested, or (c) when received via electronic mail, in all cases addressed to the person for whom it is intended at the address set forth below or to such other address as the applicable party shall have designated by notice in writing to the other parties in the manner provided by this Section 13.3: if to the Sellers: Louisiana-Pacific Corporation 414 Union Street Suite 2000 Nashville, TN 37219 Attention: Nicole C. Daniel Telephone: (615) 986-5698 Email: nicole.daniel@lpcorp.com Louisiana-Pacific Canada Ltd. c/o Louisiana-Pacific Corporation 414 Union Street Suite 2000 Nashville, TN 37219 Attention: Nicole C. Daniel Telephone: (615) 986-5698 Email: nicole.daniel@lpcorp.com

-119- with a copy (which shall not constitute notice) to: Troutman Pepper Hamilton Sanders LLP 1001 Haxall Point Richmond, VA 23219 Attention: Coburn R. Beck Telephone: (804) 697-1262 Email: coby.beck@troutman.com Attention: John Owen Gwathmey Telephone: (804) 697-1225 Email: johnowen.gwathmey@troutman.com if to the Purchasers: Pacific Woodtech Corporation 1850 Park Lane Burlington, WA 98233 Attention: Dan Milfred Telephone: (360) 757 1261 Email: dan.milfred@pacificwoodtech.com with a copy to: Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Attention: Aaron J. Meyers Telephone: (212) 225-2844 Email: ameyers@cgsh.com Public Announcements. None of the parties to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby or otherwise communicate with any news media regarding this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby without the prior written consent of the other party, unless such press release or public announcement is required by Law or applicable stock exchange regulation, in which case the parties to this Agreement shall, to the extent practicable, consult with each other as to the timing and contents of any such press release, public announcement or communication; provided, however, that the prior written consent of the other party shall not be required hereunder with respect to any press release, public announcement or communication that is substantially similar to (and contains no information concerning this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby that was not included in) a press release, public announcement or communication previously issued with the prior written consent of such other party.

-120- Severability. If any term or provision of this Agreement is declared invalid, illegal or incapable of being enforced by any Governmental Authority, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement or the other Transaction Documents is not affected in any manner materially adverse to any party hereto. Except as provided in Section 12.3, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement or the other Transaction Documents are consummated as originally contemplated to the greatest extent possible. Entire Agreement. This Agreement, the Sellers Disclosure Schedules, the other Transaction Documents and any other certificates or instruments delivered pursuant to any of the foregoing and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof. No Setoff. Obligations under this Agreement, including Article X, shall not be netted, recouped or set off against any other obligations of the parties, whether arising under this Agreement, under any other agreement between the parties hereto, by operation of Law or otherwise, and no other obligations of the parties shall be netted, recouped or set off against obligations under this Agreement, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of Law or otherwise, and each party hereby waives any such right of setoff, netting or recoupment. Assignment. Subject to Section 2.11, this Agreement and the rights and obligations hereunder may not be assigned by operation of Law or otherwise without the express written consent of the Sellers or the Purchaser (which consent may be granted or withheld in the sole discretion of the Sellers or the Purchaser), as the case may be, and any attempted assignment that is not in accordance with this Section 13.8 shall be null and void. Subject to the preceding sentences of this Section 13.8, this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties and their respective successors and permitted assigns. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Sellers and the Purchaser that expressly references the Section of this Agreement to be amended; or (b) by a waiver in accordance with Section 13.10.

-121- Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party; (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant to this Agreement; or (c) waive compliance with any of the agreements of the other party or conditions to such obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. Any waiver of any term or condition hereof shall not be construed as a waiver of any subsequent breach or as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. No Third-Party Beneficiaries. Except to the extent provided in Article VII or Article X (the provisions of which shall inure to the benefit of the Indemnified Parties) and Section 13.18 (the provisions of which shall inure to the benefit of the Non-Recourse Persons), this Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to, or shall confer upon, any other Person any right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement. This Agreement may be amended or terminated, and any provision of this Agreement may be waived, in accordance with the terms hereof without the consent of any Person other than the parties hereto. Remedies. Without limiting Section 10.6, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable harm for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not fully and timely perform their respective obligations under or in connection with this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that, prior to the valid termination of this Agreement pursuant to Section 11.1, the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including the Purchaser’s obligations to consummate the transactions contemplated by this Agreement if it is required to do so hereunder), in each case without proof of damages and without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this

-122- Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Governing Law. (a) This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to any other principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. (b) Except as provided in Section 2.10 and Section 3.9, each party hereto agrees that it shall bring any and all Actions in respect of any claim arising out of, related to, or in connection with, this Agreement or the transactions contemplated hereby, or the relationship between the parties hereto, whether in tort or contract or at law or in equity, exclusively in the Delaware Court of Chancery in New Castle County, Delaware or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware, and in each case, appellate courts therefrom, and consistent with the foregoing, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of such court for the purpose of any Action, directly or indirectly, arising out of, relating to, or in connection with this Agreement brought by any party hereto; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 13.3; (iii) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such Action, any claim, whether actual or potential, known or unknown, suspected or unsuspected, based upon past or future events, now existing or coming into existence in the future, that (A) such Action is not subject to the subject matter jurisdiction of such above-named courts; (B) its property is exempt or immune from attachment or execution in the State of Delaware; (C) such Action is brought in an inconvenient forum; (D) that the venue of such Action is improper; or (E) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of such above-named courts; and (iv) agrees not to move to transfer any such Action to a court other than any of the above-named courts. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LIABILITY, DIRECTLY OR INDIRECTLY, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION OR LIABILITY, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE

-123- MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.14; (C) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; AND (D) MAKES THIS WAIVER VOLUNTARILY. Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A signed copy of this Agreement or any Transaction Document transmitted by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement or such Transaction Document for all purposes. Mutual Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement. Interpretation and Rules of Construction. (a) In this Agreement, except to the extent otherwise provided or that the context otherwise requires: (i) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement; (ii) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (iii) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”; (iv) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) all terms defined in this Agreement have the defined meanings when used in any certificate or other instrument delivered or made available pursuant hereto, unless otherwise defined therein;

-124- (vi) where used with respect to information, the phrases “delivered” or “made available” shall mean that the information referred to has been physically or electronically delivered at least one (1) hour prior to the execution and delivery of this Agreement to the relevant parties or their respective Representatives, including material that has been posted in a “data room” (virtual or otherwise) established by the Sellers prior to such time; (vii) references to “day” or “days” are to calendar days unless otherwise indicated; (viii) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (ix) references to a Person are also to its successors and permitted assigns; (x) the word “or” shall be disjunctive but not exclusive; (xi) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day; (xii) references to sums of money are expressed in lawful currency of the United States of America, and “$” refers to U.S. dollars; (xiii) whenever the context requires, any pronoun used herein shall include the form corresponding to the appropriate gender identity or expression; (xiv) “any” shall mean “any and all”; (xv) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented and modified in effect from time to time in accordance with its terms; and (xvi) “ordinary course of business” shall mean “ordinary course of business consistent with past practice”. Nonrecourse. Notwithstanding anything to the contrary herein, this Agreement may only be enforced against, and any Action that may be based upon, arise out of, or relate to this Agreement, the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be brought against each Person that is expressly named as a party in such Person’s capacity as such, and only with respect to the specific obligations set forth herein with respect to such party, and no former, current or future direct or indirect stockholder, equity holder, controlling person, portfolio company, director, officer, employee, incorporator, manager, member, trustee, general or limited partner, Affiliate, agent, attorney or other

-125- Representative of any party or of any Affiliate of any party, or any of their successors or permitted assigns (collectively, “Non-Recourse Persons”), shall have any liability for any obligations or liabilities of any party under this Agreement or for any claim or other Action (whether at law or in equity, in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any covenants, representations, warranties or statements (whether written or oral, express or implied) made or alleged to have been made in connection herewith. [SIGNATURE PAGE FOLLOWS]

[Signature Page to Asset Purchase Agreement] IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by its respective officers thereunto duly authorized. LOUISIANA-PACIFIC CORPORATION By: /s/ Nicole Daniel Name: Nicole Daniel Title: Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Asset Purchase Agreement] LOUISIANA-PACIFIC CANADA LTD. By: /s/ Bob Hopkins Name: Name: Bob Hopkins Title: President

[Signature Page to Asset Purchase Agreement] PACIFIC WOODTECH CORPORATION By: /s/ James Enright Name: James Enright Title: CEO & President

[Signature Page to Asset Purchase Agreement] PACIFIC WOODTECH CANADA HOLDINGS LIMITED By: /s/ Daniel Milfred Name: Daniel Milfred Title: Authorized Signatory